HARBOR GATEWAY BUSINESS CENTER
                        HI-TECH/RESEARCH AND DEVELOPMENT
                              MASTER BUILDING LEASE


     Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the following described premises (the "Premises") located in the following described building (the "Building"), upon the following terms and conditions. The following Basic Lease Provisions are an integral part of this Lease and each reference in this Lease to any Basic Lease Provision incorporates all of the terms provided under such Basic Lease Provision. In the event of any conflict between any Basic Lease Provision and the balance of this Lease, the latter shall control. References to specific Articles are for convenience only and designate some of the Articles where references to the particular Basic Lease Provisions appear. (See Addendum Section 48.1)

                             BASIC LEASE PROVISIONS

Date of Lease:  September 1, 1999
1.   Landlord: C.J. SEGERSTROM & SONS, a California general partnership

2.   Tenant:  FILENET CORPORATION, a California corporation

3.   Tenant's Trade Name:  FileNET

4.   Building Addresses:  (See Addendum Section 48.1)

5.   Commencement Date: (See Addendum Sections 48.1 and 48.3)                           (2.1)

     Expiration Date:  (See Addendum Sections 48.1 and 48.3)

6.   Basic Annual Rent (triple net):  (See Addendum Section 48.5)

7.   Operating Expenses:                                                                  (4)

     (a)  Tenant's  Proportionate  Share  of  Total  Operating  Expenses:   (See
          Addendum Section 48.1)

     (b) Initial estimated Total Operating Expenses = $0.265 per square foot per month for the full lease year 1999. Actual Total Operating
          Expenses for 1999 and subsequent lease years shall be determined and used as the basis for adjustments for future years as described in
          Section 4 of Exhibit "B."

8.   Rentable Area of Premises:  Approximately 256,698 square feet:                    (47.5)
     (See Addendum  Sections 48.1 and 48.3)

9.   Tenant's   Allocated   Parking  Spaces:   993  spaces:                              (44)
     (See  Addendum Section 48.15)

                                      iii

10.  Deposits:  Security  Deposit:  1  month's  rent in the form of a letter  of    (3.1 & 5)
     credit: (See Addendum Section 48.7); First Month's Rent: HT-B Premises

11.  Use of Premises:  Corporate  headquarters and marketing and  administrative         (10)
     offices (including engineering offices),  distribution and light industrial uses (including laboratory,  warehousing,  manufacturing and assembly uses)
     and such other uses as are  consistent  with  Tenant's  current  use of the
     Premises pursuant to the Old Leases (as defined in Addendum Section 48.1).

12.  Alterations:  Except as otherwise  expressly provided in this Lease, Tenant          (9)
     shall not make any alterations of or to the Premises without the prior written consent of Landlord.

13.  Brokers:  CB/Richard Ellis                                                          (38)

14.  Addresses for payments and notices:                                                 (35)

           To Landlord:                            To Tenant:

           C.J. Segerstrom & Sons                  FileNET Corporation
           3315 Fairview Road                      3565 Harbor Boulevard
           Costa Mesa, California 92626            Costa Mesa, CA 92626
           Attn:  Controller                       Attn:  Senior Vice President of Operations

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, consisting of the foregoing provisions and Articles 1 through 48 which follow, together with Exhibits "A" through "F" incorporated herein by this reference, as of the date first above written.

      "Landlord"                                         "Tenant"

C.J. SEGERSTROM & SONS,                            FILENET CORPORATION,
a California general partnership                   a California corporation

By                                                 By
                        Manager
                                                   Title:
By
                        Manager
                                                   By

                                                   Title:

                         HARBOR GATEWAY BUSINESS CENTER

             HI-TECH/RESEARCH AND DEVELOPMENT MASTER BUILDING LEASE








               Tenant:      FILENET CORPORATION

               Premises:    3545 Harbor Boulevard (HTB)
                            3565 Harbor Boulevard (HT-1)
                            1540 Scenic Avenue (HT-2)
                            1550 Scenic Avenue (HT-3)
                            1535 Scenic Avenue (HT-14)
                            1590 Scenic Avenue (R&D 10)
                            1580 Corporate Drive, Suite 123 (R&D 8)
                            Costa Mesa, California 92626

                         HARBOR GATEWAY BUSINESS CENTER
                             HI-TECH BUILDING LEASE


Article 1.     PREMISES                              (See Addendum Section 48.1)

1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain building (the "Building") or the portion thereof identified in the applicable Basic Lease Provision and depicted on the plan(s) attached hereto as Exhibit "A." - The Building, or the portion thereof leased to Tenant, shall sometimes be referred to herein as the "Premises". The Premises are located in the Harbor Gateway Business Center depicted on Exhibit "A" attached hereto (the "Center").

1.2. Tenant is obtaining a right of exclusive use only of the Premises. Landlord reserves to itself, its successors and assigns, together with the right to grant and transfer all or a portion of the same, the non-exclusive right of use of all portions of the Center other than that occupied by the Premises for all purposes not inconsistent with Tenant's use of the Premises.

Article 2.     TERM                  (See Addendum Sections 48.1, 48.3 and 48.4)

2.1. The applicable term shall commence on the applicable Commencement Date (as defined in Addendum Section 48.1), and shall end on the applicable Expiration Date (as defined in Addendum Section 48.1). If Tenant shall occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Lease, including all provisions relating to rent and other sums payable hereunder. Such early possession shall not, however, affect the applicable Expiration Date.

2.2. [Intentionally Deleted]

2.3. [Intentionally Deleted]

Article 3.     RENT                                  (See Addendum Section 48.5)

3.1. Tenant shall pay, for each lease year, a Basic Annual Rent in the amount shown in the applicable Basic Lease Provision, in equal monthly installments payable, without prior notice or demand, on the first day of each month in advance. If the Commencement Date occurs on other than the first day of a month, the basic rent for the fraction of the month starting with the Commencement Date shall be prorated and paid on said Commencement Date. If the term hereof ends on a day other than the last day of a month, the basic rent for the month during which said expiration occurs shall be prorated on the basis of the actual number of days in said month. Tenant has deposited with Landlord the sum set forth in the applicable Basic Lease Provision as the first month's Monthly Basic Rent due hereunder for the applicable Premises, which sum shall be applied by Landlord, without interest, to the first installment(s) of Monthly Basic Rent due hereunder with respect to such Premises until applied in full.

3.2. As used herein, a "lease year" is a period of twelve (12) consecutive full calendar months commencing on January 1 and ending on December 31, except that if the Commencement Date occurs on a date other than January 1 there shall be a partial lease year for the period from the Commencement Date to the next following December 31, both dates inclusive, and the last lease year, if this Lease expires or is terminated on a date other than December

     31, shall be a partial lease year for the period beginning on January 1 following the last preceding lease year and ending on the expiration or termination date.

3.3. In addition to the basic rent, Tenant agrees to pay Tenant's Proportionate Share of Total Operating Expenses as and when provided in Article 4 and all taxes as and when provided in Article 7. Basic rent and such expenses are hereinafter sometimes referred to collectively as the "rent".

Article 4.     COMMON FACILITIES EXPENSES            (See Addendum Section 48.6)

With respect to each full or partial lease year, commencing with the lease year in which the Commencement Date occurs, Tenant shall pay an amount equal to Tenant's Proportionate Share of Landlord's estimate of Total Operating Expenses for such lease year. At the end of each lease year, an adjustment shall be made by Landlord, and Tenant shall pay such amount or receive a credit of such amount as is necessary to adjust Tenant's payments to the actual Proportionate Share of Total Operating Expenses for such lease year. Such payments and adjustments will be made as provided in Exhibit "B." "Total Operating Expenses" and "Tenant's Proportionate Share" are each defined in Exhibit "B."

Article 5.     SECURITY DEPOSIT                      (See Addendum Section 48.7)

Tenant shall deposit with Landlord the sum set forth in the applicable Basic Lease Provision in the form of an unconditional, irrevocable letter of credit as security for the faithful performance of this Lease by Tenant. Such letter of credit shall be effective for a period of one (1) year and shall be renewed at the end of each one (1) year period during the term of this Lease for additional periods of one (1) year until the last Expiration Date so as to keep the letter of credit in effect during the entire term of this Lease. If Tenant defaults with respect to any provision of this Lease, or if Tenant fails to renew such letter of credit not less than thirty (30) days prior to the expiration date thereof, Landlord may draw, in whole or in part, on the letter of credit, and use, apply, or retain all or any part of the amount drawn thereon for the payment of any sum in default, the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of such amount so drawn is used or applied, Tenant shall within ten (10) days after written demand therefor, deposit a new letter of credit with Landlord in an amount sufficient to restore the letter of credit required hereunder to its original amount. If Tenant shall faithfully perform every provision of this Lease, the letter of credit or any unused portion thereof shall be returned to Tenant within the time provided in Civil Code section 1950.7 and after Tenant has surrendered all of the Premises to Landlord.

Article 6.     UTILITIES

6.1. Tenant shall pay all charges for utility services furnished to the Premises during the term, together with all taxes thereon as set forth on the purveyors' bills and shall indemnify Landlord and the Center from and against any such charges or liens arising therefrom. Landlord contemplates that all such services shall be separately metered to Tenant; provided, however, that if any such services are not separately metered, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other Premises.

6.2. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, electrical, heating and plumbing systems. Tenant shall not overload any of the mechanical, electrical, plumbing, sewer or other utility equipment. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises and no such failure or interruption shall entitle Tenant to terminate this Lease or to an abatement of any rent due hereunder;
     provided, however, that in the event that any utility fails or is interrupted solely due to the fault of Landlord, and such failure or interruption materially and adversely effects Tenant's business, and such failure or interruption continues for a period of more than two (2) full business days, rent hereunder shall abate beginning on the third (3rd) full business day of such failure or interruption shall continue until the last business day of such failure or interruption before the utility involved is restored or until Landlord otherwise begins to provide full power by means of some emergency power generation method; provided, further, however, that in the event that any such failure or interruption is not remedied within one hundred twenty (120) days, with respect to any Premises, Tenant shall have the right to terminate this Lease as to such Premises. The foregoing shall be Tenant's sole remedy for any such failure and interruption. In addition, nothing contained in the foregoing shall be deemed to limit or prohibit Landlord from receiving proceeds under any rental interruption or business interruption policy maintained by Landlord pursuant to this Lease.

Article 7.     PAYMENT OF TAXES

7.1. Tenant shall pay, not later than ten (10) days prior to delinquency, all real property taxes levied or assessed by any taxing or assessing authority upon, against or with respect to the Premises. The term "real property taxes" shall include (i) all taxes, assessments and governmental charges and surcharges (including, without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term of this Lease, or for water, sewer, or storm drains, and other rents, rates, charges, excises, levies, license fees, service fees, use fees, permit fees and other authorization fees) and all other charges (in each case, whether general or special, ordinary or extraordinary, foreseen or unforeseen) of every kind and character (including all penalties and interest thereon), levied upon or with respect to the Premises, (ii) any tax or excise on or measured by rents, and (iii) any other tax, however described, levied against Landlord or Tenant on account of the rent reserved hereunder or on the business of renting the Premises. Without limiting the generality of the foregoing, real property taxes shall include any assessment by any governmental authority pursuant to any enabling statute (such as, for example an "SB 55 Assessment") or payment to retire bonds or other indebtedness created by a special assessment district, an improvement district or other governmental authority (such as, for example, 1911 Act and 1915 Act Bonds). Notwithstanding anything to the contrary in the foregoing, "real property taxes" shall not include franchise, estate, inheritance, succession, capital levy, net income or excise profits taxes imposed upon Landlord, except that if real property taxes are withdrawn in whole or in part and any substitute tax is made therefor, such tax shall for the purpose of this Lease be considered a real property tax, regardless of how denominated or the source from which collected. Tenant shall, not later than the delinquency date for any real property tax, furnish to Landlord a copy of the receipted tax bill or other documentary proof of said payment. Tenant appoints Landlord as its attorney-in-fact for the purpose of performing, at Tenant's sole cost, all acts necessary to cause the Premises to be separately assessed, and Tenant agrees to pay to Landlord, within ten (10) days after the date of billing, all costs reasonably incurred by Landlord in performing such acts.

7.2. Tenant shall be responsible for and shall pay not later than ten (10) days prior to delinquency all municipal, county and state taxes, levies and fees of every kind and nature, including but not limited to, general or special assessments, assessed during the term of this Lease against any leasehold interest, leasehold improvement and all furniture, fixtures, equipment and other personal property of any kind placed, installed or located within, upon or about the Premises. Tenant shall cause all taxes imposed upon any personal property situated in the Premises to be levied or assessed separately from the Premises and not as a lien thereon. Upon request of Landlord, Tenant shall, not later than the delinquency date for any such tax, furnish to Landlord documentary proof of payment of said tax.

7.3. If at any time during the term any of the above-described taxes are not levied and assessed separately to Tenant, Tenant shall pay to Landlord (a) that portion of such taxes assessed against the land underlying the tax parcel which the gross area of the land underlying the Premises bears to the gross area of the entire tax parcel; plus (b) that portion of such taxes assessed against the improvements included within the tax parcel which the valuation assigned by the taxing authorities to the Premises bears to the valuation so assigned to all improvements included within such tax parcel; plus (c) with respect to the other types of taxes, a reasonable proportion thereof as determined by Landlord. If separate valuations as to the Premises, the improvements thereto and Tenant's personal property in the Premises are not reasonably available to Landlord, then the reasonable determination by Landlord in good faith, from the best information reasonably available to it, of the portion of such taxes assessed against the Premises, the improvements thereto and Tenant's personal property in the Premises shall be conclusive. If the Premises, the improvements thereto and Tenant's personal property in the Premises are not separately assessed and taxed, then such taxes shall be paid to Landlord within ten
     (10) days after Tenant's receipt of Landlord's invoice therefor.

7.4. Provided that the Premises are separately assessed and taxed, Tenant may, at Tenant's sole risk and cost, contest the amount and/or validity of applicable taxes by appropriate legal proceedings; provided, however, that said right shall be availed of only upon condition that Tenant shall indemnify and hold Landlord and the Center harmless from all losses, costs and expenses, including but not limited to, Landlord's reasonable attorneys' fees and court costs, which in any manner arise from or with respect to such contest and upon further condition that Tenant shall take all actions required to prevent the loss or forfeiture of the Center or any part thereof. The foregoing shall not, however, relieve, modify, or extend Tenant's covenant to pay any such taxes at the time and in the manner provided in this Article unless such proceedings operate to prevent the sale of the Center or any part thereof or the placing of any lien thereon to satisfy such taxes prior to the final determination of such proceedings. Upon termination of such proceedings, Tenant shall promptly pay all taxes then payable and the interest and penalties in connection therewith, and the charges accruing in such proceedings.

7.5. All taxes for the first and last lease year of this Lease shall be prorated between Landlord and Tenant on the basis of the fiscal year of the appropriate governmental authority. Taxes which are levied on a fiscal year basis shall be deemed to apply one-twelfth (1/12) to each calendar month in such fiscal year.

Article 8.     MAINTENANCE AND REPAIR                (See Addendum Section 48.8)

8.1. Except as provided in Sections 8.2 and 8.3, Articles 15, 17 and 18 and Addendum Section 48.12, Tenant at its expense shall keep in good order, condition, and repair (including replacement of parts and equipment, if necessary) the Premises and every part thereof and all equipment (including all heating, ventilating and air conditioning equipment unless the first paragraph of Section 8.3 applies) trade fixtures, furnishings and other personal property in the Premises or serving the Premises, and shall furnish and repair all expendables (soap, towels, etc.). Tenant shall promptly at Tenant's cost make all repairs necessary to maintain the Premises in good condition. Tenant shall provide whatever treatment may be necessary, as often as may be required, to keep the Premises neat and attractive.

     On the last day of the term hereof, or on any sooner termination of this Lease, Tenant shall, subject to the provisions of Articles 15, 17 and 18, surrender the Premises to Landlord in good condition, ordinary wear and tear excepted (subject, however, to Tenant's obligations pursuant to the foregoing provisions of this Section 8.1).

8.2. Landlord shall repair and maintain the exterior walls of the Building and the roof and foundations of the Building in good condition and repair. Landlord shall not be liable for failure to make any repairs or maintenance unless such failure persists for an unreasonable time after written notice of the need therefor is given to Landlord by Tenant. Except as provided in Articles 15, 17 and 18, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Premises, or in or to the fixtures, appurtenances and equipment therein or to the Common Facilities or the improvements thereon. Should any controversy relating to any alleged failure by Landlord to repair and maintain portions of the Premises as described above arise between Landlord and Tenant, such controversy shall be settled by arbitration in accordance with the provisions of Addendum Section-48.21. Landlord's costs incurred in repair and maintenance of the Building and the equipment described in this Section shall be included in Total Operating Costs as defined in Exhibit "B." Except as provided in this Section and Articles 15, 17 and 18, Landlord shall not be obligated to repair or maintain the Premises or to bear any part of the expense of the Premises.

     Except as provided in Addendum Section 48.8, Tenant expressly waives and releases its right to make repairs at Landlord's expense under Sections 1932(1) and 1942 of the California Civil Code or any other statute or rule of law now or hereafter in effect.

8.3. Landlord may elect, by written notice to Tenant, to maintain, repair and replace the heating, ventilating and air conditioning system in or serving the Premises. Tenant shall reimburse Landlord for Landlord's costs so incurred, together with an amount equal to ten percent (10%) of such costs to cover Landlord's administrative and overhead expenses. Such reimbursement may be, at Landlord's election, retrospective or in advance based upon Landlord's estimate of the costs to be incurred and may be in periodic installments not more frequent than monthly. If Landlord elects to collect such reimbursement in advance based upon an estimate of costs, at the end of each lease year Landlord shall adjust as necessary the estimated amounts paid by Tenant to actual costs with a billing to Tenant for any additional amount due or a credit to Tenant against the next amounts due equal to any amount paid by Tenant in excess of the actual costs of

     Landlord hereunder, and Landlord shall provide Tenant verified invoices evidencing the actual cost of such maintenance within thirty (30) days following the end of each lease year for which Landlord receives a written request for the same from Tenant within the last sixty (60) days of such lease year. Landlord may cause the maintenance services hereunder to be performed by a service which maintains the system in the Premises and systems located in other tenant premises in the Center. Unless the provider of such services allocates its charges among individual tenant premises, Tenant's obligation hereunder shall be to reimburse Landlord for a portion of the total cost charged as determined by Landlord. The amounts to be reimbursed by Tenant pursuant to this Section shall be additional rent. Landlord may at any time on at least thirty (30) days' written notice to Tenant elect to cease providing maintenance of the system. After such notice, Tenant shall maintain, repair and replace the system at Tenant's cost. Tenant shall contract with a licensed air conditioning firm approved in advance by Landlord to perform inspections, and any maintenance, repair and replacement recommended as the result of such inspections, on a periodic basis not less frequently than as recommended by the manufacturers' maintenance and repair manuals. If Tenant shall fail to perform its obligations under this paragraph, Landlord may, upon five (5) days' written notice to Tenant, perform such inspections, maintenance, repair and replacement work and the cost thereof, together with interest thereon from date of payment by Landlord to date of repayment by Tenant at the rate determined pursuant to Article 34, shall be additional rent payable by Tenant to Landlord upon demand.

8.4. Tenant shall also be responsible to insure that all truck loading areas and loading doors which constitute a part of the Premises, if any, are not unreasonably damaged and do not accumulate litter or debris as a result of deliveries to and pickups from Tenant. Any unreasonable costs borne by Landlord (i.e., any costs of work performed by Landlord over and above Landlord's standard work with respect to the Common Facilities) to keep such areas clean and in working order shall be billed by Landlord to Tenant and Tenant shall pay the same within ten (10) days after receipt of an invoice from Landlord.

Article 9.     ALTERATIONS AND FIXTURES              (See Addendum Section 48.8)

9.1. Except as provided in Addendum Section 48.8, Tenant shall not make any alterations, additions or improvements (including maintenance and repairs) ("alterations") of or to the Premises without the prior written consent of Landlord. Without limiting the generality of the foregoing, Tenant shall not make any alterations to the exterior of the Premises, to any structural component of the Premises or to the electrical, mechanical, plumbing or heating, ventilating and air conditioning systems servicing the Premises without the prior written consent of Landlord. All alterations to the roof top elements of the Premises must comply with Landlord's standard plans and specifications for such elements on the Building, which plans are available from Landlord on request. Tenant expressly agrees that Landlord may disapprove any alterations of roof top elements that do not comply with Landlord's standard plans. Landlord may impose such additional condition(s) to its consent to any alteration as Landlord deems reasonable, including, but not limited to, a requirement that all work be covered by a lien and completion bond in an amount equal to one and one-half times the estimated cost of the work. Any request for consent shall be made in writing and shall contain architectural plans describing such work in reasonable detail satisfactory to Landlord. Failure of Landlord to respond to such request within thirty (30) days after receipt of a complete set of such architectural plans shall be deemed approval of such request. Tenant may install a security system in the Premises without the approval of Landlord so long as no part of such system is visible from the exterior of the Premises and so long as such security system does not diminish Landlord's right of entry and inspection pursuant to Article 13. Tenant, at Tenant's cost, shall prepare or cause to be prepared and shall deliver to Landlord within thirty (30) days after completion of such work a detailed set of "as-built" plans and specifications reflecting the alterations to the Premises constructed by Tenant.

     All alterations of or to the Premises shall be scheduled through the office of the Center and shall otherwise be completed in accordance with the applicable provisions of this Article 9 and Exhibit "D" attached hereto. All alterations of or to the Premises shall become the property of Landlord and shall be surrendered with the Premises at the end of the term. Landlord may, however, by written notice to Tenant given at least sixty
     (60) days prior to the end of the term, require Tenant to remove all alterations installed or constructed by Tenant and to repair any damage to the Premises resulting from such removal, all at Tenant's sole cost and expense.

     All alterations to the Premises shall be at least equal to the original work in quality. The adequacy of such work shall be determined by Landlord as measured by the same standards used for original construction. Tenant shall be responsible for determining that the Premises comply with the provisions of this Lease, all matters of record affecting the Premises, all applicable governmental requirements, and all exterior architectural design, location and color criteria as approved by Landlord. All work shall be performed only by a licensed (in the State of California), bonded contractor approved in advance by Landlord (which approval shall not be unreasonably withheld), and shall be made only at such time or times as shall be reasonably approved by Landlord. Tenant shall indemnify and save harmless Landlord against all actions, claims, and damages by reason of Tenant's failure to comply with any of the foregoing provisions.

     The approval by Landlord of any specifications, working drawings or other plans for alterations to be made by Tenant of or to the Premises, whether upon commencement of possession by Tenant of the Premises or at any other time during the term of this Lease, shall not be deemed to be a representation or warranty by Landlord as to the adequacy or sufficiency of such specifications, working drawings or other plans or of the improvements or construction contemplated thereby for any use or purpose. By its approval thereof, Landlord assumes no liability or responsibility therefor, or for any defect in any improvements or construction made pursuant thereto.

     Before commencement of any work of improvement in the Premises, Tenant shall give Landlord thirty (30) days written notice thereof, specifying precisely the expected date of commencement. Landlord may maintain in the Premises such notices of non-responsibility or other notices as may be necessary to protect Landlord against liability for liens and claims.

9.2. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions installed by Tenant at its expense shall be the property of Tenant and may be removed by Tenant at any time if Tenant is not in default hereunder, provided that Tenant repairs any damage to the Premises caused by such removal. On the expiration of the term, or on any earlier termination of this Lease, Tenant shall remove all such personal property, etc., in accordance with the provisions of Article 22.

Article 10.    USE OF PREMISES; HAZARDOUS MATERIALS  (See Addendum Section 48.9)

10.1.Tenant  shall  use the  Premises  only  for the  purpose  specified  in the applicable Basic Lease Provision and for no other purpose without the prior written consent of Landlord. Tenant shall not use the Premises in violation of any applicable law, ordinance or governmental regulation or of the certificate of occupancy issued for the Premises, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any applicable law, ordinance or governmental regulation or of said certificate of occupancy. Tenant shall promptly comply with all protective covenants and architectural standards applicable to the Premises and all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction over the Premises, or any applicable insurance underwriters. Such standards imposed by Landlord shall not be unreasonable.

     Tenant shall not do or permit anything to be done in or about the Premises which will interfere with the rights of other occupants of the Center, or injure or annoy them, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance or commit any waste in, on or about the Premises. Tenant shall not (a) place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry, (b) attach or hang any object or item from the ceiling or roof of the Premises or any structural component of the Premises without Landlord's prior written consent thereto (which shall not be unreasonably withheld),
     (c) use an electric cart or any other vehicle, excluding automobiles, in the Center except as previously approved by Landlord in writing (which shall not be unreasonably withheld), or (d) violate any mandatory restrictions imposed by any governmental authority with respect to conservation of energy, water, gas or electricity or reduction of automobile or other emissions or any rules of Landlord adopted in compliance therewith. Tenant shall not do or permit to be done anything which will injure the Premises or invalidate or increase the cost of any insurance policy(ies) covering the Premises, the Center and/or property located therein; provided, however, that in the event of any increase in insurance premiums or policies covering the Premises, the Center and/or property located herein, Tenant shall not be in breach hereof so long as Tenant promptly reimburses Landlord for the cost of such increase. Tenant shall maintain no outside storage.

10.2.Notwithstanding   the  foregoing,   Tenant  may  contest  any  governmental
     requirement or alleged violation thereof, so long as Landlord's interest in the Premises and the Center are not thereby adversely affected, and
     Landlord shall, at Tenant's request, join in such contest if its participation is necessary, but at no expense to Landlord. If any security must be posted, or any order must be obtained to forestall compliance with such requirement pending the determination of such contest, Tenant shall post such security or shall obtain such order prior to commencing such contest and such action shall be a condition to Tenant's right to contest. If such contest is finally determined adversely to Tenant, Tenant shall promptly comply with the requirement(s) determined to be applicable to the Premises and shall indemnify and hold Landlord harmless from all liabilities, damages, costs (including costs and attorneys' fees incurred or awarded in such contest) and expenses occasioned by any non-compliance by Tenant and any delay in effecting compliance, including any delay occasioned by a contest determined adversely to Tenant.

10.3.Without  limiting the  generality  of Section  10.1,  Tenant  covenants and agrees that Tenant, its employees, agents and other third parties entering upon the Center at the request or invitation of Tenant shall not bring into, maintain upon or release or discharge in or about the Center any hazardous or toxic substances or hazardous waste (collectively, "hazardous materials"). The foregoing covenant shall not extend to substances typically found or used in general office and administrative environments so long as (a) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (b) such substances and any equipment which generates such substances are used and stored strictly in accordance with all applicable laws and regulations, the highest standards prevailing in the industry for such substances and the manufacturers' instructions therefor, (c) such substances are not disposed of in or about the Center in a manner which would constitute a release or discharge thereof and (d) all such substances and any equipment which generates such substances are removed from the Center by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after the Commencement Date, and shall thereafter annually within thirty (30) days after each anniversary of the Commencement Date and after any specific request therefor by Landlord, provide to Landlord a written list identifying any hazardous materials then maintained by Tenant in the Premises, the use of each such hazardous material and the approximate quantity of each such hazardous material so maintained by Tenant, together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any hazardous materials in or about the Center.

     In the event that Tenant proposes to conduct any use or to operate any equipment which will or may utilize or generate a hazardous material other than as specified in the first paragraph of this Section, Tenant shall first in writing submit such use or equipment to Landlord for approval. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Section, including the removal, clean-up and indemnification obligations imposed upon Tenant by this Section. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices and other communications received by Tenant with respect to any actual or alleged release or discharge of any hazardous material in or about the Premises or the Center and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of hazardous material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Center.

     In the event that Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with the two immediately preceding sentences shall not relieve Tenant of any obligation of Tenant pursuant to this Section.

     Upon any violation of the foregoing covenants, Tenant shall be obligated, at Tenant's sole cost, to clean-up and remove from the Center all hazardous materials introduced into the Center by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any lender, owner or governmental authorities having jurisdiction, and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to
     Article 13 shall include the right to enter, inspect and test the Premises for violations of Tenant's covenants herein. If any governmental authority or lender shall require testing for hazardous materials in the Premises, then Tenant shall reimburse Landlord for all costs of such testing upon demand as additional rent due hereunder.

     Tenant shall indemnify, defend and hold harmless Landlord, its partners, and its and their successors, assigns, partners, directors, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into or about the Center by Tenant or anyone for whom Tenant is responsible of any hazardous materials, (ii) the usage, storage, maintenance, generation, production, disposal, release or discharge by Tenant or anyone for whom Tenant is responsible of hazardous materials in or about the Center, (iii) the discharge or release in or about the Center by Tenant or anyone for whom Tenant is responsible of any hazardous materials, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use, introduction, production, storage, generation, disposal, disposition, release or discharge by Tenant or anyone for whom Tenant is responsible of hazardous materials in or about the Center, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants of this Section. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

     Upon any violation of the foregoing covenants Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those set forth in Article 20. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option, (A) immediately terminate this Lease or (B) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant notwithstanding any earlier expiration date of the term of this Lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section.

     As used in this Section, "hazardous materials" shall include asbestos, all petroleum products and all hazardous materials, hazardous wastes and hazardous or toxic substances as defined or designated in or pursuant to the comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (including specifically any element, compound, mixture or solution), the Resource Conservation and Recovery Act, as amended (42 U.S.C.Section 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), and California Health and Safety Code Section 25316, including such hazardous or toxic substances or wastes as are identified, defined or listed elsewhere where such identifications, definitions or lists are incorporated into such acts or code section by reference, as well as all products containing such hazardous substances. In addition, hazardous materials" shall include any substance designated pursuant to the Clean Water Act (33 U.S.C. Section 1321 et seq.), any hazardous waste having the characteristics identified under or listed pursuant to the Solid Waste Disposal Act, (42 U.S.C. Section 1317(a), et seq.), any hazardous air pollutant listed under Section 112 of the Clean Air Act (42 U.S.C. Section 7412, et seq.) and any imminently hazardous chemical substance or mixture with respect to which the Administrator of the Environmental Protection
     Agency has taken action pursuant to Section 7 of the Toxic Substances Control Act (15 U.S.C. Section 2606, et seq.). The term also includes, but is not limited to, polychlorinated biphenyls, urea formaldehyde or related substances. By its signature to this Lease, Tenant confirms that it has conducted its own examination of the Premises with respect to hazardous materials and accepts the same "AS IS" and with no hazardous materials present thereon.

     The covenants contained in this Section 10.3 shall survive for a period of two (2) years following the expiration or any earlier termination of this Lease.

Article 11.    ACCEPTANCE OF PREMISES

Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose. Taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in satisfactory condition and in conformity with the provisions of this Lease in all respects, except as to any items as to which Tenant shall give Landlord a written punchlist in reasonable detail within fifteen (15) days after Tenant takes possession. Landlord shall promptly correct any actual defects of which it is so notified. Nothing contained in this Article shall affect the commencement of the term or the obligation of Tenant to pay rent hereunder.

Article 12.    LIENS

Tenant shall keep the Premises free from any mechanic's liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorney's fees incurred by Landlord in connection therewith. If any such lien shall be filed against the Premises, Tenant shall notify Landlord promptly and shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same or, if Tenant in good faith determines to contest such lien, Tenant shall furnish such security as may be necessary to (a) prevent any foreclosure proceedings against the Premises during the pendency of such contest, and (b) cause Chicago Title Insurance Company (or other reputable title insurance company reasonably acceptable to Landlord) to remove such lien as a matter affecting title to the Premises on a preliminary title report with respect thereto.

Article 13.    ENTRY AND INSPECTION

Landlord and its agents may at all reasonable times during normal business hours and at any time in case of emergency, enter upon the Premises for the purposes of (a) inspecting the same, and protecting the interest therein of Landlord, and
(b) taking all required materials and equipment into the Premises, and performing all work therein which Landlord is required or permitted to perform hereunder, (c) maintaining any service provided by Landlord to Tenant hereunder and (d) posting notices of nonresponsibility, all without rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned. Landlord and its agents may also enter and/or pass through the Premises, at reasonable times during normal business hours, to show the Premises to holders of encumbrances on the interest of Landlord, to prospective purchasers, mortgagees or lessees of the Building. At any time that Landlord enters upon the Premises as allowed above, Tenant may require that the personnel entering the Premises be accompanied by an agent of Tenant. No security system installed by Tenant shall be allowed to diminish

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

Landlord's right to enter upon the Premises pursuant to this Article 13. During the six (6) months prior to the expiration date of this Lease, Landlord may exhibit the Premises to prospective tenants. Landlord may also enter on and/or pass through the Premises at such times as shall be required by circumstances of emergency. If during the last month of the term hereof Tenant has removed substantially all property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same, without abatement of rent and without liability to Tenant. In the event of an emergency, if Tenant is not personally present to open the Premises when such an entry by Landlord is permitted, Landlord may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant's property.

Nothing contained herein shall constitute an actual or constructive eviction or relieve Tenant of any obligation with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority. Nothing contained herein shall impose upon Landlord any obligation to Tenant except as specifically provided in this Lease.

Article 14.    ASSIGNMENT AND SUBLETTING

14.1.Tenant shall not, either voluntarily or by operation of law, assign,  sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, or sublet the Premises or any portion thereof, without Landlord's prior written consent in each instance; provided, however, that Landlord's consent shall not be required for an assignment by Tenant to any corporate successor (by merger, operation of law or acquisition of substantially all of the assets of Tenant) or to any affiliate of Tenant so long as such corporate successor or affiliate is in a financial condition such that Landlord, in reasonably evaluating such condition, would have entered into this Lease with such corporate successor or affiliate. For purposes hereof, "affiliate" shall mean any corporation, or other entity or person which controls, is controlled by, or is under common control with Tenant. Consent by Landlord to one or more assignments or to one or more sublettings shall not operate to exhaust Landlord's rights under this Section. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, terminate all or any subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. Tenant agrees to reimburse Landlord, as additional rent, for Landlord's reasonable costs and attorneys' fees incurred in connection with processing and documentation of any requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in the Premises.

14.2.If Tenant desires to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; and (iv) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee, including but not limited to a balance sheet of the proposed subtenant or assignee as of a date within 90 days prior to such submission to Landlord.

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

14.3.Within fifteen (15) days after Landlord's receipt of the last of the information specified in Section 14.2, Landlord may by written notice to Tenant elect to (i) consent to the subletting or assignment upon the terms and to the subtenant or assignee proposed; or (ii) refuse to give its consent to the subletting or assignment. Landlord shall not unreasonably withhold its consent to any proposed assignee or sublessee. In exercising such right of reasonable approval or disapproval, Landlord shall be entitled to take into account any fact or factor which Landlord reasonably deems relevant to such decision, including but not necessarily limited to the following, all of which are agreed to be reasonable factors for Landlord's consideration:

     (i)  The financial strength of the proposed assignee or subtenant.

     (ii) The experience of the proposed assignee or subtenant with respect to businesses of the type and size which such assignee or subtenant proposes to conduct in the Premises.

     (iii)The quality and nature of the business which such assignee or subtenant proposes to conduct in the Premises.

     (iv) Violation of exclusive use rights previously granted by Landlord to other tenants of the Center.

     (v) Whether there then exists any default beyond any applicable notice and cure period by Tenant pursuant to this Lease or any non-payment or non-performance by Tenant under this Lease which, with the passage of time and/or the giving of notice, would constitute a default under this lease.

     Moreover, Landlord shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease is not impaired or diminished by such assignment or subletting. In no event shall there be any substantial change in the use of the Premises in connection with any assignment or subletting except as expressly approved in writing by Landlord in advance. Landlord and Tenant acknowledge that the express standards and provisions set forth in this Lease dealing with assignment and subletting have been freely negotiated and are reasonable at the date hereof. Approval of any assignment of Tenant's interest shall, whether or not expressly so stated, be conditioned upon such assignee assuming in writing all obligations of Tenant hereunder by a written instrument satisfactory to Landlord.

14.4.If Landlord consents or does not disapprove any assignment or subletting within said fifteen (15) day period, Tenant may within sixty (60) days after the expiration of said fifteen (15) day period enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions described in the information required to be furnished by Tenant to Landlord, or upon other terms not less favorable to Tenant; provided, however, that any material change in such terms shall be subject to Landlord's consent as provided herein, and provided further that any amount to be paid to Landlord by Tenant pursuant to Section 14.4 shall be paid to Landlord upon the consummation of such transaction.

14.5.As a condition to Landlord's consent to any assignment or subletting, Landlord shall receive, in the case of a subletting, all net rent (however

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     denominated  and paid)  payable by the subtenant to Tenant in excess of the rent payable by Tenant to Landlord pursuant to this Lease for the portion of the Premises so subleased and, in the case of an assignment, all net consideration given, directly or indirectly, by the assignee to Tenant in connection with such assignment. For the purposes of this clause, "rent" shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof. "Consideration" shall include money, services, property or anything of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like. "Sublet" and "sublease" shall include a sublease as to which Tenant is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Landlord, and as to which Tenant receives any consideration, as defined in this subparagraph, and Tenant shall require on any sublease which it executes that Landlord receive the profit from all sub-subtenancies, irrespective of the number of levels thereof. Any net rent or other net consideration which is passed through to Landlord pursuant to this Section shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant. If any rent or other consideration received by Tenant from a subtenant or assignee is in the form other than cash, Tenant shall pay to Landlord in cash the fair value of such consideration.

     For purposes of this Section 14.5, "net rent" and "net consideration" shall mean the gross rent or gross consideration received from the assignee or sublessee during the sublease term or in connection with the assignment, less (i) the rent payable pursuant to this Lease, prorated in the event of subletting of a portion of the Premises, to deduct only the rent payable under this Lease with respect to the portion of the Premises which is the subject of such sublease, and (ii) the amount of any out-of-pocket attorney' fees and tenant improvement costs paid for by Tenant and the amount of any real estate commissions paid by Tenant to independent real estate brokers or agents, in each case in connection with such assignment or subletting (collectively, the "Reduction"). For the purposes of clause
     (ii), such Reduction shall be amortized over the remaining term of this Lease, in the case of an assignment, or the term of the sublease, in the case of a subletting, and only the amortization applicable to a period shall be deducted from the gross rent or gross consideration applicable to such period for the purposes of determining net rent or net consideration.

     The information to be supplied to Landlord under Section 14.2 shall include a statement of all rent and consideration to be paid to Tenant in connection with the assignment or subletting together with the Reduction. Such statement shall be subject to the review of Landlord.

14.6.No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant; provided, however, that Tenant shall be released from any obligation under this Lease to be performed by Tenant upon any assignment of this Lease to an assignee with a financial condition such that Landlord, in reasonably evaluating such condition, would have entered into this Lease with such assignee. The acceptance of any payment due hereunder by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

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Article 15.    INSURANCE PROVISIONS

15.1.Tenant shall at all times during the term and at its cost, maintain in full force and effect a policy or policies of insurance which afford the following coverages:

     (a) Worker's Compensation in the statutorily required amount, including employer's liability with a liability amount not less than $1,000,000 per occurrence.

     (b) Commercial General Liability Insurance with a liability amount not less than $1,000,000 combined single limit for both bodily injury and property damage, including blanket contractual liability, broad form property damage, personal injury, completed operations, products liability, host liquor liability (or liquor liability, if applicable) and owned and non-owned automobile coverage.

     The minimum limit on the coverage provided pursuant to paragraph (b) above shall be adjusted upward or downward at the expiration of each third lease year as follows: Not less than sixty (60) days prior to the relevant adjustment date, Landlord shall request such insurance brokerage firm as is then placing insurance for Landlord (the "Reviewing Broker") to review Tenant's then existing liability insurance coverage, to review the then use of the Premises and the claims history with respect thereto and to recommend, in writing, the amount of coverage to be carried by Tenant. Such recommendation shall be commercially reasonable and shall be based upon the then use of the Premises and the liability claims history with respect to the Premises and shall be certified to be consistent with amounts of coverage generally recommended by such Reviewing Broker for similar types of users of property with uses similar to that of the Premises in the geographical area which includes the Premises. If the Reviewing Broker shall recommend an increase(s) or decrease(s) in the amount of coverage then provided by Tenant, Tenant shall promptly increase or decrease its coverage to the recommended amount(s), unless within ten
     (10) days after receipt of Landlord's notice with respect to any required increase in Tenant's coverage, Tenant shall deliver to Landlord the written recommendation of Tenant's insurance broker as to the amount of insurance to be carried pursuant to paragraph (b), considering the same factors considered by the Reviewing Broker. For a period of fifteen (15) days after delivery of Tenant's notice to Landlord, if at all, the Reviewing Broker and Tenant's broker shall attempt in good faith to agree on the amount of insurance to be carried under paragraph (b). If they are unable to so agree, then either Landlord or Tenant may elect to refer the matter to arbitration in accordance with the provisions of Addendum Section 48.21. In no event shall there be any reduction in the amounts of coverage provided by Tenant under paragraph (b) below the initial amounts set forth herein, notwithstanding any recommendation by the Reviewing Broker, Tenant's broker or any arbitrator pursuant to Addendum Section 48.21.

     Landlord, and any other persons designated by Landlord, shall be added as additional insureds pursuant to such policies (although they shall not have any obligations as "named" insureds therein). The insurance required by this Article shall be the primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not contributory. Each policy providing coverage required by paragraph (b) shall contain an endorsement providing, in substance, that "such insurance as is afforded hereby for the benefit of [Landlord] shall be primary and any insurance carried by [Landlord] shall be excess and not contributory". In no event shall the limits of any coverage maintained by Tenant be considered as limiting the liability of Tenant pursuant to this Lease.

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

15.2.Tenant  shall at all times  during  the term and at its cost,  maintain  in effect policies of insurance covering (a) the Premises, providing protection against any risk included within the classification "All Risk," including but not limited to insurance against sprinkler leakage, vandalism and malicious mischief, such insurance to be in an amount not less than the full replacement value thereof, which shall be determined at the time the policy is initially obtained, and not less frequently than once every three
     (3) years thereafter; and (b) all tenant improvements on or in the Premises, providing protection against any risk included within the classification "All Risk," including but not limited to insurance against sprinkler leakage, vandalism and malicious mischief, such insurance to be in an amount not less than the full replacement value of such improvements, which shall be determined at the time the policy is initially obtained, and not less frequently than once every three (3) years thereafter; (c) all personal property of Tenant located in or at the Premises, including but not limited to fixtures, furnishings, equipment and furniture, in an amount not less than their full replacement value (as reasonably determined by the Reviewing Broker), providing protection against any peril included within the classification "All Risk," including but not limited to insurance against sprinkler leakage, vandalism and malicious mischief; and (d) business interruption insurance assuring that all rent payable hereunder will be paid for a period of twelve (12) months if the Premises are destroyed or rendered inaccessible by a risk insured against by an All Risk policy, with any endorsements required by this Section. The insurance provided for in clauses (a) and (b) of this Section may be subject to a deductible in an amount not greater than $100,000.

     The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the Premises, tenant improvements and personal property so insured. Upon any termination of this Lease pursuant to Article 17, the proceeds, if any, of the insurance provided for in clauses (a), (b) and (d) of this Section shall be retained by Landlord and the proceeds, if any, of the insurance provided for in clause (c) shall be retained by Tenant.

15.3.All  insurance  required  to be carried by Tenant  shall be with  companies rated A:VIII, or better, in the then most recent version of Best's Key Rating Guide. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time when such insurance is required, and thereafter at least thirty (30) days prior to the expiration or renewal date of any policy maintained by Tenant, copies of the policies or certificates evidencing such insurance. All policies and certificates delivered pursuant to this Article shall contain liability limits not less than those set forth herein, shall list the additional insureds and shall specify all endorsements and special coverages required. Each policy shall contain a provision requiring not less than thirty (30) days written notice to Landlord prior to any cancellation, non-renewal or material amendment thereof. For the purposes of this Article, "term" and "term of this Lease" shall mean the period from the Commencement Date through the later of the expiration or termination of the Lease term or the date Tenant surrenders possession of the Premises to Landlord.

15.4.Landlord  shall at all times  during  the term  maintain  in full force and effect a policy or policies of comprehensive liability insurance insuring against loss, damage or liability for injury to or death of any person or loss or damage to property occurring in the Common Facilities (as defined in Exhibit "B" hereto) or in the public areas of the Building, with not less than $2,000,000.00 combined single limit. Landlord or any first mortgagee with an interest in the Center may from time to time require that such insurance limits be increased to a level which Landlord or any such first mortgagee reasonably deems necessary for full and adequate protection. Landlord shall also at all times during the term maintain in

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

     full force and effect a policy or policies of fire insurance with an extended coverage endorsement, and Landlord may maintain such other coverage and endorsements, including, but not limited to, "All Risk," vandalism, malicious mischief and earthquake insurance, as Landlord deems necessary or desirable (but exclusive of coverages required to be maintained by Tenant under Section 15.2 above), in an amount equal to not less than ninety percent (90%) of the replacement cost of the Premises and the Building, all improvements constructed thereon and any additions thereto or replacements thereof, exclusive of foundation and excavation costs, together with loss of rent insurance covering losses by perils covered by the aforementioned insurance in amounts not less than one year's full rent, the proceeds of which shall be payable to Landlord and any first mortgagee, as their interests may appear. Said property insurance shall not contain a coinsurance or contribution provision, but will contain replacement cost endorsements and deductibles. The cost of all insurance obtained by Landlord hereunder shall be included in Total Operating Expenses (as defined in Exhibit "B" hereto).

15.5.Landlord and Tenant each hereby  waives all rights of recovery  against the other and against any other occupant of the Center and against the officers, employees, agents, representatives and business visitors of such other party and of such other occupant, for loss of or damage to such waiving party or to its property or the property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by such waiving party pursuant to this Lease (or any other policy of insurance carried by such waiving party in lieu thereof) or actually carried by such waiving party at the time of such loss or damage. The foregoing waiver shall be effective whether or not a waiving party actually obtains and maintains the insurance which such waiving party is required to obtain and maintain pursuant to this Lease (or any substitute therefor). Landlord and Tenant shall, upon obtaining the policies of insurance which they are required hereunder to maintain or otherwise maintain, give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

15.6. Landlord and Tenant agree as follows:

     (a) Subject to subsection (c) below, to the fullest extent permitted by law, Tenant shall indemnify and hold harmless Landlord, its agents and employees and all partners, owners and affiliates of Landlord and the owner of the Center from and against all liabilities for any damage or injury (including, without limitation, loss of life) to any person or property in or about the Center arising from the use of the Premises or the Center by Tenant, its subtenants, assignees or licensees or the respective agents, employees or invitees of any of the foregoing persons, or any other persons permitted in the Premises or elsewhere in the Center by Tenant, or any of them. The foregoing indemnification obligation of Tenant shall extend to liabilities arising from any activity, work, or thing done, permitted or suffered by Tenant or any such person in or about the Center and shall further extend to any liabilities arising from any default in the performance of any obligation on Tenant's part hereunder.

     (b) Subject to subsection (c) below, to the fullest extent permitted by law, Landlord shall indemnify and hold harmless Tenant, its agents and employees and all partners, owners and affiliates of Tenant from and against all liabilities for any damage or injury (including, without limitation, loss of life) to any person or property in or about the Center arising from the maintenance and/or operation of the Center by Landlord, its agents, employees or contractors (but not tenants, occupants or other third parties). The foregoing indemnification

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

          obligations of Landlord shall extend to liability arising from any activity, work or thing done, permitted or suffered by Landlord or any such person in or about the Center and shall further extend to any liabilities arising from any default in the performance of any obligation on Landlord's part hereunder.

     (c) For purposes of the indemnification obligations of Landlord and Tenant pursuant to this Section 15.6, the following shall apply:

          (i) As used in this Lease, the term "liabilities" shall mean and include all suits, actions, claims and demands and all expenses (including attorneys' fees and costs of defense) incurred in or about any such liability and any action or proceeding brought thereon.

          (ii) If any claim shall be made or any action or proceeding brought against the party to be indemnified pursuant to this Section 15.6 on the basis of any liability described in this Section 15.6, the indemnifying party shall, upon notice from the party to be indemnified, defend the same at the indemnifying party's expense by counsel reasonably satisfactory to the party to be indemnified.

          (iii)It  is  understood  and  agreed  that  payment  shall  not  be  a
               condition   precedent  to  enforcement   of  an   indemnification
               obligation of either party pursuant to this Section 15.6.

          (iv) Notwithstanding anything to the contrary in this Section 15.6, neither party shall be relieved from and the foregoing indemnification obligations of a party hereunder shall not extend to any loss, damage, injury, liability, claim or cost which such party establishes was caused by the act or negligence or willful misconduct of the other party or its agents or employees.

15.7 (a) Neither Landlord nor its agents or employees shall be liable for any damage to property entrusted to Landlord's agents or employees in the Center, nor for loss of any property by theft. Neither Landlord nor its agents or employees shall be liable for any injury, death or damage which may be sustained by the person, goods, wares or property of Tenant, its employees, invitees or visitors or any other person in or about the Premises, or for loss or interruption of business, caused by or resulting from any peril which may affect the Premises, whether such damage or injury results from conditions arising in the Premises or in other portions of the Center or from other sources. Tenant, as a material consideration to Landlord, assumes all risk of damage to property and injury to or death of persons in or about the Center from any cause and further assumes all risk for damage to the Premises resulting from any act or negligence of any employee, agent, visitor or licensee of Tenant.

     (b) Nothing contained in this Section 15.7 or elsewhere in this Lease shall be deemed or construed to relieve Landlord of responsibility or liability for the negligence or willful misconduct of Landlord, its agents or employees.

15.8.Tenant  acknowledges  that  it is  aware  that  the  Center  is in an  area designated as a "flood hazard area" by the Department of Housing and Urban Development. Tenant may, but is not required to, obtain and maintain at Tenant's cost National Flood Insurance business and personal property coverage, available from private insurance companies to tenants in nonresidential buildings located in flood hazard areas. Such insurance may

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

     be required if Tenant obtains financing in connection with its business in the Premises from federally supervised, regulated or insured lenders. When seeking information on such insurance, Tenant should inform its insurance broker that (a) the Center is located in a designated "flood hazard area,"
     (b) the Premises were constructed after 1974 in full compliance with the City of Costa Mesa's finish grading plans and "flood-proofing" criteria adopted to reduce damage from flooding buildings and their contents and (c) the actual finish floor elevation of the Premises is higher than the water surface elevation on the City of Costa Mesa flood plain maps covering the Center. Flood insurance maintained by Landlord with respect to the Premises, if any, shall not cover improvements made by Tenant or any property placed by Tenant in the Premises.

15.9.Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building and of defects therein or in the fixtures or equipment therein.

15.10. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to maintain any insurance coverages redundant with coverage carried by Landlord and the cost of which is passed through to Tenant as additional rent hereunder.

Article 16.    TRANSFER OF LANDLORD'S INTEREST

Upon any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing after the date of such transfer, including the obligation of Landlord under Article 5 to return the security deposit as provided therein, provided such obligations are assumed in writing by the transferee. No holder of a mortgage or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale leaseback, shall be responsible in connection with the security deposited, or in connection with any other funds paid by Tenant hereunder, unless such mortgagee, holder of a deed of trust or landlord shall actually receive such funds. The covenants contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect of their respective periods of ownership of the landlord's interest in this Lease.

Article 17.    DAMAGE OR DESTRUCTION

17.1.If (a) any Building is damaged or destroyed  to at least  thirty-three  and one-third percent (33-1/3%) of its replacement cost, or (b) any Building is partially damaged or destroyed during the last three (3) years of the term, or (c) any Building is damaged and such damage is caused by a casualty not required to be insured by Landlord pursuant to the terms of this Lease, then, in any such event, Landlord may elect to terminate this Lease with respect to such Building effective as of the occurrence of the damage or destruction, by written notice within sixty (60) days after the occurrence. A total destruction of the Building shall terminate this Lease.

17.2.Upon a partial  destruction  which does not result in a termination of this
     Lease with respect to a Building pursuant to Section 17.1, Landlord shall repair the same to the extent of available insurance proceeds, provided such repairs can be made, in Landlord's opinion, within ten (10) months after notice to Landlord of the occurrence of such damage, without the payment of overtime or other premiums, in conformity with all then applicable laws and regulations, and such partial destruction shall not void this Lease. If such repairs cannot, in Landlord's opinion, be made within such ten (10) month period or if available insurance proceeds shall be insufficient to cover the cost of the repairs, Landlord may elect to make such repairs within a reasonable time and pay any cost in excess of available insurance proceeds with this Lease continuing in effect, or to not make such repairs. Landlord's election to make such repairs must be evidenced by written notice to Tenant within sixty (60) days after the occurrence of the damage. In the event that a Building is rendered more than ten percent (10%) unusable by partial destruction that cannot, in Landlord's estimate, be repaired within such ten (10) month period, this Lease may be terminated with respect to such Building by either party by written notice to the other given within fifteen (15) days after the expiration of the period for Landlord's election, with such termination be effected as of the date of the occurrence of the damage. During any repair by Landlord pursuant to this Section, Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the Premises, or part thereof, may be untenantable.

17.3.No  damages,  compensation  or  claim  shall be  payable  by  Landlord  for inconvenience, loss of business or annoyance arising from any repair or restoration of the Premises. Landlord shall use its best efforts to effect such repairs or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy. All proceeds of the insurance maintained pursuant to Sections 15.2 and 15.4 upon the Premises (but not Tenant's personal property therein) shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs hereunder. The restoration obligations of Landlord hereunder shall not include repair, restoration or replacement of Tenant's equipment or personal property or of any improvements installed by Tenant.

17.4.Tenant waives the  provisions of Section 1932,  subdivision  2, and Section
     1933, subdivision 4, of the California Civil Code and all comparable statutes or rules of law now or hereafter in effect with respect to any partial destruction which Landlord must or may elect to repair under this Article. The provisions of this Article constitute an agreed alternative method of dealing with damage or destruction of the Premises and are in lieu of the less comprehensive provisions contained in such statutory sections.

Article 18.    EMINENT DOMAIN

18.1.If any Premises or greater than  twenty-five  percent (25%) of the Rentable
     Area of such Premises or twenty-five percent (25%) of the parking area generally serving such Premises as reasonably determined by Landlord and Tenant shall be taken under power of eminent domain, this Lease shall terminate as to such Premises as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any taking shall be apportioned, and Tenant hereby assigns to Landlord any award made in such taking or condemnation together with all rights of Tenant in or to the same or any part thereof. However, nothing contained herein shall give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures of Tenant and/or for interruption of or damage to Tenant's business, provided that such award does not diminish the award to Landlord.

18.2.If less than  twenty-five  percent (25%) of the Rentable Area of a Premises is so taken, rent shall be abated in proportion to the part of such Premises so taken, effective the date on which the condemning authority requires possession. Landlord shall restore the portion of such Premises

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     remaining usable to as near its former condition as reasonably possible and this Lease shall continue in effect. In no event shall there be any abatement of rent in the event of a taking of less than twenty-five percent (25%) of the parking generally serving a Premises, unless Landlord is unable to replace such taken parking within the Center or within other property in reasonable proximity to the Center, in which event Tenant's monthly basic rent payable hereunder shall abate in proportion to the number of stalls taken which are not so replaced and the total number of Allocated Parking Spaces to which Tenant is entitled pursuant to this Lease as of the date of such taking.

18.3.Notwithstanding anything to the contrary in the foregoing, no temporary taking of a Premises, or any part thereof, any parking relating to such Premises and/or of Tenant's rights therein shall terminate this Lease or give Tenant any right to any abatement of rent; any award to Tenant by reason of such temporary taking shall belong entirely to Tenant.

18.4.A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking by eminent domain for all purposes under this Article.

Article 19.    DEFAULTS

     Each of the following shall constitute a default hereunder by Tenant:

     (a)  [Intentionally Deleted].

     (b) Failure by Tenant to make any payment required to be made by Tenant hereunder, as and when due. Landlord shall give Tenant five (5) days' written notice of such default; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et. seq., of the California Code of Civil Procedure, as amended.

     (c) Use by Tenant and/or Tenant's agents, employees, customers and invitees of parking spaces in the Common Facilities in excess of that number of Allocated Parking Spaces set forth in the applicable Basic Lease Provision, where such use continues for an aggregate of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure, as amended. Use of a parking space for any portion of a day shall be deemed use of the space for a full day for purposes of this subsection (c).

     (d) Failure by Tenant to observe or perform any express or implied covenant or provision of this Lease to be observed or performed by Tenant, other than as specified in (a), (b) or (c) above, where such failure continues for an aggregate of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure, as amended; provided, further, that if the nature of such failure is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be in default if Tenant commences such cure within said twenty (20) day period, and thereafter diligently prosecutes such cure to completion.

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

     (e) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a "debtor" under 11 U.S.C. Sec. 101 or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts.

Article 20.    REMEDIES

20.1.Upon any default by Tenant, Landlord, in addition to any other remedies available to Landlord, may exercise the following remedies:

     (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant:

          (i) All damages permitted by California Civil Code Sec. 1951.2(a), including the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided and the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, brokers' fees incurred, reasonable attorneys' fees, and any other reasonable costs; and

          (ii) At Landlord's election, such other sums in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used herein "rent" includes the basic annual rent and all other sums required to be paid by Tenant pursuant to this Lease. The "worth at the time of award" of the amounts due prior to the date of award shall be computed by allowing interest at the rate per annum determined pursuant to Article 34 from the date such amounts accrued to Landlord. The worth at the time of award of amounts due after the date of award shall be computed by discounting such amounts at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

     (b) Without terminating or effecting a forfeiture of this Lease or otherwise relieving Tenant of any obligation hereunder in the absence of express written notice of Landlord's election to do so, Landlord may enter and relet the Premises or any portion thereof at any time or from time to time and for such term(s) and upon such condition(s) and at such rental as Landlord deems proper. Whether or not the Premises are relet, Tenant shall pay to Landlord all amounts required hereunder up to the date that Landlord terminates Tenant's right to possession, and thereafter Tenant shall pay to Landlord, until the end of the term hereof, all rent and additional rent required hereunder. Payments by Tenant shall be due at the times provided in this Lease, and Landlord need not wait until the termination of this Lease to recover them in any manner. Reletting of the Premises or any portion thereof shall not relieve Tenant of any obligation hereunder. Proceeds received by Landlord from such reletting shall be applied: first, to any

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

          indebtedness other than rent due from Tenant; second, to costs of reletting; third, to the cost of any alterations and repairs to the Premises; fourth, to rent due and unpaid hereunder. Any residue shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. Should that portion of the proceeds received by Landlord from reletting applied to payment of rent hereunder be less than the rent payable by Tenant hereunder during any month, Tenant shall pay such deficiency to Landlord immediately upon demand. Landlord may execute any lease hereunder in its own name, and the lessee thereunder shall have no obligation to see to application by Landlord of proceeds received by Landlord, nor shall Tenant have any right to collect such proceeds. Landlord shall not by any re-entry or other act be deemed to accept any surrender by Tenant of the Premises or be deemed to terminate this Lease or to relieve Tenant of any obligation hereunder, unless Landlord gives Tenant express written notice of Landlord's election to do so.

     (c) Landlord may, at any time, terminate this Lease by express written notice to Tenant of its election to do so. Such termination shall terminate Tenant's right to possession but shall not relieve Tenant of any obligation hereunder accrued prior to the date of termination. Upon such termination, Landlord may recover from Tenant the amounts determined pursuant to subsection (a) above.

20.2.In any action for unlawful detainer, the reasonable rental value of the Premises for the period of the unlawful detainer shall be the rent and additional rent reserved in this Lease for such period, unless Landlord or Tenant proves to the contrary by competent evidence.

20.3.The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative, and, except as otherwise provided by California statutory law in effect at the time, Landlord may pursue any or all or such rights and remedies, at the same time or otherwise.

20.4.No delay or omission of Landlord to exercise any right or remedy shall be a waiver of such right or remedy or of any default by Tenant hereunder. Acceptance by Landlord of rent or additional rent hereunder shall not be a waiver of any preceding breach or default by Tenant, other than the failure of Tenant to pay the particular rent or additional rent accepted, regardless of Landlord's knowledge of such preceding breach or default at the time of acceptance, or a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of such breach or default. Acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Article 19(d).

Article 21.    DEFAULT BY LANDLORD

Landlord shall not be in default in performance of any obligation required of it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

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

Article 22.    SURRENDER OF PREMISES; REMOVAL OF PROPERTY

22.1.Upon  expiration  of the term or any  earlier  termination  of this  Lease,
     Tenant shall surrender possession of the Premises to Landlord in first-class condition, at Tenant's sole cost and expense, repairs which are Landlord's obligation excepted and ordinary wear and tear to wall covering, carpeting and other floor covering excepted. Without limiting the generality of the foregoing, upon expiration or earlier termination of this Lease, Tenant shall cause the ceiling and walls in the Premises to be in first-class condition and the wall covering, carpeting and floor covering in the Premises to be in first-class condition ordinary wear and tear excepted. Tenant shall also, without expense to Landlord, remove from the Premises all debris, all furniture, equipment, machinery, business and trade fixtures, moveable partitioning and other articles of personal property owned or installed by Tenant at its expense in the Premises (exclusive of any items described in Section 22.3) and all similar articles of any persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it. Tenant shall repair all damages to the Premises resulting from such removal. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord one or more instruments releasing to Landlord all right, title and interest of Tenant in and to the Premises.

22.2.Whenever Landlord shall re-enter the Premises as provided in Article 20, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term (or within five (5) days after a termination by reason of Tenant's default) shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same as provided in California Civil Code Sec. 1980 et seq. or as otherwise provided by law. Tenant waives all claims for damages caused by Landlord's re-entering and taking possession of the Premises or removing and storing the property of Tenant as provided herein, and no such entry shall be considered a forcible entry.

22.3.All fixtures, equipment, alterations or additions attached to or built into the Premises prior to or during the term (other than those items to be removed by Tenant pursuant to Section 22.1) shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to Article 9. Such fixtures, equipment, alterations and additions shall include but not be limited to: all floor coverings, drapes, "Ultrawall" and other permanent walls or partitions, paneling, molding, doors, built-in cabinets, vaults, plumbing systems, lighting systems, silencing equipment, electrical transformers installed by Landlord, wiring for communication systems, wiring for alarm systems, all outlets for the systems mentioned above and for all telephone, radio, and telegraph purposes, and any special flooring or ceiling installations. In no event, however, shall Tenant be prohibited from removing alarm systems or communication systems, except for the wiring and outlets therefor.

Article 23.    COSTS OF SUIT

23.1.If either party incurs any expense, including reasonable attorneys' fees, in connection with any action or proceeding (including arbitration pursuant to Addendum Section 48.21) instituted by either party by reason of any alleged default of the other party hereunder or for a declaration of the rights and obligations of the parties hereunder, or if Landlord incurs such expense in connection with collecting any amount due hereunder or enforcing any obligation of Tenant hereunder, the party prevailing, in the case of an

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

     action or proceeding, and Landlord in the case of such collection or enforcement, shall be entitled to recover such reasonable expenses from the other party. For purposes of this provision, in any action or proceeding instituted by either party based upon any default or alleged default by the other party hereunder, (a) Landlord shall be prevailing party if
     (i) judgment is entered in favor of Landlord or (ii) prior to judgment Tenant shall pay or agree to pay all or any portion of the rent and charges claimed by Landlord, eliminate the condition (s), cease the act(s) or otherwise cure the omission(s) claimed by Landlord to constitute a default by Tenant hereunder and (b) Tenant shall be the prevailing party if
     (i) judgment is entered in favor of Tenant or (ii) prior to judgment Landlord shall eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Tenant to constitute a default by Landlord hereunder.

23.2.Should  either party  ("First  Party ") without  fault on the part of First
     Party, be made a party to any litigation instituted by the other party ("Second Party") or by any third party against Second Party or by or against any person holding under or using the Premises under license from Second Party, or for the foreclosure of any lien for labor or material furnished to or for Second Party or any such other person or arising out of any act or transaction of Second Party or of any such other person, Second Party shall save and hold First Party harmless from any judgment rendered against First Party or the Premises, and all costs and expenses, including reasonable attorney's fees, incurred by First Party in or in connection with such litigation.

Article 24.    WAIVER

Waiver by Landlord or Tenant of any breach of any provision hereof shall not be a waiver of such provision as to any subsequent breach of the same or any other provision hereof. Consent to or approval of any act by one of the parties shall not render unnecessary the obtaining of such party's consent to or approval of any subsequent act. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the expiration of this Lease, and delivery of the keys to any such employee shall not operate as a termination of this Lease or a surrender of the Premises.

Article 25.    HOLDING OVER                         (See Addendum Section 48.10)

This Lease shall terminate without further notice upon expiration of the term. Any holding over by Tenant after such expiration shall not constitute a renewal or give Tenant any rights hereunder or in or to the Premises, except as otherwise herein provided. This Lease cannot be extended except by a writing signed by both parties. If Tenant holds over after expiration of the term, Landlord may, at its option, exercised by written notice to Tenant, treat Tenant as a tenant from month-to-month commencing on the first day following the expiration of this Lease and subject to the terms and conditions herein contained except that the basic monthly rental, which shall be payable in advance, shall be two hundred percent (200%) of the basic monthly rental in effect hereunder at the expiration date. All additional rent provided herein shall also be payable with respect to such month-to-month tenancy. Any such month-to-month tenancy shall be terminable at the end of any calendar month by either party by written notice to the other given not less than ten (10) days prior to the end of such month. If Tenant fails to surrender the Premises upon expiration of this Lease despite demand to do so by Landlord, Tenant shall

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

indemnify and hold Landlord harmless from all loss or liability, including without limitation any claims made by any succeeding lessee, or resulting from such failure to surrender, and Landlord shall be entitled to the benefit of all provisions of law respecting summary recovery of possession to the same extent as if statutory or other notice had been given, without requirement of giving such statutory or other notice.

Article 26.    SUBORDINATION                        (See Addendum Section 48.11)

At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, any first mortgage or first deed of trust which now or hereafter affects the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant shall, upon written request of Landlord, execute and deliver such instruments as may be required to subordinate the rights of Tenant under this Lease to such ground or underlying leases or to the lien of any such first mortgage or first deed of trust, or, if requested by Landlord, to subordinate any ground or underlying lease or the lien of any such first mortgage or first deed of trust to this Lease. Notwithstanding any subordination, so long as Tenant is not in default hereunder, this Lease shall not be terminated nor shall Tenant's quiet enjoyment of the Premises be disturbed in the event of termination of any such ground or underlying lease or the foreclosure of any such first mortgage or first deed of trust. In the event of such termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions contained in this Lease, and shall execute any instrument reasonably required by such successor for such purpose.

If in connection with any attempt by Landlord to obtain financing to construct the Premises, or permanent financing upon completion of construction, the prospective lender shall request modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase Tenant's monetary obligations hereunder or materially increase any other obligation of Tenant hereunder or materially and adversely (x) decrease Tenant's rights hereunder or
(y) affect the leasehold interest hereby created.

Article 27.    RULES AND REGULATIONS

The Rules and Regulations attached hereto as Exhibit "C" by this reference are hereby incorporated herein and made a part hereof. Tenant agrees to abide by said Rules and Regulations and any reasonable and non-discriminatory amendments and/or additions thereto as may be adopted and published by written notice to tenants by Landlord. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant. Any amendment to the Rules and Regulations shall be effective upon delivery of a copy thereof to Tenant. Tenant shall be responsible for compliance with such rules and regulations by its employees, agents and business visitors. In the event of any conflict between the Rules and Regulations and the terms of this Lease, this Lease shall control.

Article 28.   CERTAIN DEFINED TERMS                  (See Addendum Section 48.1)

"Landlord" and "Tenant" include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations imposed upon Tenant shall be joint and several.

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

Headings or titles to the articles of this Lease shall have no effect upon interpretation of any part hereof.

Article 29.   SUCCESSORS AND ASSIGNS

Subject to Article 14, this Lease shall bind the heirs, executors, administrators, personal representatives, successors and assigns of all parties. Nothing contained herein, however, shall be construed to confer upon any person other than Landlord and Tenant any rights or remedies under this Lease.

Article 30.   TIME OF ESSENCE

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Article 31.   ENTIRE AGREEMENT

This Lease and the exhibits hereto cover in full all agreements whatsoever between the parties hereto concerning the Premises, the Building and the Center, and all preliminary negotiations and agreements with respect to the Premises, the Building and the Center, except those contained herein or therein, are superseded and of no further force or effect. No person, firm or corporation has had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant agrees that if any such representations or promises have been made, Tenant waives all right to rely thereon. No verbal agreement or implied covenant (except for the covenant of good faith and fair dealing) shall be held to vary the provisions hereof, any statute, law, or custom to the contrary notwithstanding. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. No employee or agent of Landlord shall have authority, by letter, memorandum or other written communication, to amend, vary or delete any provision of this Lease unless such written instrument bears the signature of two (2) managing members of Landlord.

Article 32.   WORK LETTER                           (See Addendum Section 48.12)

Landlord shall cause the interior of the Premises to be completed in accordance with the plans and specifications to be approved by both parties and upon the terms and conditions set forth in the Work Letter attached hereto as Exhibit "D" and Tenant agrees to perform all of its obligations therein at the times and in the manner therein provided.

Article 33.   RIGHT OF LANDLORD TO PERFORM

All covenants and agreements to be performed by Tenant under the terms of this Lease shall be performed at Tenant's sole cost and without any abatement of rent (except as otherwise provided herein). If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in Article 19, Landlord may, but shall not be obligated so to do, make any such payment or perform any such other act on Tenant's part. Landlord's election to make such payment or perform such act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate per annum determined pursuant to Article 34 from the date of such payment by Landlord, shall be payable by Tenant to Landlord on demand as additional rent.

Article 34.   LATE CHARGE AND INTEREST ON TENANT'S OBLIGATIONS

Landlord and Tenant acknowledge that failure by Tenant to pay amounts due hereunder when due shall cause Landlord to incur costs not otherwise provided for herein. Accordingly, Tenant shall pay to Landlord a late charge equal to the greater of 5% of the amount due and unpaid or $50.00 with respect to any payment due from Tenant hereunder not paid within five (5) days after the date due. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest from the due date until paid, at a rate equal to five points in excess of the discount rate of the Federal Reserve Bank of San Francisco to member banks as in effect at the date such obligation is due. Payment of such late charge and such interest shall not excuse or cure any default by Tenant under this Lease.

Article 35.   PAYMENTS AND NOTICES

All amounts payable by either party hereunder to the other shall be paid in lawful money of the United States to the party entitled to receive the same at its address set forth in the applicable Basic Lease Provision or at such other address as a party may designate by notice to the other pursuant to this Article. All amounts to be paid by Tenant shall be paid without deduction or offset. All notices which Landlord or Tenant may be required to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid and return receipt requested, addressed as set forth in the applicable Basic Lease Provision, or, after the Commencement Date, to Tenant at the Premises whether or not Tenant has departed from the Premises, or addressed to such other addresses as either party may from time to time designate to the other in writing. Service of any written notice hereunder shall be complete upon personal delivery or if deposited in the United States properly addressed and postage prepaid, on the date of receipt or refusal indicated on the return receipt. If more than one tenant is named in this Lease, service of any notice upon any one of said tenants shall be service upon all tenants. Notices may also be sent by reputable overnight courier and shall be effective on the date indicated on such courier's delivery receipt.

Article 36.   ESTOPPEL CERTIFICATES

36.1.Tenant  agrees,  from  time to time upon not less than  twenty  (20)  days'
     prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, certifying that the same is in full force and effect as modified and stating the modifications), the dates to which the basic rent and additional rent have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant or agreement contained in this Lease and, if so, specifying each such default of which the signer has knowledge and the accuracy of any other statements as to Tenant or this Lease included in such statement or certificate. Any such statement delivered may be relied upon by any prospective purchaser of Landlord's interest in the Premises or any mortgagee thereof or any assignee of any mortgagee upon Landlord's interest in the Premises.

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

36.2.Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, (c) not more than one month's rental has been paid in advance and (d) the other statements therein as to Tenant or this Lease are accurate.

Article 37.   CENTER NAME AND ADDRESS

Landlord may adopt any name it may select for the Center, and Landlord reserves the right at any time and from time to time to change the name and/or address of the Center and/or the Building. Tenant may use the name of the Center and/or Building as its advertised business address for its business in the Premises, but shall not use any such name for any other purpose. Tenant shall not acquire any property right in or to any such name or to any word combination which contains all or a part of such name as the result of such permitted use. Tenant shall not use the name of the Center and/or the Building, or any part thereof, at any other location (other than in an advertisement which lists Tenant's business conducted at the Premises) or after the termination or expiration of this Lease.

Article 38.   BROKERS                               (See Addendum Section 48.13)

Landlord shall be responsible for a broker's commission to the broker(s), if any, identified in the applicable Basic Lease Provision, payable only at such time, in such amount and upon such terms as Landlord and such broker may agree in writing. Except as to such broker's commission, each party represents and warrants to the other that no broker's fee, finder's fee or other compensation of any kind is due to any person or entity in connection with this Lease. Each party shall defend, indemnify and hold the other harmless from and against all claims, causes of action and proceedings, and against all liabilities, costs (including attorneys' fees and costs of defense), expenses and damages incurred or awarded therein, which may be instituted by any broker, agent or finder, claiming through, under or by reason of the conduct of the indemnifying party in connection with this Lease.

Article 39.   NON-DISCLOSURE OF LEASE TERMS

The terms of this Lease are confidential and constitute proprietary information of Landlord and Tenant. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Center, and impair Landlord's relationship with other Center tenants. Each of Landlord and Tenant agree that they, and their respective partners, officers, directors, employees and attorneys shall not disclose the terms of this Lease to any other person except as required by law or the operations of their respective businesses (such as to their lenders and accountants). Damages would be an inadequate remedy for the breach of this provision by either party, and each shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.

Article 40.   TENANT'S AUTHORITY

Each individual executing this Lease on behalf of Tenant represents that the execution and delivery of this Lease on behalf of Tenant is duly authorized, in accordance with (if Tenant is a corporation) a duly adopted resolution of its Board of Directors or its By-laws, and that this Lease is binding upon Tenant in accordance with its terms. Further, each individual executing this Lease on

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

behalf of Landlord represents that the execution and delivery of this Lease on behalf of Landlord is duly authorized in accordance with its terms. Tenant shall, if Tenant is a corporation, at execution of this Lease deliver to Landlord a certified copy of a resolution of its Board of Directors or Executive Committee authorizing or ratifying such execution.

Article 41.    NO OFFER; APPROVAL BY LENDER

41.1.Neither the submission of this Lease to Tenant, nor execution and return to Landlord, shall create any interest of Tenant in the Premises or bind Landlord until Landlord executes and delivers this Lease to Tenant.

41.2.The effectiveness of this Lease is subject to the review and approval of its terms and provisions by Landlord's lender, Teachers Insurance and Annuity Association. If Teachers Insurance and Annuity Association does not approve this Lease, then this Lease shall be null and void and the parties shall have no further obligations hereunder. Promptly following the last execution and delivery of this Lease, Landlord shall deliver a copy of this Lease to the foregoing named lender with a request that such lender approve this Lease. Thereafter, Landlord shall use commercially reasonable efforts to obtain the approval of such lender to this Lease in written form. Promptly upon obtaining such written approval of such lender, if at all, Landlord shall furnish a copy of the same to Tenant. If Landlord is unable to obtain the written approval of such lender within thirty (30) days after the execution and delivery of this Lease, then Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease by written notice to Landlord given at any time thereafter and prior to Landlord's delivery to Tenant of such approval.

Article 42.    INABILITY TO PERFORM

This Lease and the obligations of either party hereunder shall not be effected, impaired or excused because the other party is unable to fulfill any obligation hereunder or is delayed in doing so by reason of any cause of delay in construction of or damage to the Premises other than by reason of a cause beyond the reasonable control of such other party, including, but not limited to, war, earthquake, fire, strike, accident, civil commotion, epidemic or act of government, its agencies, or officers (collectively, matters of "force majeure"). Nothing contained in this Lease shall be construed as abridging either party's right to obtain specific performance of any covenant of the other party contained herein.

Article 43.    COMMON FACILITIES                    (See Addendum Section 48.14)

43.1.Except as otherwise specifically provided herein, Landlord shall cause all "Common Facilities" to be constructed, operated, maintained, repaired, lighted, cleaned and equipped during the term of this Lease in good condition and repair. "Common Facilities" shall mean all portions of the Center other than (i) the Buildings and Premises and (ii) any other buildings or other portions of the Center designated for the exclusive use of a tenant or other occupant of the Center.

43.2.Landlord may make changes from time to time in the size, shape, location, and extent of the Common Facilities, which in Landlord's sole discretion are desirable (including, but not limited to, the addition, elimination, location, or relocation of surface, underground, or multiple-deck parking areas, driveways, entrances, exits, landscaped, or prohibited areas, and the determination of direction and flow of traffic). No such change shall

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

     entitle Tenant to any abatement of rent except as provided below; provided, however, that Landlord shall make no changes in a manner that will unreasonably interfere with Tenant's use of the Premises as permitted hereunder. Except as expressly provided in this Section, Landlord shall not be obligated to design, construct, install, or pay for any other improvements or assessments of any type or extent whatsoever. In the event of Landlord's failure or inability to design, construct, and install such improvements in a timely manner, Tenant's exclusive remedy shall be to abate payment of rent for a period of time commencing on the date by which Allocated Parking Spaces are required to be completed and continuing until that date on which the same are finally completed, but only if Tenant gives Landlord timely written notice setting forth the facts reasonably giving rise to such rent abatement.

43.3.Use by Tenant of the Premises  shall include the  non-exclusive  use of the
     Common Facilities in common with Landlord and with all others for whose use the same have been or hereafter may be provided by Landlord. Landlord may, with reasonable prior notice, temporarily close any Common Facility for repairs or alterations, to prevent a public dedication, with reasonable prior notice, thereof or the accrual of prescriptive rights therein, or for any other reason deemed sufficient by Landlord. Landlord shall have exclusive control of all Common Facilities and may at any time restrain any use thereof except as authorized by rules and regulations for the use of such areas established or amended by Landlord from time to time. Tenant shall keep all Common Facilities free and clear of any obstructions created or permitted by or resulting from Tenant's operations. If in the opinion of Landlord unauthorized persons are improperly using any Common Facilities by reason of the presence of Tenant in the Center, then Tenant, upon demand, shall restrain such persons from such unauthorized use by taking all appropriate actions. Nothing herein shall affect the right of Landlord to remove any unauthorized person from the Common Facilities nor to prohibit the use of any Common Facilities by unauthorized persons.

43.4. Tenant understands that Landlord, in its sole discretion, may:

     (a) Sell or otherwise transfer its interest in the Center, or any portion thereof, including without limitation, the Premises and the Common Facilities, to any entity which will assume Landlord's obligations regarding the same under this Lease; or

     (b) Form an association ("Association") to which Tenant and/or subsequent lessees or purchasers must belong and assign the Common Facilities maintenance, operation, management, repair, replacement and cleaning (collectively "Maintenance") obligations under this Lease to such Association. Any such Association shall have the power to enforce Common Facilities Maintenance charges through liens against Tenant's leasehold interest in the Premises, which liens may be foreclosed upon pursuant to the terms of the Declaration.

43.5.Tenant acknowledges that the Center is subject to the provisions of a certain Declaration as to Easements, Restrictions and Common Facility Provisions for Harbor Gateway Center dated July 31, 1981, executed by C. J. Segerstrom & Sons, a partnership, and recorded in the Office of the County Recorder of Orange County, California (the "Declaration"). This Lease and the rights and obligations of the parties with respect to the Common Facilities are subject to the provisions of the Declaration.

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

Article 44.    PARKING FACILITIES                   (See Addendum Section 48.15)

44.1.Landlord has  constructed  or shall  construct for the use by Tenant within the Common Facilities that number of Allocated Parking Spaces set forth in the applicable Basic Lease Provision. Such parking spaces may consist of surface parking area(s), spaces in a parking structure or other parking areas or any combination thereof. In no event shall Tenant, its agents, employees, customers and invitees utilize in the aggregate at any time a number of parking spaces in the Common Facilities in excess of that number of Allocated Parking Spaces set forth in the applicable Basic Lease Provision. In addition to any other remedies granted to Landlord in this Lease or by law, upon default by Tenant under the terms of this Section 44.1, Landlord shall have the right to tow away any vehicles belonging to Tenant or Tenant's agents, employees, customers or invitees as necessary to reduce the number of parking spaces used by Tenant and such persons to that number of Allocated Parking Spaces set forth in the applicable Basic Lease Provision. Upon request from Landlord, Tenant shall furnish Landlord with a list of its employees' vehicle license numbers and shall thereafter notify Landlord of any change in such list within five (5) days after such change occurs. Subject to the provisions of Section 44.6 and Article 45 below, the Allocated Parking Spaces shall be provided to Tenant free of charge during the term of this Lease.

44.2.As used in this Article, the term "Parking Area" shall include all parking spaces in the Common Facilities. The Parking Area shall be used by Tenant in common with other persons to whom Landlord may grant a right of use and Tenant shall not have any reserved spaces in the Parking Area.

44.3.All costs of  cleaning,  maintaining,  operating,  repairing,  holding  and making available the Parking Area shall be included within Common Facilities Expenses, as defined in Exhibit "B" and a portion thereof shall be included in Tenant's Share as provided in Exhibit "B".

44.4.Landlord shall keep the Parking Area in a clean and orderly condition, properly lighted and landscaped, and shall repair any damage thereto. Nothing herein shall create liability upon Landlord for damage to motor vehicles of Tenant, its agents, employees, customers or invitees, or for loss of property from within such motor vehicles, unless caused by the negligence of Landlord, its agents or employees. Landlord may also establish, and from time to time change, alter and amend, and enforce against all users of the Parking Area such reasonable rules and regulations (including the exclusion of employee parking therefrom) as are deemed necessary for the efficient operation and maintenance of the Parking Area.

44.5.Landlord shall at all times have exclusive control of the Parking Area, and may at any time exclude and restrain any person from use thereof, excepting, however, bona fide customers, patrons and service-suppliers of Tenant who use said area in accordance with any rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant referred to in this Article are subject to the rights of Landlord and the other tenants of the Center to use the same in common with Tenant, and it shall be the duty of Tenant to permit the use of any of said area only for normal parking and ingress and egress by its agents, employees, customers, patrons, service-suppliers or other invitees. Landlord may at any time designate specific Parking Areas for use by each Building and restrict parking for each Building to its respective Parking Area; provided, however, that the number of spaces designated for each Building shall not be less than the Allocated Parking Spaces for such Building (or the Premises which is part of such Building) as set forth in Addendum
     Section 48.14 below.

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

44.6.Landlord  shall have the right to  designate  portions of the Parking  Area for "Visitor Only" parking or "Reserved" for a particular person or entity, and Tenant and its employees shall not park in any area so designated.
     Landlord may from time to time in its sole discretion change such designated areas upon reasonable advance written notice to Tenant. Tenant assumes responsibility for compliance by its agents and employees with the parking provisions contained herein. If Tenant's agents or employees park in such designated parking areas, then Landlord may tow away any vehicles belonging to Tenant or Tenant's employees parked in violation of these provisions, and/or attach violation stickers or notices to such vehicles. If Landlord elects, or is required by any governmental authority having jurisdiction, to limit or control parking in the Center, whether by validation of parking stickers, parking meters or any other method of assessment, or to undertake any program for bus, rapid transit, free or reduced cost transportation, Tenant agrees to participate in such validation, assessment or transportation program under such reasonable rules and regulations as are from time to time established by Landlord, all upon reasonable advance written notice to Tenant; provided, however, that to the extent such limitation or program is imposed at the election of Landlord, Tenant's Allocated Parking Spaces shall remain available to Tenant, its agents, employees, customers and invitees free of charge. Any net income derived from paid parking shall first be applied by Landlord to reduce the costs and expenses associated with the Common Facilities. Any such net income in excess of costs and expenses associated with the Common Facilities shall be the property of Landlord. Notwithstanding anything herein to the contrary, Landlord shall not designate parking spaces (for Visitor Only, Reserved or otherwise) in such manner as to deprive Tenant of the amount of parking to which Tenant is entitled hereunder.

44.7.Landlord may  authorize  persons  other than  tenants of the Center,  their agents, employees, customers and invitees to utilize the Parking Area; provided, however, that in no event shall the number of spaces available for Tenant be less than that number of Allocated Parking Spaces set forth in the Basic Lease Provisions. The terms of such usage shall be as determined by Landlord in its sole discretion and may include the right to use the Parking Area without charge.

44.8.In no event shall Tenant, its employees or agents use an electric cart or any other vehicle in the Center, other than automobiles, without the prior written consent of Landlord thereto, which consent may be withheld by Landlord in its sole discretion.

Article 45.    TRAFFIC AND ENERGY MANAGEMENT

45.1.Landlord  and  Tenant  agree to  cooperate  and use their  best  efforts to participate in governmentally mandated and voluntary traffic management programs generally applicable to businesses located in Costa Mesa, California or to the Center and, initially, shall encourage and support van and car pooling by employees and shall encourage and support staggered and flexible working hours for employees to the fullest extent permitted by the requirements of Tenant's business. Neither this subsection nor any other provision of this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

45.2.Landlord and tenant agree to cooperate and use their best efforts to comply with any and all guidelines or controls imposed upon either Landlord

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

     or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management.

45.3.All costs, fees, assessments and other charges paid by Landlord to any government authority or voluntary association in connection with any program of the types described in this Article, all costs and fees paid by Landlord to any governmental authority or third party pursuant to or to effect such program and all costs associated with administration and management of such program or compliance therewith, shall be included in Total Operating Expenses for the purposes of Article 4, whether or not specifically listed in Exhibit "B".

Article 46.    SIGNS                                (See Addendum Section 48.16)

Tenant shall erect, install and maintain only such signs as comply with and are approved by Landlord (which approval shall not be unreasonably held) pursuant to Landlord's sign program, a copy of which is attached to this Lease as Exhibit "E", and are approved by the City of Costa Mesa; provided, however, that Tenant shall have the right to place at least one (1) sign on the exterior of each Building so long as such sign complies with Landlord's sign program as approved by the City of Costa Mesa. Landlord shall use its best efforts to cause the Harbor Gateway Design Review Committee to act reasonably with respect to approval of Tenant's signs.

Article 47.    MISCELLANEOUS

47.1.No payment by Tenant of a lesser  amount than the  aggregate  amount due at the date of such payment shall be other than on account of the oldest outstanding amount due, nor shall any endorsement or statement on any check or any letter accompanying any payment be deemed an accord and satisfaction. Landlord may accept such payment without prejudice to Landlord's right to recover the balance due from Tenant or to pursue any other remedy available to Landlord.

47.2.Each and every  indemnification  and hold harmless  provision  contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed under such provision or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, paid in full. Payment shall not be a condition precedent to indemnification under any indemnification provision contained in this Lease.

47.3.This Lease may be executed in two or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

47.4.Within ten (10) days after the last  execution  of this Lease  Tenant shall by written notice to Landlord designate one individual employee or agent who shall be authorized to act on behalf of Tenant with respect to all matters pertaining to this Lease, including all matters provided for in the Work Letter. Landlord may treat any approval or consent given by such person as the approval or consent of Tenant. Tenant may, by written notice to Landlord, change its designated representative with respect to matters arising after the date of Landlord's receipt of such notice.

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

47.5. "Rentable Area" means:

     (a) With respect to Premises which constitute an entire building, the entire area bounded by the outside surfaces of the exterior walls of such building plus the entire area of any truck well(s) servicing the building.

     (b)  With respect to Premises  constituting  less than an entire  building,
          (i) the area included within the Premises, being the area bounded by the outside surfaces of exterior building walls, the exterior of all walls separating the Premises from any public corridors or other public areas and the centerline of all walls separating the Premises from other areas leased or to be leased to other tenants of such building and (ii) a pro rata portion of all areas of such building used for public areas or otherwise not leased or to be leased to tenants of such building, including a pro rata portion of the electrical room for the building and the truck well(s) servicing the building.

     (c) In calculating Rentable Area for any Premises and any building, there shall be no deductions for columns, structural portions of such building, vertical penetrations, lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets or other features of such building required for the occupancy thereof. However, the Rentable Area of the electrical room for the building, although located in one suite, and the truck well(s) servicing the building shall be allocated, pro rata, to each suite based upon the respective Rentable Areas of the suites before giving effect to such prorations.

47.6.As long as Tenant is not in default of any provisions of this Lease, Tenant shall have quiet enjoyment of the Premises during the term of this Lease.

47.7.In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way effect any other term, covenant, condition, provision or agreement herein contained.

47.8.Captions and the table of contents in this Lease are inserted for convenience of reference only and do not define, describe or limit the scope of the intent of this Lease or any of the terms hereof.

47.9.This Lease shall be construed and enforced in accordance with the laws of the State of California.

47.10. All references to the terms "mortgage", "trust deed" and "mortgagee" appearing in this Lease shall be deemed to mean "first mortgage", "first trust deed" and "first mortgagee, wherever in this Lease or the Exhibits hereto such terms appear.

47.11. Neither Tenant nor any other person or entity having any interest in the possession, use, occupancy or utilization of the Premises shall enter into any sublease, license, concession or other agreement for the use, occupancy or utilization of space in the Premises by any person or entity ("Subtenant") which provides for rental or any other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by Subtenant from the portion of the Premises leased, used, occupied or utilized (other than an amount based upon a fixed percentage or percentages of receipts or sales). Any lease, sublease, license, concession

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

     or other agreement in violation of the foregoing covenant shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. Tenant further covenants to use reasonable efforts to prevent any Subtenant from entering into an agreement of the type described in this Section with respect to the Premises or any part thereof.

Article 48.    ADDENDUM

         [See Addendum Sections 48.1 through 48.21 following this page]

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                              Article 48 ADDENDUM

The following provisions of this Article 48 shall be included in and form a part of this Lease and shall supersede and override any other provision in this Lease to the extent the same are inconsistent:

48.1 Certain Other Defined Terms. Notwithstanding anything to the contrary in this Lease, for all purposes of this Lease the terms defined in this Addendum Section 48.1 shall have the meanings given to such terms in this Addendum Section unless and to the extent the context otherwise requires:

     Additional Term(s): With respect to each Additional Term Premises, as defined in Addendum Section 48.4(a) below.

     Additional Term Premises: Each of the HT-B, HT-1, HT-2, HT-3, R&D 8 and R&D 10 Premises.

     Availability Period: As defined in Addendum Section 48.20 below.

     Building: Each of Buildings B, 1, 2, 3, 8, 10 and 14, and any other building(s) in which Tenant leases Premises from Landlord pursuant to the provisions of this Lease. Each of the foregoing specified Buildings is shown on the site plan of the Center attached hereto as Exhibit "A".

     Building B: That certain building in the Center located at 3545 Harbor Boulevard, consisting of approximately 70,000 square feet of Rentable Area and commonly known as (HT-B).

     Building B Base Work: The following: (i) replace all HVAC package units on the roof of the Building B which were graded "poor" pursuant to a memorandum regarding the Building B HVAC units dated October 2, 1998, a copy of which is attached hereto as Exhibit "F"; (ii) install additional windows on the southern facing wall of Building B as mutually agreed upon by Landlord and Tenant, the cost of which shall not exceed $40,000.00; and
     (iii) all work necessary to bring the exterior portions of Building B (including the entrances thereto) and the Common Facilities immediately adjacent thereto in compliance with the Americans With Disabilities Act of 1990, as amended.

     Building B Base Work Allowance: The estimated cost to perform/complete the Building B Base Work as mutually determined by Landlord and Tenant based upon competitive bidding. For purposes of this definition and the relevant provisions of this Lease where this definition is used, following the last of the execution and delivery of this Lease by Landlord and Tenant, Landlord and Tenant shall mutually agree upon the work described in clauses
     (i), (ii) and (iii) of the definition of Building B Base Work and Landlord shall solicit bids for all of the Building B Base Work from three (3) general contractors mutually selected by Landlord and Tenant, each of whom shall be licensed in the State of California, bondable and shall be instructed to bid a lump sum for such work. The parties shall cause copies

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

     of each of the bids to be delivered to both parties and the amount of the lowest, qualified bid shall be deemed the "Building B Base Work Allowance."

     Building 1: That certain building in the Center located at 3565 Harbor Boulevard, consisting of 60,000 square feet of Rentable Area and commonly known as (HT-1).

     Building 2: That certain building in the Center located at 1540 Scenic Avenue, consisting of 60,000 square feet of Rentable Area and commonly known as (HT-2).

     Building 3: That certain building in the Center located at 1550 Scenic Avenue, consisting of 50,000 square feet of Rentable Area and commonly known as (HT-3).

     Building 8: That certain building in the Center located at 1580 Corporate Drive, consisting of 13,706 square feet of Rentable Area and commonly known as (R&D-8), in which Tenant leases the R&D 8 Premises.

     Building 10: That certain building in the Center located at 1590 Scenic Avenue, consisting of 13,706 square feet of Rentable Area and commonly known as (R&D-10).

     Building 14: That certain building in the Center located at 1535 Scenic Avenue, consisting of 60,000 square feet of Rentable Area and commonly known as (HT-14).

     Capital Limitation: As defined in Addendum Section 48.20 below.

     Cash Allowance: As defined in Addendum Section 48.12(c).

     Commencement Date: (i) With respect to the HT-1, HT-2, HT-3, HT-14, R&D 8 and R&D 10 Premises, the date of the last of the execution and delivery of this Lease by Landlord and Tenant, (ii) with respect to the HT-B Premises, the "Commencement Date" therefor as determined pursuant to Addendum Section 48.3(b) below, and (iii) with respect to any other Premises, the commencement date therefor as determined pursuant to the applicable provisions of this Lease or as otherwise agreed to in writing by Landlord and Tenant.

     Early Termination Date: As defined in Addendum Section 48.4(b) below.

     Early Termination Option: As defined in Addendum Section 48.4(b) below.

     Early Termination Payment: As defined in Addendum Section 48.4(b) below.

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

     Early Termination Premises: The HT-1, HT-2 and R&D 10 Premises.

     Expansion Area: The approximate area shown cross-hatched as the "Expansion Area" on the site plan of the Center attached hereto as Exhibit "A".

     Expansion Space: As defined in Addendum Section 48.20 below.

     Expansion Space Rent Commencement Date: With respect to any Expansion Space, the first to occur of (i) one hundred twenty (120) days following the Commencement Date of this Lease with respect to such Expansion Space or
     (ii) the date Tenant substantially completes all initial improvement work in such Expansion Space pursuant to mutually agreed upon improvement plans in accordance with the applicable provisions of Article 9 and Exhibit "D" to this Lease and Tenant first conducts its business in such Expansion Space.

     Expiration Date: With respect to each Premises, the expiration of the applicable Term therefor.

     First Negotiation Space: As defined in Addendum Section 48.19.

     HT-B Premises: All of the Rentable Area within Building B.

     HT-B Premises Rent Commencement Date: The first to occur of (i) one hundred twenty (120) days following the Commencement Date of this Lease with respect to the HT-B Premises or (ii) the date that Tenant substantially completes Tenant's HT-B Work in the HT-B Premises pursuant to Addendum
     Section 48.12(c) below and first conducts its business from the HT-B Premises; provided, however, that in the event that Tenant has not substantially completed Tenant's HT-B Work in the HT-B Premises by the date specified in clause (i) of this definition because of a Landlord Caused Delay, then the date specified in such clause (i) shall be extended (i.e., moved later in time) by a period of time equal to the actual number of days delay in substantial completion of such Tenant's HT-B Work occasioned by such Landlord Caused Delay.

     HT-1 Premises: All of the Rentable Area within Building 1.

     HT-2 Premises: All of the Rentable Area within Building 2.

     HT-3 Premises: All of the Rentable Area within Building 3.

     HT-14 Premises: All of the Rentable Area within Building 14.

     HT-14 Premises Surrender Date: As defined in Addendum Section 48.4(c) below.

     HT-14 Premises Termination Date: As defined in Addendum Section 48.4(c) below.

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

     Initial Term: Unless sooner terminated pursuant to any provisions of this Lease, the following periods of time with respect to the applicable
     Premises: (i) with respect to the HT-1, HT-2 and R&D 10 Premises, the period commencing upon the applicable Commencement Date for such Premises and ending, April 30, 2013; (ii) with respect to the HT-3, HT-B and R&D 8 Premises, the period commencing upon the applicable Commencement Date for each such Premises and ending on the day prior to the tenth (10) anniversary of the HT-B Rent Commencement Date, unless the HT-B Rent Commencement Date is a day other than the first (1st) day of a calendar month, in which case the Initial Term with respect to the HT-3 and HT-B Premises shall end upon the last day of the month in which the tenth (10) anniversary of the HT-B Rent Commencement Date occurs; and (iii) with respect to the HT-14 Premises, the period commencing upon the applicable Commencement Date with respect to such Premises and ending upon the HT-14 Premises Termination Date as provided in Addendum Section 48.4(c) below.

     Landlord Caused Delay:

     (i) Any failure of Landlord to approve or disapprove Tenant's plans and specifications for Tenant's HT-B Work or any other item requiring approval in connection with Tenant's HT-B Work, in each case within ten (10) business days after delivery of such items to Landlord's representative, unless within such ten (10) business day period
          Landlord shall notify Tenant in writing that Landlord reasonably requires additional information/documentation in connection with the item(s) to be approved or disapproved, in which case such ten (10) business day period shall run from delivery of such additional information/documentation to Landlord's representative; provided, however, that with respect to Landlord's approval or disapproval of Tenant's plans and specifications for Tenant's HT-B Work, such ten
          (10) business day period shall not commence to and until delivery to Landlord's representative of a complete set of such plans and specifications.

     (ii) Any other actual interference by Landlord, its agents or contractors with the substantial completion by Tenant of Tenant's HT-B Work, provided that Tenant notifies Landlord in writing of such event within two (2) business days after the occurrence thereof. The provisions of this clause (ii) shall not, however, (A) relieve Tenant of any requirement that Tenant perform Tenant's Work in accordance with the provisions of this Lease, including, without limitation, obtaining the prior written approval of Landlord to Tenant's plans and specifications for Tenant's HT-B Work, (B) apply to normal scheduling of Tenant's Work and other work then being performed in the Center or staging areas related thereto or (C) apply to normal periodic walk-through inspections of the Tenant's HT-B Work by Landlord's representative.

     LC Amount: As defined in Addendum Section 48.7 below.

     Lease: This Lease, as the same may be amended, modified or supplemented from time to time pursuant to a writing executed by Landlord and Tenant.

     Letter of Credit: As defined in Addendum Section 48.7 below.

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

     Loan: As defined in Addendum Section 48.12(d) below.

     Maximum Loan Amount: As defined in Addendum Section 48.12(d).

     Monthly Basic Rent: With respect to each Premises, one-twelfth (1/12th) of the Basic Annual Rent applicable thereto as provided in this Lease.

     New Building: As defined in Addendum Section 48.20 below.

     New Building Option: As defined in Addendum Section 48.20 below.

     New Building Space: As defined in Addendum Section 48.20 below.

     New Building Space Rent Commencement Date: With respect to any New Building Space, the first to occur of (i) one hundred twenty (120) days following the Commencement Date of this Lease with respect to such New Building Space as provided in clause (v)(A) of Addendum Section 48.20(c) below or (ii) the date Tenant substantially completes all initial tenant improvement work in such New Building Space pursuant to mutually agreed upon improvement plans in accordance with the applicable provisions of Article 9 and Exhibit "D" to this Lease and Tenant first conducts its business in such New Building Space.

     Rentable Area: With respect to each Premises, the following:

        (i)   HT-B Premises    -   subject to the provisions of Section 47.5
                                   of this Lease and clause (iii) of Addendum
                                   Section 48.3(b) below, approximately
                                   70,000 square feet;

        (ii)  HT-1 Premises    -   60,000 square feet;

        (iii) HT-2 Premises    -   60,000 square feet;

        (iv)  HT-3 Premises    -   50,000 square feet;

        (v)   HT-14 Premises   -   60,000 square feet;

        (vi)  R&D 8 Premises   -   2,992 square feet; and

        (vii) R&D 10 Premises  -   13,706 square feet.

     R&D 8 Premises: That certain space within Building 8 consisting of 2,992 square feet of Rentable Area and commonly known as Suite
     123.

     R&D 10 Premises: All of the Rentable Area within Building 10.

     Old Leases: (a) That certain High Technology/Research and Development Lease dated July 23, 1986, between Landlord, as landlord, and Tenant, as tenant,

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

     as the same may have been modified or supplemented from time to time, including by the following instruments: (i) Letter agreement dated July 23, 1986; (ii) Option Agreement dated July 23, 1986; (iii) Letter agreement dated June 23, 1987; (iv) Letter agreement dated July 2, 1987; (v) Letter agreement dated March 15, 1988; (vi) Letter agreement dated May 23, 1988;
     (vii) Third Amendment to Lease dated October 1, 1992; (viii) Fourth Amendment to Lease dated December 1, 1992; (ix) Fifth Amendment to Lease dated March 28, 1997; (x) Sixth Amendment to Lease dated July 30, 1997; and
     (b) that certain High Technology/Research and Development Lease dated July 31, 1997, between Landlord, as landlord, and Tenant's predecessor-in-interest with respect to the Premises covered thereby, Philips Electronics North America Corporation ("Philips"), as the original tenant, which lease was assigned to Tenant pursuant to that certain Assignment, Assumption and Consent Re Lease executed as of August 4, 1998, among Philips, Landlord and Tenant, and as such lease may have been modified or supplemented from time to time.

     Old Leases Termination Date: As defined in Addendum Section 48.2.

     Premises: Each of the HT-B, HT-1, HT-2, HT-3, HT-14, R&D 8 and R&D 10 Premises, and any other premises leased by Landlord to Tenant pursuant to any of the provisions of this Lease. Each of the foregoing specified Premises is shown on the site plan of the Center attached hereto as Exhibit "A".

     Spruce-Up Allowance: As defined in Addendum Section 48.5(h) below.

     Spruce-Up Work: As defined in Addendum Section 48.12(b) below.

     Subordination Agreement: As defined in Addendum Section 48.11 below.

     Tenant's HT-B Work: As defined in Addendum Section 48.12 (c) below.

     Tenant's Proportionate Share: (i) With respect to each Premises (other than the R&D 8 Premises), one hundred percent (100%), and (ii) with respect to the R&D 8 Premises, the percentage calculated by Landlord dividing the Rentable Area of the R&D 8 Premises during the applicable lease year or partial lease year by the average total Rentable Area of the R&D 8 Building for the same lease year or partial lease year, which is currently 21.83%.

     "Term," "term" or "term of this Lease": With respect to each Premises, the Initial Term together with any applicable Additional Term with respect to such Premises resulting from the proper exercise of an option pursuant to Addendum Section 48.4(a) below, unless sooner terminated pursuant to any provisions of this Lease.

48.2 Termination of Old Leases.

     (a) Landlord and Tenant acknowledge and agree that Tenant currently holds and occupies the HT-1, HT-2, HT-3, HT-14, R&D 8 and R&D 10 Premises pursuant to the Old Leases.

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

     (b) Effective as of the date of the last of the execution and delivery of this Lease by Landlord to Tenant (the "Old Leases Termination Date"), the Old Leases (and each of them) shall terminate and Tenant shall from and thereafter continue to hold and occupy and lease the Premises pursuant to this Lease.

     (c) Notwithstanding such termination of the Old Leases, each party shall remain responsible for its obligations under the Old Leases which have occurred or accrued on or prior to the Old Leases Termination Date to and until payment and performance of the same in full, including all indemnification provisions and payment of all rent and other charges and expenses payable thereunder (whether or not billed and all retroactive adjustments thereto).

48.3 Commencement Dates; HT-B Premises Rent Commencement Date; and Initial Term.

     (a) The Commencement Date of this Lease with respect to each Premises (other than the HT-B Premises) shall be as defined and determined in Addendum Section 48.1. From and after the Commencement Date with respect to each such Premises (other than the HT-B Premises), Tenant shall hold and occupy such Premises upon all the terms and conditions of this Lease, including, but not limited to, those with respect thereto the payment of Basic Annual Rent, Tenant's Proportionate Share of Total Operating Expenses and all real property taxes with respect to such Premises in accordance with the provisions hereof.

     (b)  With respect to the HT-B Premises the following shall apply:

          (i) The "Commencement Date" of this Lease with respect to the HT-B Premises shall be the date Landlord tenders delivery of possession of the HT-B Premises to Tenant; provided, however, that such date shall not be before January 1, 2000. Such tender of delivery of possession of the HT-B Premises shall be upon not less than ten (10) days written notice to Tenant stating that the HT-B Premises is vacant, broom-clean and ready for Tenant to commence Tenant's HT-B Work therein pursuant to Addendum Section 48.12(c) below. The target period for tender of delivery of possession of the HT-B Premises to Tenant is between January 1, 2000 and March 31, 2000. If Landlord does not tender delivery of possession of the HT-B Premises to Tenant during such target delivery period, Landlord shall not be subject to any liability for such failure, but the Commencement Date for the HT-B Premises shall be extended until actual date of tender of delivery to Tenant.

          (ii) From and after the Commencement Date with respect to the HT-B Premises, Tenant shall hold and occupy the HT-B Premises upon all the terms and conditions of this Lease with respect to the HT-B Premises, except that Tenant shall not be required to pay Basic Annual Rent or Tenant's Proportionate Share of Total Operating Expenses or any real property taxes with respect to the HT-B Premises to and until the HT-B Rent Commencement Date (as defined in Addendum Section 48.1 above). From and after the HT-B Rent Commencement Date, Tenant shall observe and perform all of the obligations of the Tenant under this Lease with respect to the HT-B Premises, including, but not limited to, those with respect thereto payment of all Basic Annual Rent, Tenant's Proportionate

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
               Share of Total Operating Expenses and all real property taxes with respect to the HT-B Premises in accordance with the terms hereof.

          (iii)Promptly following the HT-B Premises Rent Commencement Date, Landlord and Tenant shall execute a letter memorializing the same and the Commencement Date of this Lease with respect to such HT-B Premises. In addition, at or prior to the Commencement Date of this Lease with respect to the HT-B Premises, Landlord shall cause Wise Solutions, Inc. (or another mutually acceptable independent architect) to remeasure the HT-B Premises and to certify the actual Rentable Area (as defined in Section 47.5) of the HT-B Premises. Such certification shall be in writing and shall be conclusive, absent manifest error. The Rentable Area as so certified shall be included in the foregoing letter agreement and thereupon the definition of "Rentable Area" as set forth in Addendum Section 48.1 shall be modified with respect to the HT-B Premises to reflect the certified Rentable Area thereof. There will be no remeasurement of the Rentable Area of the HT-1, HT-2, HT-3, HT-14, R&D 8 or R&D 10 Premises. Basic Annual Rent with respect to the HT-B Premises shall be adjusted from the HT-B Premises Rent Commencement Date based upon the actual certified Rentable Area and the parties shall, within ten (10) days after delivery of such letter to Tenant, make any payment necessary to reflect such adjustment. Failure of Tenant to execute such letter shall not affect (A) the occurrence of the Commencement Date of this Lease with respect to the HT-B Premises, (B) the determination of the HT-B Premises Rent Commencement Date in accordance with this Addendum Section 48.3(b) or (C) the certification of the Rentable Area (and adjustment of the Basic Annual Rent) with respect to the HT-B Premises, if applicable.

     (c) With respect to each Premises, the Initial Term of this Lease shall be as defined and determined pursuant to the applicable provisions of Addendum Section 48.1 above.

48.4 Additional Term(s)/Option to Terminate Early Termination Premises/HT-14 Premises Termination Date.

(a) Additional Term(s). Provided that (1) Tenant is not in material default beyond any applicable notice and cure period either at the date of exercise or at the date on which an Additional Term (as hereinafter defined) would otherwise commence and (2) the Tenant named in the applicable Basic Lease Provision or an assignee permitted without the consent of Landlord is the tenant under this Lease and physically occupies as of such date the applicable Additional Term Premises as to which an option is being exercised, then Tenant shall have the options (each, an "option") to extend the Term of this Lease for each Additional Term Premises for two (2) additional periods of five (5) years each (each, an "Additional Term"). Each such option shall be exercised with respect to an applicable
     Additional Term Premises, if at all, by written notice from Tenant to Landlord given not less than twelve (12) months and no more than eighteen
     (18) months prior to the expiration of the then current Term for such Additional Term Premises. In the event that Tenant is not entitled to exercise such option with respect to an Additional Term Premises, or is entitled to exercise such option with respect to any such Additional Term Premises but fails to do so in the manner and within the time herein specified, such option shall lapse with respect to such Additional Term Premises and thereafter not be exercisable by Tenant and this Lease shall expire with respect to such Additional Term Premises upon the Expiration

     Date of the then current Term therefor. If the first option with respect to any Additional Term Premises lapses the second option with respect to such Additional Term Premises shall lapse as well. It is understood and agreed that the foregoing options are exercisable on a Premises by Premises basis with respect to each Additional Term Premises.

     In the event that Tenant is entitled to exercise such option and timely and properly exercises the same, the Additional Term resulting therefrom with respect to the applicable Additional Term Premises shall be upon all of the terms and conditions of this Lease applicable to the then current term therefor except as follows:

     (i) Such Additional Term shall commence immediately following the expiration of the then current Term of this Lease with respect to such Additional Term Premises and shall expire on the fifth (5th)
          anniversary of the expiration of the immediately prior Term with respect to such Additional Term Premises.

     (ii) Article 2 and Addendum Sections 48.2, 48.3,  48.4(b),  48.4(c),  48.5,
          48.9(a),  48.12(b),  (c) and (d), 48.13, and 48.20 of this Lease shall have no application to the applicable Additional Term with respect to such Additional Term Premises.

     (iii)Except for the two (2) options  expressly  set forth in this  Addendum
          Section 48.4(a) with respect to each Additional Term Premises, Tenant shall have no further options to extend the Term of this Lease with respect to any Premises.

     (iv) Basic Annual Rent for such Additional Term Premises for the applicable Additional Term shall be the greater of (x) the Basic Annual Rent in effect as of the expiration of the immediately prior Term for such Additional Term Premises and (y) ninety-eight percent (98%) of the prevailing fair market rental for such Additional Term and for similar premises in the geographic market area in which the Center is located. For the purposes of determining Basic Annual Rent/Monthly Basic Rent for the applicable Additional Term Premises for such Additional Term, the following shall pertain:

          (A) The term "similar premises" shall mean premises similar in size to the applicable Additional Term Premises in commercial and industrial centers of similar size, age and quality and with similar access and other amenities (including a similar level of improvements) as the Center and within the geographic market area in which the Center is located. For purposes of this Lease, the geographic market area in which the Center is located shall include the areas commonly known as the South Coast Metro, Irvine Business Center, "South Orange County" and Irvine Spectrum markets as approximately shown on Exhibit "G" attached hereto; provided, however, that when considering similar premises in South Orange County and the Irvine Spectrum market areas, the locational differences as well as building age and level and quality of improvements therein shall be taken into account in determining fair market rental for such Additional Term Premises for the applicable Additional Term.

          (B) The term "fair market rental" shall mean the effective flat rate amount per month that a willing tenant comparable to Tenant would pay and a willing landlord comparable to Landlord would accept in an arm's-length leasing transaction, for similar premises which are non-sublease, non-encumbered and non-expansion space as of the date of Landlord's determination thereof pursuant to clause
               (C) below (including any periodic increases therein for purposes of determining such effective amount) for the applicable Additional Term, taking into account free rent concessions and rent escalations, but not tenant improvement allowances or rent abatements or credits in lieu of tenant improvement allowances. Once determined, fair market rental shall not be reduced by any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such Additional Term Premises (including, without limitation, brokerage commissions savings or lost rental income during any vacancy period). Fair market rental shall be determined as a flat rate per month per square foot of Rentable Area of the applicable Additional Term Premises. If ninety-eight percent (98%) of such fair market rental for the applicable Additional Term Premises is not greater than the Monthly Basic Rent for such Additional Term Premises for the immediately prior Term, then the Monthly Basic Rent for such Additional Term shall be determined pursuant to subclause (x) of this clause (iv); otherwise the Monthly Basic Rent for such Additional Term Premises for such Additional Term shall be determined by multiplying such flat rate by the Rentable Area of such Additional Term Premises.

          (C) Within sixty (60) days after the exercise of an option by Tenant pursuant to this Addendum Section 48.4, Landlord shall notify Tenant of Landlord's determination of the fair market rental for such Additional Term Premises for such Additional Term, taking into account the matters set forth above in this clause (iv). If ninety-eight percent (98%) thereof does not exceed the amount determined pursuant to subclause (x) of this clause (iv), then the Monthly Basic Rent for such Additional Term Premises for the applicable Additional Term shall be the amount so determined pursuant to such subclause (x) of this clause (iv). If, however, Landlord's determination of the fair market rental for such Additional Term Premises for the applicable Additional Term exceeds the amount determined pursuant to such subclause (x) of this clause (iv), then the following shall apply:

               (1) Within thirty (30) days after Tenant's receipt of Landlord's notice, Tenant shall, by written notice to Landlord, either approve or disapprove of Landlord's determination of the fair market rental for such Additional Term Premises for such Additional Term or rescind Tenant's exercise of Tenant's option with respect to such Additional Term Premises. Tenant's failure to approve or disapprove of Landlord's determination of the fair market rental for such Additional Term Premises for such applicable Additional Term or to so rescind Tenant's exercise of such option with respect thereto within the time and in the manner herein specified shall be deemed approval of Landlord's determination of such fair market rental thereof, ninety-eight percent (98%) of such approved or deemed approved fair market rental shall be the Monthly Basic Rent for such Additional Term Premises for the applicable
                    Additional Term and Tenant shall not thereafter have the right to rescind or otherwise terminate Tenant's exercise of such option.

               (2) In the event that Tenant rescinds Tenant's exercise of such option for the applicable Additional Term Premises within the manner and time set forth in clause (1) above, such option shall terminate together with any future option to extend the Term of this Lease with respect to such applicable Additional Term Premises and the same shall not thereafter be exercisable by Tenant.

               (3) In the event that Tenant disapproves Landlord's determination within the time and in the manner set forth in clause (1) above, then Tenant shall concurrently with Tenant's notice of disapproval pursuant to clause (1) above notify Landlord of Tenant's determination of such fair market rental for such Additional Term Premises for the applicable Additional Term, taking into account the matters set forth above in this clause (iv). For a period of thirty
                    (30) days after Tenant's delivery to Landlord of Tenant's determination of the same, Landlord and Tenant shall attempt to agree in good faith upon such fair market rental for such Additional Term Premises for the applicable Additional Term. In the event that Landlord and Tenant so agree and ninety-eight percent (98%) thereof exceeds the amount determined pursuant to subclause (x) of this clause (iv), such agreement shall be reduced to writing, shall be executed by Landlord and Tenant and shall be binding and conclusive upon them.

          (D) If Landlord and Tenant are unable to reach agreement as to the fair market rental for such Additional Term Premises for such Additional Term within the thirty (30) day period specified in clause (C)(3) above, the fair market rental shall be determined by arbitration. In connection with such arbitration, the following shall pertain:

               (1)  The  arbitration   shall  be  conducted  in  Orange  County,
                    California in accordance  with the provisions of this clause
                    (D).

               (2)  Within  fifteen (15) days after the expiration of the thirty
                    (30) day period specified in clause (C)(3) above, each party shall, by written notice to the other, select an arbitrator with the qualifications set forth below. If either party shall fail to select an arbitrator in the manner and within the time specified in this clause (2), then the arbitrator timely and properly selected by the other party shall be the sole arbitrator. If neither party shall timely and properly select an arbitrator pursuant to this clause (2), then a single arbitrator shall be selected by the Presiding Judge of the Orange County Superior Court or his or her designee upon application of either party.

               (3) If a single arbitrator is selected or appointed pursuant to clause (2), such sole arbitrator shall, within fifteen (15) days after his or her appointment, schedule a meeting with the parties at which such arbitrator shall receive such oral or written evidence as he or she determines. The arbitrator need not follow the rules of evidence and may set such time limits as he or she deems appropriate. Within thirty (30) days after being appointed, the arbitrator shall in writing notify the parties of his or her decision as to fair market rental, determined in accordance with this clause (D). The fair market rental determined by such single arbitrator shall be conclusive upon the parties.

               (4) If two (2) arbitrators are selected pursuant to clause (2), the same procedure set forth in clause (3) above shall be used, except that each arbitrator shall in writing notify the parties and the other arbitrator of his or her decision as to fair market rental, determined in accordance with this clause (D). The notices provided for in clause (3) and this clause (4) may be in letter form, need not be accompanied by any survey, report or other supporting document and may but need not set forth the reason(s) for the decision.

               (5) If two (2) arbitrators are used, and if the fair market rentals as determined by them are not the same but the larger fair market rental so determined does not exceed one hundred ten percent (110%) of the lesser fair market rental so determined, then fair market rental shall be the average of the fair market rentals determined by the two (2) arbitrators.

               (6) If two (2) arbitrators are used, and if the two (2) arbitrators determine different fair market rentals and if fair market rental is not determined pursuant to clause (5), then within fifteen (15) days after the last determination of the two (2) arbitrators (i.e., the last notice to the parties), the two (2) arbitrators shall select a third arbitrator. If the two (2) arbitrators are unable to select a third arbitrator within such fifteen (15) day period, the third arbitrator shall be appointed in the manner provided in the last sentence of clause (2) above.

               (7) Any third arbitrator selected pursuant to clause (6) shall, within fifteen (15) days after his or her selection, notify the parties and the other arbitrators in writing of her or her determination of fair market rental, determined in accordance with this clause (D). Such determination and notice shall be in accordance with the last sentence of clause (4), and in no event shall such determination be greater than the higher of the fair market rentals determined by the original two (2) arbitrators or lesser than the lower of the fair market rentals determined by the original two (2) arbitrators. The fair market rental determined by such third arbitrator shall be conclusive upon the parties.

               (8) In no event shall the fair market rental determined in accordance with this clause (D) be less than the lowest or greater than the highest fair market rental amounts originally submitted by the parties pursuant to clause (C) above.

               (9) Each arbitrator selected or appointed pursuant to the foregoing clauses shall be a person who is a Member of the Appraisal Institute (or any successor organization thereto) with not less than five (5) years experience with respect to similar premises and centers similar to the Center in the geographic area in which the Center is located who is independent of each party. For this purpose, independent shall mean that such person is not employed by a party and has not been an employee of a party for two (2) years prior to his or her selection or appointment.

               (10) Each party shall bear the costs and fees of each  arbitrator selected by it and one-half (1/2) of the costs and fees of any third or sole arbitrator. Each party shall also bear all costs and fees of any attorney or other professional employed or retained by such party in connection with such arbitration process.

               (11) All  determinations  as  to  fair  market  rental  shall  be expressed as a flat rate per square foot of Rentable Area per month during the applicable Additional Term.

          (E) If the new Monthly Basic Rent for such Additional Term Premises for such Additional Term shall not have been determined as of th commencement date of such Additional Term, Tenant shall pay Monthly Basic Rent for such Additional Term Premises at the rate in effect therefor immediately prior to the expiration of the prior Term to and until such determination is made. If the new Monthly Basic Rent is greater than such prior rate, then within thirty (30) days after the determination of the new Monthly Basic Rent Tenant shall pay to Landlord an amount equal to the new Monthly Basic Rent rate times the number of months from the commencement of such Additional Term through the month in which such determination is made less the aggregate payments on account of Monthly Basic Rent on account of such Additional Term Premises for such period previously made by Tenant. Thereafter, during such Additional Term shall pay Monthly Basic Rent for such Additional Term Premises at the rate(s) determined pursuant to this clause (iv). Upon determination of the Basic Annual Rent and Monthly Basic Rent pursuant to this clause (iv) with respect to such Additional Term Premises, Landlord shall prepare and Landlord and Tenant shall promptly execute and deliver an amendment to this Lease setting forth the agreed rates for such Additional Term Premises for such Additional Term.

     (b)  Option To Terminate as to Early  Termination  Premises.  Provided that
          (1) Tenant is not in material default beyond any applicable notice and cure period either at the date of exercise or on the date on which this Lease would otherwise terminate pursuant to this Addendum Section 48.4(b) with respect to the Early Termination Premises, and each of them, (2) the Tenant named in the applicable Basic Lease Provision or an assignee permitted without the consent of Landlord is the tenant under this Lease with respect to such Early Termination Premises, and
          (3) Tenant has not previously exercised its option to extend the Term of this Lease with respect to either the HT-3, HT-B or R&D 8 Premises for the applicable first Additional Term as provided in Addendum
          Section 48.4(a) above, then Tenant shall have the one-time option (the "Early Termination Option") to terminate this Lease as to all of the Early Termination Premises concurrent with the expiration of the Initial Term of the HT-3, HT-B and R&D 8 Premises (the "Early Termination Date"). Such Early Termination Option with respect to all of the Early Termination Premises shall be exercised, if at all, by written notice from Tenant to Landlord given not less than nine (9) months and no more than fifteen (15) months prior to the expiration of the Initial Term of this Lease with respect to the HT-3, HT-B and R&D 8 Premises. In the event that Tenant is either not entitled to exercise such Early Termination Option or is entitled to exercise the same but fails to do so within the time and in the manner herein provided, such Early Termination Option shall lapse and thereafter shall not be exercisable by Tenant, and this Lease with respect to all of the Early Termination Premises shall continue in full force and effect to and until the expiration or earlier termination of the Term of this Lease with respect thereto.

          In the event that Tenant shall be entitled to exercise such Early Termination Option and shall do so within the time and in the manner herein specified, the following shall pertain:

          (i)  This  Lease  shall  terminate  with  respect  to all  such  Early
               Termination Premises concurrent with the expiration of the Initial Term of the HT-3, HT-B and R&D 8 Premises. This Lease shall remain in full force and effect with respect to any Premises which are not Early Termination Premises for the balance of the applicable Term with respect thereto.

          (ii) On or before the Early Termination Date Tenant shall vacate and surrender possession of the Early Termination Premises to Landlord in accordance with the provisions of Articles 9 and 22 of this Lease, as supplemented by Addendum Section 48.8 below.

          (iii)Tenant shall remain responsible for all obligations of Tenant which have occurred or accrued on or prior to the Early Termination Date with respect to the Early Termination Premises to and until payment and performance of the same in full, including, without limitation, all indemnification provisions and payment of all rent and other charges and expenses (whether or not billed and all retroactive adjustments thereto) with respect to the Early Termination Premises.

          (iv) As consideration for the early termination of this Lease with respect to the Early Termination Premises, and in addition to all amounts owing by Tenant pursuant to clause (iii) above, Tenant shall pay to Landlord an amount (the "Early Termination Payment") equal to the aggregate of (A) $15,146.19 (representing the unamortized leasing commissions paid by Landlord in connection with the negotiation, preparation and execution of this Lease and allocated to the Early Termination Premises), plus (B) nine (9) times the then current Monthly Basic Rent and Tenant's monthly estimated Proportionate Share of Total Operating Expenses and all real property taxes in effect for or otherwise payable with respect to the Early Termination Premises. Not less than thirty
               (30) days prior to the Early Termination Date, Landlord shall in writing notify Tenant as to the amount of the Early Termination Payment determined in accordance with this clause (iv). Such notice shall set forth the components of the Early Termination Payment in reasonable detail. Tenant shall pay the Early Termination Payment to Landlord in a single lump sum on or before the Early Termination Date. For purposes of this clause (iv), amortization shall be on a straight-line basis over the Initial Term of this Lease with respect to the HT-B Premises.

     (c) HT-14 Premises Termination Date. Within thirty (30) days following the HT-B Rent Commencement Date (the "HT-14 Premises Surrender Date"), Tenant shall (i) relocate from the HT-14 Premises to the HT-B Premises, unless Tenant's HT-B Work therein is not substantially complete (as defined in Addendum Section 48.12(c) below), in which case Tenant shall relocate to other Premises and (ii) vacate the HT-14 Premises and surrender possession of the HT-14 Premises to Landlord. Any such relocation to the HT-B Premises or to any other Premises shall be the sole responsibility of Tenant, both as to performance and payment of costs. In addition, in effecting such relocation Tenant shall comply with all reasonable regulations or directives provided by Landlord with respect thereto for the safety of persons and property in and about the Center, for the care and cleanliness of the Center and in order to prevent any unreasonable interference with the normal operations of the Center and its occupants, including but not limited to regulations and directives regulating the time and/or method of such relocation. In connection with the foregoing, the following shall apply:

          (i) Surrender of possession of the HT-14 Premises shall be accomplished by delivery to Landlord of physical possession of the HT-14 Premises, all permanent improvements therein and the keys thereto. Prior to surrender of the HT-14 Premises, Tenant shall remove therefrom all moveable furniture, furnishings, equipment  (including its computer  equipment) and trade fixtures not  permanently  attached and all other  miscellaneous  personal property  of Tenant and shall  repair  any damage  caused by such removal; provided, however, that if, upon surrender of the HT-14 Premises to Landlord, Landlord has executed a new lease for such HT-14 Premises with a new tenant and has approved a demolition plan for any tenant improvement work to be performed in the HT-14 Premises for or by such new tenant, then Tenant shall not be required to repair any damage caused by removal of Tenant's property if the portion of the HT-14 Premises affected thereby will be demolished as set forth in such approved demolition plan. Any such items as are not removed from the HT-14 Premises prior to surrender of possession to Landlord shall be deemed abandoned by Tenant and may be retained or disposed of by Landlord as it sees fit, without claim thereto of the proceeds thereof by Tenant. In addition, all reasonable costs incurred by Landlord in removing or disposing of such items shall be deemed additional rent pursuant to this Lease, payable by Tenant within ten (10) days after Tenant's receipt of Landlord's invoice therefor. Upon surrender to Landlord, the HT-14 Premises shall, except as otherwise provided in this clause (i), be in the condition required by Articles 9 and 22 of this Lease. Tenant's failure to so vacate and surrender possession of the HT-14 Premises on or before the HT-14 Premises Surrender Date shall be deemed a default by Tenant under this Lease, entitling Landlord to exercise all remedies available to a landlord against a defaulting tenant, including, without limitation, those set forth in Article 20 of this Lease.

          (ii) Upon Tenant's vacation and surrender of the HT-14 Premises to Landlord in accordance with clause (i) above, the Lease with respect to the HT-14 Premises shall terminate (the "HT-14 Premises Termination Date"). Notwithstanding the occurrence of the HT-14 Premises Termination Date, Tenant shall remain responsible for all obligations of Tenant which have occurred or accrued on or prior to the HT-14 Premises Termination Date with respect to the HT-14 Premises to and until payment and performance of the same in full, including, without limitation, all indemnification provisions and payment of all rent and other charges and expenses with respect HT-14 Premises (whether or not billed and all retroactive adjustments thereto).

48.5 Basic Annual Rent. Basic Annual Rent for the Premises during the entire Term shall be triple net and shall be paid in the manner and at the times provided for in Section 3.1 of this Lease and at the rates determined pursuant to this Addendum Section 48.5. Basic Annual Rent for any Additional Term with respect to any applicable Premises shall be determined pursuant to clause (iv) of Addendum Section 48.4(a) above. Basic Annual Rent for the applicable Premises for the applicable Initial Terms shall be as follows:

     (a)  HT-B Premises.

          (i) For the period from the HT-B Rent Commencement Date through and including the day prior to the third (3rd) anniversary thereof, Basic Annual Rent for the HT-B Premises shall be the sum of $13.20 per square foot of Rentable Area thereof per year; or $1.10 per square foot of Rentable Area thereof per month.

          (ii) Commencing upon the third (3rd) anniversary of the HT-B Rent Commencement Date (the first "CPI Adjustment Date"), the Basic Annual Rent for the HT-B Premises shall be increased as provided in Addendum Section 48.5(g) below and such increase shall be applicable through and including the day prior to the sixth (6th) anniversary of the HT-B Rent Commencement Date. For purposes of such adjustment on the first CPI Adjustment Date with respect to the HT-B Premises, the following shall apply:

               (A) The "Base Month" shall be the month prior to the HT-B Rent Commencement Date; and

               (B)  The "CPI Cap" shall be six percent (6%).

          (iii)Commencing upon the sixth (6th) anniversary of the HT-B Rent Commencement Date (the second "CPI Adjustment Date"), the Basic Annual Rent for the HT-B Premises shall be increased as provided in Addendum Section 48.5(g) below and such increase shall be applicable through and including the expiration of the Initial Term of this Lease with respect to the HT-B Premises. For purposes of such adjustment on the second CPI Adjustment Date with respect to the HT-B Premises, the following shall apply:

               (A) The "Base Month" shall be the month prior to the third (3rd) anniversary of the HT-B Rent Commencement Date; and

               (B)  The "CPI Cap" shall be seven and one-half percent (7.5%).

     (b)  HT-1 and HT-2 Premises.

          (i) For the period from the Commencement Date of this Lease with respect to the HT-1 and HT-2 Premises through and including (A) October 31, 2000, with respect to the HT-1 Premises, and (B) July 31, 2000, with respect to the HT-2 Premises, Basic Annual Rent for each of the HT-1 and HT-2 Premises shall be the sum of $13.20 per square foot of Rentable Area thereof per year; or $1.10 per square foot of Rentable Area thereof per month.

          (ii) Commencing upon (the first "CPI Adjustment Date") (A) November 1, 2000, with respect to the HT-1 Premises and (B) August 1, 2000, with respect to the HT-2 Premises, the Basic Annual Rent for such Premises shall be increased as provided in Addendum Section 48.5(g) below and such increase shall be applicable through and including April 30, 2003 for each of the HT-1 and H-2 Premises. For purposes of such adjustment on the applicable first CPI Adjustment Date with respect to the HT-1 and HT-2 Premises, the following shall apply:

               (A) The "Base Month" for the HT-1 Premises shall be April, 1998, and the "Base Month" for the HT-2 Premises shall be January, 1998; and

               (B)  The "CPI Cap" shall be ten percent (10%).

          (iii)Commencing May 1, 2003, and continuing through and including April 30, 2006, Basic Annual Rent for each of the HT-1 and HT-2 Premises shall be the sum of $13.20 per square foot of Rentable Area thereof per year; or $1.10 per square foot of Rentable Area thereof per month.

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

          (iv) Commencing upon May 1, 2006 (the second "CPI Adjustment Date"), the Basic Annual Rent for the HT-1 and H-2 Premises again shall be increased as provided in Addendum Section 48.5(g) below and such increase shall be applicable through and including April 30, 2009, for each of the HT-1 and H-2 Premises. For purposes of such adjustment on such second CPI Adjustment Date with respect to the HT-1 and HT-2 Premises, the following shall apply:

               (A) The "Base Month" for each of the HT-1 Premises and HT-2 Premises be April, 2003; and

               (B)  The "CPI Cap" shall be six percent (6%).

          (v) Commencing upon May 1, 2009 (the third "CPI Adjustment Date"), the Basic Annual Rent for the HT-1 and H-2 Premises shall be further increased as provided in Section 48.5(g) below and such increase shall be applicable through and including the expiration of the Initial Term of this Lease for each of the HT-1 and H-2 Premises. For purposes of such adjustment on the third CPI Adjustment Date with respect to the HT-1 and HT-2 Premises, the following shall apply:

               (A) The "Base Month" for each of the HT-1 Premises and HT-2 Premises be April, 2006; and

               (B)  The "CPI Cap" shall be seven and one-half percent (7.5%).

     (c)  HT-3 Premises.

          (i) For the period from the Commencement Date of this Lease with respect to the HT-3 Premises through and including May 31, 2000, Basic Annual Rent for the HT-3 Premises shall be the sum of $12.444 per square foot of Rentable Area thereof per year; or $1.037 per square foot of Rentable Area thereof per month.

          (ii) Commencing June 1, 2000, and continuing through and including May 31, 2003, Basic Annual Rent for the HT-3 Premises shall be the sum of $13.20 per square foot of Rentable Area thereof per year; or $1.10 per square foot of Rentable Area thereof per month.

          (iii)Commencing upon June 1, 2003 (the first "CPI Adjustment Date"), the Basic Annual Rent for the HT-3 Premises shall be increased as provided in Addendum Section 48.5(g) below and such increase shall be applicable through and including May 31, 2006, for the HT-3 Premises. For purposes of such adjustment on the such first CPI Adjustment Date with respect to the HT-3 Premises, the following shall apply:

               (A)  The "Base Month" shall be May 2000; and

               (B)  The "CPI Cap" shall be six percent (6%).

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          (iv) Commencing upon June 1, 2006 (the second "CPI Adjustment  Date"), the Basic Annual Rent for the HT-3 Premises shall be further increased as provided in Addendum Section 48.5(g) below and such increase shall be applicable through and including the expiration of the Initial Term of this Lease for the HT-3 Premises. For purposes of such adjustment on the second CPI Adjustment Date with respect to the HT-3 Premises, the following shall apply:

               (A)  The "Base Month" shall be May, 2003; and

               (B)  The "CPI Cap" shall be seven and one-half percent (7.5%).

     (d) HT-14 Premises. For the period from the Commencement Date of this Lease with respect to the HT-14 Premises through and including the HT-14 Premises Termination Date, Basic Annual Rent for the HT-14 Premises shall be the sum of $10.484 per square foot of Rentable Area thereof per year; or $0.8736 per square foot of Rentable Area thereof per month.

     (e)  R&D 8 Premises.

          (i) For the period from the Commencement Date of this Lease with respect to the R&D 8 Premises through and including August 31, 1999, Basic Annual Rent for the R&D 8 Premises shall be the sum of $10.44 per square foot of Rentable Area thereof per year; or $0.87 per square foot of Rentable Area thereof per month.

          (ii) Commencing September 1, 1999 and continuing through and including the August 31, 2000, Basic Annual Rent for the R&D 8 Premises shall be the sum of $10.68 per square foot of Rentable Area thereof per year; or $0.89 per square foot of Rentable Area thereof per month.

          (iii)Commencing September 1, 2000, and continuing through and including May 31, 2003, Basic Annual Rent for the R&D 8 Premises shall be the sum of $13.20 per square foot of Rentable Area thereof per year; or $1.10 per square foot of Rentable Area thereof per month.

          (iv) Commencing upon June 1, 2003 (the first "CPI Adjustment Date"), the Basic Annual Rent for the R&D 8 Premises shall be increased as provided in Addendum Section 48.5(g) below and such increase shall be applicable through and including May 31, 2006, for the R&D 8 Premises. For purposes of such adjustment on the such first CPI Adjustment Date with respect to the R&D 8 Premises, the following shall apply:

               (A)  The "Base Month" shall be May 2000; and

               (B)  The "CPI Cap" shall be six percent (6%).

          (v) Commencing upon June 1, 2006 (the second "CPI Adjustment Date"), the Basic Annual Rent for the R&D 8 Premises shall be further increased as provided in Addendum Section 48.5(g) below and such increase shall be applicable through and including the expiration of the Initial Term of this Lease for the R&D 8 Premises. For purposes of such adjustment on the second CPI Adjustment Date with respect to the R&D Premises, the following shall apply:

               (A)  The "Base Month" shall be May, 2003; and

               (B)  The "CPI Cap" shall be seven and one-half percent (7.5%).

     (f)  R&D 10 Premises.

          (i) For the period from the Commencement Date of this Lease with respect to the R&D 10 Premises through and including May 31, 2000, Basic Annual Rent for the R&D 10 Premises shall be the sum of $11.17 per square foot of Rentable Area thereof per year; or $0.9308 per square foot of Rentable Area thereof per month.

          (ii) Commencing June 1, 2000, and continuing through and including November 30, 2002, Basic Annual Rent for the R&D 10 Premises shall be the sum of $12.37 per square foot of Rentable Area thereof per year; or $1.031 per square foot of Rentable Area thereof per month.

          (iii)Commencing December 1, 2002 and continuing through and including April 30, 2006, Basic Annual Rent for the R&D 10 Premises shall be the sum of $13.20 per square foot of Rentable Area thereof per year or $1.10 per square foot of Rentable Area thereof per month.

          (iv) Commencing upon May 1, 2006 (the first "CPI Adjustment Date"), the Basic Annual Rent for the R&D 10 Premises shall be increased as provided in Addendum Section 48.5(g) below and such increase shall be applicable through and including April 30, 2009, for the R&D 10 Premises. For purposes of such adjustment on the such first CPI Adjustment Date with respect to the R&D 10 Premises, the following shall apply:

               (A)  The "Base Month" shall be April, 2003; and

               (B)  The "CPI Cap" shall be six percent (6%).

          (v) Commencing upon May 1, 2009 (the second "CPI Adjustment Date"), the Basic Annual Rent for the R&D 10 Premises shall be further increased as provided in Addendum Section 48.5(g) below and such increase shall be applicable through and including the expiration of the Initial Term of this Lease with respect to the R&D 10 Premises. For purposes of such adjustment on the second CPI Adjustment Date with respect to the R&D 10 Premises, the following shall apply:

               (A)  The "Base Month" shall be April, 2006; and

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

               (B)  The "CPI Cap" shall be seven and one-half percent (7.5%).

     (g) CPI Increase(s). Commencing upon each applicable CPI Adjustment Date with respect to an applicable Premises, the Basic Annual Rent for such Premises shall be increased to reflect any increase in the cost of living pursuant to the provisions of this Addendum Section 48.5(g). The adjustment, if any, shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), Subgroup "all items," entitled "Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), Los Angeles-Anaheim-Riverside Average, (1982-1984 = 100)" (the "Index"). The Index published for said subgroup for the applicable Base Month shall be considered the "Base" for purposes of the adjustment. The Basic Annual Rent in effect for an applicable Premises immediately prior to the applicable CPI Adjustment Date therefor shall be increased by the percentage equal to twenty-five (25) multiplied by the percentage increase (if any) in the Index published as of the last full month preceding the applicable CPI Adjustment Date for such Premises over the applicable Base; provided, however, that in no event shall the Basic Annual Rent for such Premises be increased after any such adjustment by more than the applicable CPI Cap for such CPI Adjustment Date over the Basic Annual Rent for such Premises in effect immediately prior to such adjustment; provided further, however, that in no event shall the Basic Annual Rent for such Premises after any such adjustment be less than the Basic Annual Rent in effect immediately prior to such adjustment, notwithstanding the fact that the Index may, as of the applicable CPI Adjustment Date, be less than the "Base." When the new Basic Annual Rent for such Premises is determined, Landlord shall give Tenant written notice to that effect indicating how the new Basic Annual Rent figure for such Premises was computed.

          If at any CPI Adjustment Date there shall not exist the Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series) in the same format as recited in this clause, Landlord shall reasonably and in good faith substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall be most nearly equivalent thereto.

          If any adjustment provided for herein shall not have been made as of applicable CPI Adjustment Date, Tenant shall continue to pay Monthly Basic Rent for the applicable Premises at the last rate applicable until Tenant receives Landlord's written notice as to such adjustment. Within thirty (30) days after Tenant's receipt of Landlord's notice, Tenant shall pay to Landlord an amount equal to the new Monthly Basic Rent with respect to such Premises times the number of months from CPI Adjustment Date to the date of receipt of Landlord's notice, less the aggregate amount paid by Tenant on account of Monthly Basic Rent for the same period for such Premises. Thereafter, Tenant shall pay Monthly Basic Rent for such Premises at the new rate set forth in Landlord's notice.

     (h) Monthly Basic Rent Abatements/Credits. Subject to the applicable provisions of Addendum Sections 48.12(b) and (c) below, Tenant shall receive a monthly abatement/credit with respect to Monthly Basic Rent payable for certain of the Premises as follows:

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

          (i) With respect to the HT-1, HT-2, HT-3, R&D 8 and R&D 10 Premises, Tenant shall receive an aggregate abatement/credit on account of the Monthly Basic Rent otherwise payable on account of such Premises equal to $373,396.00 (the "Spruce-Up Allowance"). Subject to the provisions of Addendum Section 48.12(b) below, the Spruce-Up Allowance shall be credited/applied on the first (1st) day of each calendar month towards the Monthly Basic Rent payable on account of the foregoing specified Premises commencing January, 2001, until exhausted. If, for any month, the remaining uncredited Spruce-Up Allowance is insufficient to cover the full amount of the Monthly Basic Rent payable with respect to the foregoing specified Premises for such month, then Tenant shall immediately pay as and when due the full amount of the Monthly Basic Rent which is not covered by such remaining balance of the Spruce-Up Allowance.

          (ii) With respect to the initial Premises covered hereby, if and to the extent that Tenant shall be entitled to and shall elect as and when provided in Addendum Section 48.12(d) below to receive the Loan, then the Loan proceeds which Landlord is obligated to make available to Tenant pursuant to such Addendum Section
               48.12(c) shall be disbursed to Tenant in the form of an abatement/credit towards the Monthly Basic Rent otherwise payable on account of the Premises on the first (1st) day of each calendar month commencing January, 2002, until exhausted. If, for any month, the balance of the undisbursed Loan proceeds is insufficient to cover the full amount of the Monthly Basic Rent payable with respect to the Premises for such month, the Tenant shall immediately pay as and when due the full amount of the Monthly Basic Rent which is not covered by such remaining undisbursed Loan proceeds.

48.6 Common  Facilities  Expenses.  Notwithstanding  anything to the contrary in
     Article 4 or Exhibit "B" to this Lease, the following shall apply:

     (a) The following shall not be included in "Building Operating Expenses" (as defined in Exhibit "B") as to which Tenant pays its Proportionate
          Share:

          (i) Costs to repair/replace damaged windows due to no fault, negligence or willful misconduct of Tenant, its agents, employees, contractors, licensees, invitees, subtenants or assignees.

          (ii) Costs to repair/replace any damaged finished floor coverings caused by slab effervescence (i.e., water leaching).

     (b) With respect to "Building Operating Expenses" or "Common Facilities Expenses determined by Landlord to constitute capital costs (e.g., HVAC units, [except as provided in Addendum Section 48.12 with respect to the HT-B Building and Premises] installation of new roof membrane systems, structural repairs to the roof, foundation or exterior walls, and below grading plumbing and sewer repairs/replacements), Landlord shall amortize such costs over the useful life thereof as reasonably determined by Landlord. Only the amortization applicable to a particular calendar year shall be included in Building Operating Expenses or Common Facilities Expenses, as the case may be, chargeable to Tenant for such calendar year.

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

     (c) Capital improvements to the Premises and Common Facilities shall be made as and when required to maintain the Buildings and Common Facilities in good condition and reasonably determined by Landlord.

     (d) Landlord shall cause Landlord's independent auditing firm, Deloitte & Touche LLP, to audit or review annual Total Operating Expenses for the Center for each calendar year and to issue an opinion or report with respect thereto, which opinion or report shall include a review or audit of the propriety of the expenses included in Total Operating Expenses for purposes of this Lease and as to which Tenant pays its Proportionate Share. For so long as Landlord causes such audit or review to be conducted by a so-called "Big 5" accounting firm or a recognized regional independent auditing firm, copies of the opinions or reports of such firm shall be furnished to Tenant upon Tenant's request therefor and the provisions of subsection (e) below shall not apply.

     (e) As to any calendar year for which Landlord does not cause such Total Operating Expenses to be audited by a so-called "Big 5" accounting firm or a recognized regional independent auditing firm, Tenant shall have the right to review or audit Landlord's books and records with respect to Total Operating Expenses, the propriety thereof for purposes of this Lease and Tenant's Proportionate Share thereof, and Landlord agrees to cooperate with any such audit. Landlord shall maintain complete books and records with respect to Total Operating Expenses for each calendar year for a period of at least one (1) year following the expiration of such calendar year. Any such audit shall
          (i) be commenced within one (1) year after delivery to Tenant of Landlord's annual statement of Total Operating Expenses for any year and shall thereafter be diligently completed, (ii) be upon not less than thirty (30) days' prior written notice to Landlord, (iii) be conducted at Landlord's principal accounting office during Landlord's normal business hours and (iv) be conducted by a so-called "Big 5" accounting firm or a recognized regional independent certified public accounting firm, but specifically excluding so-called forensic CAM auditing firms or other firms whose fees are based upon a percentage of savings or other similar financial incentive. There shall be no more than one audit of common area expenses for any year, and if Tenant does not commence an audit of Total Operating Expenses for any year within one (1) year after Tenant's receipt of Landlord's annual statement of Total Operating Expenses such year such right of audit shall be waived with respect to such year. Promptly upon completion of such audit, Tenant shall furnish to Landlord a copy of any report or summary prepared by Tenant or its employees or agents based upon such audit. In the event that, as the result of such audit, it is determined and agreed that Tenant's actual Proportionate Share of Total Operating Expenses for any year is greater or lesser than the amount previously paid by Tenant with respect to such year, Tenant shall pay to Landlord any additional amount owing or Landlord shall credit any overpayment against the next amounts payable by Tenant to Landlord pursuant to this Lease, in either case within twenty (20) days after such determination and agreement. Tenant shall pay all costs of the audit (including all photocopying charges for copies made by or for Tenant or its agents or employees), unless it is determined as a result of such audit that Tenant has overpaid by five percent (5%) or more, in which case Landlord shall pay Tenant's reasonable out-of-pocket costs of such audit.

          Any such audit shall be conducted in a manner which shall not unreasonably interfere with the normal operations of Landlord's accounting office. Without limiting the generality of the foregoing,

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

          Landlord may defer any proposed audit for up to thirty (30) days (to a mutually acceptable date to Landlord and Tenant's auditor) in order to accommodate other activities then being conducted in Landlord's accounting office.

          In the event that, within thirty (30) days after Landlord's receipt of a copy of Tenant's audit report, Landlord and Tenant are unable to agree upon any overpayment or underpayment indicated by such report (or that Tenant's payments were in the correct amount), the dispute/controversy shall be settled by arbitration pursuant to the provisions of Addendum Section 48.21.

48.7 Security Deposit/Letter of Credit.

     (a) Subject to the provisions of subsection (b) below, Article 5 of the Lease is hereby supplemented with the following:

          (i) The letter of credit required by Article 5 (the "Letter of Credit") at all times shall be irrevocable and issued in favor of Landlord, shall be in the LC Amount and shall be issued by a bank approved by Landlord, and authorized to issue such letters of credit. For this purpose, a major California bank shall be acceptable to Landlord.

          (ii) The funds payable under such Letter of Credit shall be payable to Landlord based upon Landlord's statement that: (A) Tenant has committed an event of default under this Lease; or (B) an event or circumstance has occurred which with notice and/or passage of time would constitute an event of default by Tenant under this Lease, notwithstanding that transmittal of such notice of default by Landlord to Tenant is barred by applicable law; or (C) Tenant has failed to renew or replace the Letter of Credit within ten (10 days of the date the Letter of Credit expires; and shall not require a signature or statement from any party other than Landlord. No notice to Tenant shall be required to enable Landlord to draw upon the letter of credit.

          (iii)Tenant shall not later than ten (10) days prior to the date such Letter of Credit expires renew such Letter of Credit (or any renewal thereof) for an additional one-year period.

          (iv) The Letter of Credit shall also provide that following the honor of any drafts in an amount less than the aggregate amount of the Letter of Credit, the financial institution shall return the original Letter of Credit to Landlord and Landlord's rights as to the remaining amount of the Letter of Credit shall not be extinguished.

          (v) If the financial institution from which Tenant has obtained the Letter of Credit shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, then Tenant shall obtain a replacement Letter of Credit within thirty (30) days of such act from another financial institution satisfactory to Landlord.

     (b)  So long  as  FileNet  Corporation  is the  tenant  under  this  Lease,
          Landlord  shall  waive  the   provisions  of  Article  5  hereof,   as
          supplemented by Addendum Section 48.7(a) above.

48.8 Maintenance and Repair; Alterations.

     (a)  Notwithstanding anything to the contrary in Article 8 of the Lease:

          (i) Except in the case of an emergency, Landlord shall commence any repairs which Landlord is required to make pursuant to Sections
               8.2 or 8.3 of the Lease within ten (10) business days after Landlord's receipt of written notice of the need therefor. In the case of an emergency, Landlord shall make all repairs required to be made by Landlord as promptly as practicable after receipt of oral notice of the need therefor. As used herein, an emergency shall be a condition or state of facts posing a threat of imminent injury to or death of persons or damage to property. Once commenced, all repairs required to be performed by Landlord shall be diligently prosecuted to completion.

          (ii) If Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance which is required to be made by Landlord pursuant to either of such Sections 8.2 or 8.3 and which materially and adversely affects Tenant's use of the Premises, and Landlord fails to provide such action within the time period provided in clause (i) above, or to diligently prosecute the same to completion after commencement thereof, then Tenant may proceed to take the required action following delivery of an additional three (3) business days' written notice to Landlord specifying that Tenant will take such required action if not undertaken by Landlord, and if such action was required under the terms of the Lease to be taken by Landlord, then Tenant shall be entitled to reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action within thirty (30) days after
               Landlord's receipt of an invoice from Tenant of its costs of taking action which Tenant claims should have been taken by Landlord. Such invoice shall set forth a reasonably particularized breakdown of all such costs and expenses in connection with taking such action on behalf of Landlord. If Landlord fails to pay any such reasonable costs and expenses within such thirty (30) days period, Tenant shall not be entitled to deduct such costs and expenses from rent payable under this Lease, but rather, as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord.

          (iii)Any work undertaken by Tenant pursuant to clause (ii) above shall be subject to the following:

               (A) Such work shall not extend to any structural portion of any Building, or to any main utility line(s) located outside such Building.

               (B) In no event shall Tenant be permitted to enter into the premises of any other tenant in the Building or Center in connection with such work.

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

               (C) All such work shall be diligently pursued to completion in accordance with all applicable laws and shall be conducted in a manner which does not interfere with the normal operations of the Center and other tenants thereof.

               (D) The work undertaken by Tenant shall be the minimum amount of work reasonably necessary for Tenant to correct or cure the problem or failure of Landlord to act as was addressed by Tenant's notices pursuant to clause (ii) above.

     (b) Notwithstanding anything to the contrary contained in the first sentence of Section 9.1 of this Lease, with respect to each Premises and Building, Tenant may, without the prior written consent of Landlord, make any interior alterations therein so long as such alterations (i) do not impact or affect any changes to the structural portions of such Premises or Building, (ii) do not materially affect or impact the main electrical, plumbing, mechanical and ventilating and air conditioning systems of such Premises or Building, (iii) do not affect any change to the exterior of such Premises or Building,
          (iv) are consistent with the then existing improvements in such Premises approved by Landlord or otherwise installed or constructed therein pursuant to this subsection (b) and (v) do not, in the aggregate, cost more than $0.50 per square foot of Rentable Area in such Premises in any twelve (12) month period. Such alterations may include, by way of example, new paint, wallcoverings, refurbishment of floor coverings and replacement of fixtures, furnishings and equipment, so long as the same are in compliance with clauses (i) through (v) hereof. It is understood and agreed that the limitations set forth in clause (v) above shall be applied on Building/Premises by Building/Premises basis.

     (c) Notwithstanding the last sentence of the second unnumbered paragraph of Section 9.1 of this Lease, Tenant shall not be required to remove any alterations, additions or improvements made or installed by Tenant in the Premises which are in existence in the applicable Premises as of the date of this Lease or which are hereafter constructed or installed in such Premises pursuant to Article 9 and Exhibit "D" attached to this Lease and which Landlord and Tenant agree in writing shall not be required to be removed in connection with Landlord's approval of any such alteration, addition or improvement.

     (d) The first and second sentences of the third paragraph of Section 9.1 of the Lease are hereby amended to read, in their entirety, as follows:

               "All alterations of or to the Premises shall be performed in a good and workmanlike manner and all materials used in connection therewith shall be equal or better in terms of quality and quantity than Landlord's Building Standard Tenant Improvement items for the Center. A copy of Landlord's Building Standard Tenant Improvement items for the Center is available at Landlord's property management office for the Center."

48.9 Hazardous Materials. Notwithstanding anything to the contrary in this Lease, including Section 10.3 hereof, the following shall apply:

     (a)  As of the date of execution and delivery hereof:

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          (i)  Landlord has no actual knowledge that any hazardous materials, as defined in Section 10.3 of this Lease, are present, or are currently being released, stored, generated, transported to or from, or disposed of on or in the Premises or the Common Facilities of the Center. For purposes hereof, "actual knowledge" shall mean the present actual knowledge of Landlord's on-site property manager for the Center, Messrs. Jeffrey M. Reese and J. Barney Page, without investigation and without the duty to investigate in any way for the presence of any hazardous materials in or on the Premises. In addition, Tenant acknowledges
               and  accepts   that   Landlord   has  not   conducted   any  such
               investigation or testing for the purpose of making the foregoing representation and warranty. Tenant further acknowledges and accepts that there may be hazardous materials present in the Premises or Common Facilities which Landlord has no actual knowledge of as of the date hereof. The foregoing representation and warranty shall also not extend to any substances of the type described in the second sentence of Section 10.3 and maintained
               by  Landlord  and  used  in  the  cleaning,   maintenance  and/or
               operation of the Buildings, the equipment therein or serving the Buildings or the Center.

          (ii) Tenant similarly has no actual knowledge that any hazardous materials are present, or are currently being released, stored, generated, transported to or from, or disposed of on or in the Premises or the Common Facilities of the Center. For purposes hereof, "actual knowledge" shall mean the present actual knowledge of Messrs. Ronald Lempert, and William Kreidler. In addition, Landlord acknowledges and accepts that Tenant has not conducted any such investigation or testing for the purpose of making the foregoing representation and warranty. Rather, Tenant makes the foregoing representation and warranty on the basis that it has exclusively occupied a portion of the Premises pursuant to the Old Leases for several years. The foregoing representation and warranty shall also not extend to any substances of the type described in the second sentence of Section 10.3 and maintained by Tenant in accordance with the provisions of such second sentence.

     (b) Except for any hazardous material condition caused by Tenant, its employees, agents and other third parties entering upon the Center at the request or invitation of Tenant and/or for whom Tenant is responsible for pursuant to such Section 10.3 (each, a "Tenant Party"), Tenant shall not be obligated to pay for or perform any clean-up and/or remove from the Premises or the Center any hazardous material condition requiring remediation.

     (c) Within 180 days prior to the expiration of this Lease (or within thirty (30) days after any earlier expiration), Landlord may at its election retain a hazardous materials consultant to conduct a survey or audit of the applicable Premises to determine whether or not hazardous materials introduced by Tenant or any other Tenant Party in violation of Section 10.3 of this Lease are present in or about any Premises. Tenant shall cooperate fully with Landlord and such consultant in the conduct of any such survey or audit. If the audit or survey discloses the presence of hazardous materials introduced by Tenant or any other Tenant Party in violation of such Section 10.3, the second, third and fifth paragraphs of such Section 10.3 shall apply to such hazardous materials and Tenant's obligations with respect thereto and Tenant shall reimburse to Landlord the reasonable cost of such audit or survey, as additional rent, within ten (10) days after Landlord's demand therefor.

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48.10  Holding  Over.  Notwithstanding  anything to  the  contrary in Article 25 of this Lease, the following shall apply:

     (a) The phrase "two hundred percent (200%)" appearing such Article 25 is hereby amended to read "one hundred fifty percent (150%)".

     (b) If , at the expiration or earlier termination of this Lease as to any Premises, Landlord has not executed a written occupancy agreement with a replacement occupant for such Premises, then in such event for the first ninety (90) days that Tenant holds over after such expiration or earlier termination, the basic monthly rental (i.e., the Monthly Basic
          Rent), which shall be payable in advance, shall be one hundred percent (100%) of the Monthly Basic Rent in effect under this Lease with respect to such Premises at the date of such expiration or earlier termination. Thereafter, the Monthly Basic Rent shall be as determined by such Article 25, as modified by subsection (a) above.

     (c) Nothing contained in this Addendum Section 48.10 or elsewhere in this Lease shall be deemed or construed to constitute Landlord's consent to any holding over by Tenant in the Premises after the expiration or earlier termination of this Lease.

48.11 Non-Disturbance and Attornment Agreement. Notwithstanding the provisions of Article 26 of this Lease, the following shall apply:

     (a) Landlord shall use commercially reasonable efforts to obtain from Teacher's Insurance and Annuity Association of America, Landlord's current lender (the "Lender") with respect to the Center an agreement in substantially the form attached hereto as Exhibit "H" and incorporated herein by this reference (the "Approved SNDA"). Tenant shall execute, acknowledge and deliver to Landlord counterparts of such Approved SNDA concurrently with Tenant's execution and delivery of this Lease. Landlord shall then forward such partially executed Approved SNDA to the Lender concurrent with Landlord's request for approval of this Lease pursuant to Section 41.2 above and shall request that Lender execute and return such Approved SNDA to Landlord. Promptly upon obtaining such fully executed and acknowledged Approved SNDA, if at all, Landlord shall cause the same to be recorded in the Office of the County Recorder of Orange County, California and shall deliver to Tenant a fully executed and acknowledged copy of such Subordination Agreement bearing the filing stamp of the Orange County Recorder. Nothing contained herein shall be deemed a representation, warranty or covenant by Landlord that Lender will be willing to execute and acknowledge the Approved SNDA or that Landlord will be able to obtain the same within any particular time period. Nevertheless, if Landlord is unable to obtain such executed and acknowledged Approved SNDA from its Lender within thirty (30) days after the execution and delivery of this Lease, then Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease by written notice to Landlord given any time thereafter and prior to delivery to Tenant of such Approved SNDA executed and acknowledged by Lender.

     (b) Notwithstanding the provisions of Article 26 of this Lease, as hereby amended by subsection (a) above, in no event shall Tenant be required to subordinate this Lease as to any future lender's or ground lessor's interests, or to execute and deliver any subordination agreement

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          pursuant  to such  Article  26,  nor shall any such  subordination  be effective, unless, concurrently therewith, such future lender or ground lessor shall execute and deliver, in favor of Tenant, an agreement in substance substantially similar to the Approved SNDA or in such other form and substance as is reasonably satisfactory to Tenant and such future lender or ground lessor.

48.12  Improvement of Certain Premises/Allowances.

     (a) Except as expressly provided in this Addendum Section 48.12, Addendum Sections 48.5(h) and 48.9(a) above, or elsewhere in this Lease, (i) Tenant accepts the Premises "AS IS" and after inspection by Tenant, which inspection is confirmed by Tenant's signature hereto, (ii) Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranty with respect to any Premises or the Center or the suitability of any for the conduct of Tenant's business, and (iii) Landlord shall have no responsibility either as to performance or payment of costs, to improve any Premises for Tenant.

     (b) Landlord and Tenant acknowledge and agree that Buildings 1, 2, 3 and 10 and the R&D 8 Premises have been previously built-out by or for Tenant (or Tenant's predecessor), but that such Premises and Buildings are in need of a cosmetic/decorative remodeling. In consideration for the Basic Annual Rent abatement provided for in clause (i) of Addendum
          Section 48.5(h) above with respect to the HT-1, HT-2, HT-3, R&D 8 and R&D 10 Premises, and without in any way limiting Tenant's obligations to keep all of the Premises in first-class order and condition pursuant to Section 8.1 of this Lease, Tenant covenants to spend, prior to December 1, 2000, not less than the Spruce-Up Allowance on Aggregate Allowed Costs of Permanent Improvements (as hereinafter defined) to Buildings 1, 2, 3 and 10 and the R&D 8 Premises. In connection with such work ("Tenant's Spruce-Up Work"), Landlord and Tenant agree that:

          (i) "Aggregate Allowed Costs" shall be all out-of-pocket costs actually incurred by Tenant in connection with the design and construction of the work being performed by Tenant with respect to the applicable Premises, including, without limitation, all costs of design, construction, installation and obtaining all governmental approvals and permits with respect to such work. "Permanent Improvements" shall mean work which is permanently attached to the structure, shell or interior components of the Building comprising such Premises, and includes permanent decorative improvements such as paint, wall coverings, floor tile and ceilings. Permanent improvements shall not include furniture, furnishings and removable fixtures and equipment

          (ii) Tenant's Spruce-Up Work shall be allocated between Buildings 1, 2, 3 and 10 and the R&D 8 Premises as mutually agreed upon by Landlord and Tenant, but there shall be no minimum amount which Tenant is required to spend for permanent improvements as to any such Building.

          (iii)Tenant's Spruce-Up Work shall be in accordance with the applicable provisions of this Lease, including Article 9 and Exhibit "D" to this Lease and the requirement that Tenant obtain

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               Landlord's prior written consent with respect to such work as and when by such provisions of this Lease.

          (iv) Promptly upon completion of Tenant's Spruce-Up Work, or any portion thereof with a cost of $50,000.00 or more, Tenant shall furnish to Landlord copies of paid invoices, paid statements or other documentary evidence reasonably satisfactory to Landlord evidencing the amount spent by Tenant and that such amount reflects a portion of the Aggregate Allowed Costs of Permanent Improvements to Buildings 1, 2, 3 and/or 10 and/or the R&D 8 Premises, as agreed upon by Landlord and Tenant.

          (v) If Tenant fails to spend the entire Spruce-Up Allowance in Aggregate Allowed Costs for Permanent Improvements to such Buildings and/or to furnish documentary evidence thereof to Landlord pursuant to clause (iv) above prior to December 20, 2000, then Tenant's Spruce-Up Allowance as provided in Addendum
               Section 48.5(h) and this Addendum Section 48.12(b) shall automatically be reduced to that amount equal to the lesser of
               (A) $373,396.00 or (B) the actual Aggregate Allowed Costs of Permanent Improvements included in Tenant's Spruce-Up Work actually performed by Tenant with respect to the Buildings and as to which Tenant has furnished to Landlord the documentary evidence required by clause (iv) above.

     (c) With respect to the improvement of Building B, the following shall apply:

          (i) Landlord and Tenant acknowledge that such Building is currently occupied by another tenant of the Center and that upon the Commencement Date of this Lease with respect to the HT-B Premises, the HT-B Premises will need to be remodeled and renovated for Tenant's use. As a material consideration for the execution and delivery by Landlord of this Lease, Tenant agrees to perform a substantial remodeling and renovation of the HT-B Premises. Such work of redecorating, remodeling and renovation ("Tenant's HT-B Work") shall include, without limitation, new fixtures, new wall and floor coverings, the Building B Base Work, and all other work necessary for Tenant's use and occupancy of the HT-B Premises.

          (ii) Tenant's HT-B Work shall be in accordance with the following:

               (A) Tenant's HT-B Work shall include all design and architectural and engineering work required in connection with such improvements, obtaining all governmental permits and approvals required in connection with construction or installation of such improvements and all installation and construction work required in connection with such improvements, including all finish treatments, wallcoverings, paint and floor coverings.

               (B)  Except as  expressly  provided  in clause  (ii) of  Addendum
                    Section 48.5(h) above and in clause (iii) and/or Section 48.12(d) below, Tenant's HT-B Work shall be the sole responsibility of Tenant, both as to performance and payment of costs therefor.

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               (C)  Tenant's  HT-B Work shall be  subject  to the prior  written approval  by  Landlord  based  upon the  plans  and  working
                    drawings   prepared  in  accordance   with  the   applicable
                    provisions of Article 9 and Exhibit "D" to this Lease. Tenant's HT-B Work shall be designed by an architect
                    approved  by  Landlord.   For  purposes  of  the  foregoing,
                    Landlord hereby approves MVA, Inc., as Tenant's architect for Tenant's HT-B Work, and to the extent applicable, for Tenant's Spruce-Up Work as described in subsection (b) above.

               (D) Without limiting the provisions of clause (C) above, Tenant's HT-B Work shall comply with the working drawings and specifications so approved by Landlord, the applicable provisions of this Lease, and all applicable requirements of all governmental authorities having jurisdiction with respect thereto.

               (E) Without limiting the provisions of clause (C) above, Tenant's HT-B Work shall be performed in compliance with all rules and regulations adopted for the safety, cleanliness and good order of the Center and its occupants and the prevention of interference with the operations of the Center and its occupants.

               (F) Tenant's HT-B Work shall be (1) commenced within a reasonable period of time following the Commencement Date of this Lease with respect to the HT-B Premises and (2) diligently prosecuted to completion once commenced.

               (G) Except as provided in the definition of HT-B Rent Commencement Date, there shall be no abatement of rent payable by Tenant on account of performance of Tenant's HT-B Work or interference with Tenant's use of the balance of the Premises occasioned thereby.

               (H) Within three (3) days following substantial completion of Tenant's HT-B Work, Tenant's contractor and Landlord's representative shall conduct a walk-through of the Premises and shall compile a so-called punch-list of items to be completed, repaired or replaced. Such punch-list shall be initialed on behalf of Landlord and Tenant, and copies thereof shall be retained by both Landlord and Tenant. Upon compilation of such punch-list, Tenant shall perform all work appearing thereon as promptly as possible, and in any event within thirty (30) days after the compilation of such punch-list. For purposes of this Addendum Section 48.12(c) and the determination of the HT-B Premises Rent Commencement Date as provided in Addendum Sections 48.1 and 48.3 above, the phrases "substantially complete" or "substantial completion" shall mean that Tenant's HT-B Work in the HT-B Premises is complete to the extent necessary to receive a certificate or temporary certificate of occupancy of the City of Costa Mesa and is otherwise functionally complete in accordance with the approved plans therefor notwithstanding that minor punch-list items remain to be complete.

          (iii) In connection with Tenant's HT-B Work in the HT-B Premises, Landlord shall provide to Tenant a cash tenant allowance (the "Cash Allowance") equal to the lesser of (A) the sum of (1) $20.00, times the Rentable Area of the HT-B Premises as determined pursuant to Addendum Section 48.3 above, plus (2) the Building B Base Work Allowance or (B) the Aggregate Allowed Costs

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               of Permanent  Improvements (as such terms are defined in Addendum
               Section 48.12(b) above) to the HT-B Premises included in Tenant's HT-B Work.

               Landlord shall disburse the Cash Allowance to Tenant within twenty (20) days after the last to occur of: (aa) delivery by Tenant of evidence reasonably satisfactory to Landlord that all costs of Tenant's HT-B Work have been paid in full and no claim of any mechanic or materialmen may become a lien on the HT-B Premises, (bb) delivery by Tenant of evidence satisfactory to Landlord as to the Aggregate Allowed Costs of Permanent Improvements to the HT-B Premises included in Tenant's HT-B Work,
               (cc) delivery by Tenant of a copy of a Notice of Completion with respect to Tenant's HT-B Work showing thereon the recording stamp of the Orange County Recorder, (dd) delivery by Tenant to Landlord of a Certificate or Temporary Certificate of Occupancy issued by the City of Costa Mesa with respect to the HT-B Premises, and (ee) evidence reasonably satisfactory to Landlord that Tenant's HT-B Work is complete and that the punchlist has been completed.

     (d) In addition to the Cash Allowance for Tenant's HT-B Work and the Spruce-Up Allowance for the Spruce-Up Work, if the Aggregate Allowed Costs of Permanent Improvements included in either the Spruce-Up Work and/or Tenant's HT-B Work exceeds, respectively, the Spruce-Up Allowance determined pursuant to Addendum Section 48.5(h) above or the Cash Allowance determined pursuant to subclause (iii)(A) of subsection(c) above, then, subject to the terms of this Addendum
          Section 48.12(d), Landlord agrees to loan Tenant up to the lesser of (the "Maximum Loan Amount") (A) the amount by which such Aggregate Allowed Cost of Permanent Improvements included in such Spruce-Up Work and/or Tenant's HT-B Work exceeds the respective amount, and (B) $500,000.00. Upon the written request of Tenant to Landlord given at any time prior to December 31, 2001, and provided that Tenant's HT-B Work and/or Spruce-Up Work for which such additional loan is being requested has been completed and either concurrently with such request or prior thereto Landlord has received all of the items specified in clause (iii) of subsection (c) above as a prerequisite to disbursement of the Cash Allowance with respect to Tenant's HT-B Work and/or clause
          (v) of subsection (b) above with respect to the Spruce-Up Work and Spruce-Up Allowance, as applicable, then Landlord shall make a one-time loan to Tenant equal to the lesser of amount requested by Tenant in its notice to Landlord or the Maximum Loan Amount. The amount so loaned pursuant to this Addendum Section 48.12(d) shall be referred to herein as the "Loan." Such Loan shall be in accordance with the following:

          (i) Disbursement of the Loan proceeds shall be in the form of a rent credit/abatement as provided in clause (ii) of Addendum Section 48.5(h) above, rather than in the form of cash.

          (ii) From and after the date of disbursement of any portion the Loan in the form of a rent credit/allowance pursuant clause (ii) of Addendum Section 48.5(h) above (i.e., on the first day of each applicable month), such Loan shall bear interest at the rate of ten percent (10%) per annum and interest shall be calculated separately for each disbursement of Loan proceeds from the date of disbursement thereof. The repayment of the Loan and accrued interest thereunder shall be made as follows:

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               (A)  Interest  shall  accrue but not be payable  through the date that the last of the Loan proceeds are disbursed in the form of a rent credit/allowance pursuant to clause (ii) of such Addendum Section 48.5(h).

               (B) Commencing on the first (1st) day of the calendar month following the last disbursement of the Loan proceeds, and on the first (1st) day of each month thereafter through the expiration of the Initial Term of this Lease with respect to the HT-B Premises, Tenant shall pay, in equal monthly installments, as additional rent pursuant to this Lease, an amount sufficient to pay all principal and all accrued interest on the Loan. The amount of such equal monthly installment payments shall be determined by Landlord following the final disbursement of Loan proceeds, and Landlord shall notify Tenant in writing as to such amount and the method of calculation in accordance with the foregoing at least ten (10) days prior to the first monthly installment payment date. All accrued and unpaid interest on the Loan and all unpaid principal thereof shall be due and payable in full on the expiration of the Initial Term of this Lease with respect to the HT-B Premises.

               (C) Notwithstanding anything to the contrary above, the entire then unpaid principal balance of the Loan and all accrued and unpaid interest thereon shall be due and payable in full upon the first to occur of:

                    (1) Any early termination of this Lease with respect to any Premises pursuant to the provisions of Articles 17 or 18 hereof. Upon any termination of this Lease pursuant to any such Article, Landlord shall have the right to seek recovery of such unpaid balance against any insurance or condemnation proceeds payable to Tenant, and Tenant hereby assigns its interest in such proceeds to Landlord up to the full amount of such proceeds or the then unpaid principal balance of the Loan and all accrued and unpaid interest thereon, whichever is lesser. Exhaustion of such proceeds shall not limit or defeat Tenant's liability to repay to Landlord any remaining balance of the Loan and all accrued interest thereon.

                    (2) An assignment of Tenant's interest in this lease in which Landlord has consented (in its sole discretion) to the release of FileNet Corporation from liability under this Lease accruing from and after the effective date of such assignment. Notwithstanding anything to the contrary in this Lease, Landlord may require repayment in full of the entire unpaid balance of the Loan and all accrued and unpaid interest thereon as a condition to any consent by Landlord to such an assignment and release of liability of FileNet Corporation.

                    (3)  The  occurrence  of a default by Tenant,  as defined in
                         Article 19 of this Lease. Upon the occurrence of such a default, Landlord may seek to recover the unpaid balance of the Loan and all accrued and unpaid interest thereon in any unlawful detainer or other action instituted by Landlord upon such default. Such balance and such interest shall be deemed due and payable in full upon the occurrence of such default and may be recovered in such action as if additional rent.

               (D)  Failure of Tenant to pay any amount due under this  Addendum
                    Section 48.12(d) when due shall be deemed a default pursuant

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                    to this Lease with respect to the payment of additional rent due under this Lease. In such event, upon giving of the notice required in Section 19(b) of this Lease and failure of Tenant to pay such unpaid amount within the time provided, the entire then unpaid balance of the Loan and all accrued and unpaid interest thereon shall be due and payable in full and the unpaid principal balance shall continue to bear interest at the rate provided in this Addendum Section 48.12(d) until payment in full. Upon the occurrence of any such default, Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those provided in
                    Article 20 of this Lease.

               (E) The early termination of this Lease shall not defeat or diminish the obligation of Tenant to repay to Landlord the Loan and all accrued and unpaid interest thereon. In the event of a termination prior to repayment of the entire Loan and all accrued and unpaid interest thereon, the entire unpaid principal balance of the Loan and all accrued and unpaid interest thereon shall be paid in full within thirty
                    (30) days after such early termination.

               (F) It is the intention of Landlord and Tenant that the interest payable by Tenant with respect to the Loan not exceed the maximum interest which Landlord is legally entitled to collect pursuant to the applicable usury law. Accordingly, should it ever be determined by a final decision of a court of competent jurisdiction that the interest paid by Tenant exceeds that which Landlord is legally entitled to collect then (aa) any interest actually collected by Landlord in excess of the amount which Landlord is legally entitled to collect shall be applied to reduce the principal amount of the Loan, (bb) from and after such determination, future interest payable with respect to the Loan shall be reduced to that amount or rate which it is determined Landlord is legally entitled to collect and (cc) if all principal and interest with respect to the Loan shall have been paid by Tenant, Landlord shall promptly refund to Tenant an amount equal to the amount of interest which has been determined to be in excess of the amount which Landlord could legally collect with respect to the Loan.

48.13 Brokers. Notwithstanding anything to the contrary in Article 38 of this Lease, Landlord and enant agree that the broker identified in the applicable Basic Lease Provision ("CB Richard Ellis") was retained by both Landlord and Tenant. In connection therewith, Landlord shall be responsible for a broker's commission to CB Richard Ellis in an amount not to exceed $100,000 ("Landlord's Share"), which Landlord's Share shall be payable only at such time and upon such other terms as Landlord and CB Richard Ellis may agree (or have agreed) in writing. Any broker's commission or other fee payable to CB Richard Ellis in connection with the transaction contemplated hereby in excess of Landlord's Share shall be Tenant's sole responsibility and the indemnification obligations of Tenant contained in such Article 38 shall include the obligation to defend, indemnify and hold harmless Landlord from and against all claims, causes of action and proceedings, and against all liabilities, costs (including attorneys' fees and costs of defense), expenses and damages incurred or awarded therein, which may be instituted by CB Richard Ellis for monies in excess of Landlord's Share or by any other by any broker, agent or finder, claiming through, under or by reason of the conduct of Tenant in connection with this Lease

48.14  Declaration. Landlord covenants and agrees with Tenant as follows:

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     (a)  So long as C. J.  Segerstrom & Sons ("CJS") is both the landlord under this Lease and declarant under the Declaration (as defined in Section 43.5), CJS will exercise its rights as declarant under the Declaration consistently with its obligations as landlord under this Lease.

     (b) In the event that CJS transfers its rights as declarant under the Declaration, CJS shall obtain a written agreement of such transferee that such transferee shall exercise its rights as declarant under the Declaration consistently with the obligations of the landlord under this Lease.

48.15  Parking.

     (a) From and after the applicable Commencement Date of this Lease with respect to each Premises (as applicable) through the applicable Expiration Date with respect to each Premises (as applicable), Tenant shall have the right pursuant to Article 44 of this Lease and this Addendum Section 48.15 to the non-exclusive use of the following numbers of Allocated Parking Spaces at the Center with respect to each Building (or with respect to Building 8, the R&D 8 Premises forming a part thereof):

                Building B                   280   spaces
                Building 1             -     230   spaces
                Building 2             -     230   spaces
                Building 3             -     200   spaces
                R&D 8 Premises         -      12   spaces
                Building 10            -      41   spaces
                Building 14            -     240   spaces
                                            -------------
                              Total          993  spaces (See explanation
                                                  of total below).

          Such Allocated Parking Spaces are on a non-exclusive basis in the Parking Areas of the Center. The Allocated Parking Spaces applicable to each Building and Premises shall be automatically removed from the Allocated Parking Spaces to which Tenant is entitled under this Lease upon the expiration or earlier termination of this Lease with respect to any such Building/Premises. In addition, Tenant's right to use the Allocated Parking Spaces with respect to Building 14 shall automatically terminate upon the HT-B Rent Commencement Date. As result, at no time will Tenant's total Allocated Parking Spaces with respect to the Buildings/Premises described above exceed 993 total Allocated Parking Spaces.

     (b) The Allocated Parking Spaces for the HT-B Building are approximately located within the area cross-hatched and identified as the "HT-B Parking Field" on the site plan of the Center attached hereto as Exhibit "A"; provided, however, that in no event shall Tenant be entitled to park in more than the Allocated Parking Spaces for the HT-B Building within the HT-B Parking Field , notwithstanding that the "HT-B Parking Field" contains more than 280 parking spaces. In addition, all such parking by Tenant within the HT-B Parking Field shall at all times be on a non-exclusive basis.

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48.16  Signage.  By its  signature  hereto, Landlord approves  all  of  Tenant's exterior signs on the Premises in place as of the date of this Lease.

48.17 Tenant Not Occupying Entire Building. Landlord and Tenant acknowledge that the preceding provisions of this Lease contemplate occupancy of an entire Building by a single tenant, and that the R&D 8 Premises which Tenant occupies constitute only a portion of a Building. Accordingly, as respects the R&D 8 Building (and any other Premises which constitute less than an entire Building) the following shall apply:

     (a) Premises. The term "Premises" with respect thereto shall mean all areas within such Premises except the inside surfaces of all walls, windows and doors bounding such Premises (including exterior building walls) and any space in or adjacent to such Premises for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through such Premises for the purpose of operation, maintenance, decoration, renovation and repair, are reserved to Landlord. Landlord may install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of such Premises.

     (b)  Payment of Taxes.  The  following  new  Section  7.6 shall be added to
          Article 7 of this Lease:

          "7.6 In the event that real property taxes and other taxes, as defined in Sections 7.1 and 7.2, are not levied and assessed separately and directly to Tenant, then the following shall pertain:

               "(a) With  respect to real  property  taxes,  Tenant shall pay to
                    Landlord that portion thereof equal to the taxes attributable to the land underlying the Building and to the Building itself, multiplied by a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building.

               "(b) Those  other  taxes   described  in  Sections  7.1  and  7.2
                    (including those applicable to the Building) shall be allocated to and paid by Tenant in the manner provided in
                    Section 7.3. For the purposes of this Section 7.6:

                    "(i) Section 7.3 shall, to the extent  inconsistent with the provisions  of this Section 7.6, be  superseded by this
                         Section 7.6.

                    "(ii) Section  7.4 shall  not  apply to any taxes  which are apportioned or allocated pursuant to this Section 7.6.

                    "(iii) Tenant's   portion  of   all  taxes   apportioned  or
                         allocated pursuant to this Section 7.6 shall be paid by

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                         Tenant  to  Landlord  within  thirty  (30)  days  after
                         Tenant's receipt of Landlord's statement or invoice therefor."

               (c) Maintenance and Repair. For purposes of Section 8.2, Landlord shall maintain, repair and insure all areas of the Building, if any, not leased or held for lease to a tenant, including the areas reserved to Landlord pursuant to subsection (a) above.

               (d) Payment and Adjustment of Operating Expenses - Exhibit "B". The following is hereby inserted at the end of clause (i) of Paragraph 1(a) of Exhibit "B" to the Lease:

                    "; provided, however, that such wages, salaries, etc. shall be included only to the extent that such costs and expenses are attributable to time spent by such employees in the operation and maintenance of the Building. If any such employee also performs services with respect to other buildings in the Center or for other property owned by the Landlord, then only that portion of such costs and expenses attributable to the Building as reasonably determined by Landlord shall be included in Building Operating Expenses for purposes of this clause (i)."

48.18 Security Measures. Tenant hereby acknowledges that the rental payable to Tenant hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide the same. Tenant assumes all responsibility for the protection of Tenant, its employees, agents and invitees from acts of third parties.

48.19 Right of First Negotiation. During the Term of this Lease (including any Additional Term), Tenant shall have the right of first negotiation to lease any single or contiguous space located within the Center which contains in the aggregate 10,000 or more square feet of Rentable Area (including any new building to be constructed on the Expansion Area, if and to the extent Landlord has not previously sold such Expansion Area to an unaffiliated third party separately from the balance of Landlord's interest in the Center) (collectively, the "First Negotiation Space"). Such right of first negotiation shall be upon the following terms and conditions:

     (a) If Landlord receives an offer/proposal from a third party to lease a First Negotiation Space which is "available for lease," as defined below, Landlord shall, prior to accepting or countering such proposal/offer, notify Tenant in writing of such fact, the identity of the First Negotiation Space and the terms upon which Landlord is willing to lease such First Negotiation Space to Tenant. The foregoing described notice shall contain at least the information set forth in subsection (b) below. As used herein, the term "available for lease" means that the current lease for any First Negotiation Space, if any, is (1) expiring or has expired without an agreed extension or renewal or without the parties' continuing active negotiations for such an extension or renewal or (2) is being or has been terminated by agreement of the parties thereto or by court order. A First Negotiation Space shall not be deemed to be "available for lease" upon the expiration of the existing lease term with respect thereto if the

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          tenant of such building  continues in occupancy  pursuant to an option set forth in such lease or an agreed upon extension or renewal of the existing term.

     (b) The notice to be provided by Landlord to Tenant as to a First Negotiation Space (the "Offer Notice") for which Landlord has received a proposal as provided in subsection (a) above shall:

          (i)  Identify the First Negotiation Space;

          (ii) Specify the approximate target commencement date of a lease therefor;

          (iii)Set forth the rent and term which Landlord proposes to offer the First Negotiation Space to Tenant, and the Allocated Parking Spaces with respect to such First Negotiation Space with an identification of any such Allocated Parking Spaces, if any, which would be for the exclusive use of Tenant; and

          (iv) Set forth any other business terms which are specific to Landlord's proposed leasing of such First Negotiation Space to Tenant.

     (c) For a period of fifteen (15) days after Tenant's receipt of Landlord's Offer Notice with respect to any First Negotiation Space, Tenant shall have the right to negotiate with Landlord to reach agreement with respect to a lease of any such First Negotiation Space. In the event that Landlord and Tenant reach an agreement with respect thereto, Landlord shall prepare and Landlord and Tenant shall promptly execute and deliver an amendment to this Lease adding such First Negotiation Space to the Premises pursuant to this Lease. Such First Negotiation Space shall be added to the Premises and Tenant shall hold and occupy the same upon the terms so agreed to by Landlord and Tenant and upon those provisions of this Lease not inconsistent with such agreement.

     (d) In the event that Landlord and Tenant are unable to agree upon a lease for any such First Negotiation Space upon such terms and conditions as are satisfactory to each party in its sole and absolute discretion within the fifteen (15) day period set forth in subsection (c) above, then for a period of one hundred eighty (180) days from and thereafter (the "Initial 180 Day Period") Landlord shall be free to offer the space to third parties (or to accept an offer or make a counter offer, as applicable) upon such terms as Landlord shall determine and to thereafter negotiate with such third party or parties to reach a lease upon any terms acceptable to Landlord and such third party tenant. Provided, however, that if the Effective Rent (as hereinafter defined) agreed upon by Landlord and such third party for any such First Negotiation Space is less than eighty-five percent (85%) of the lowest Effective Rent offered by Landlord to Tenant for such First
          Negotiation Space (whether in the Offer Notice or pursuant to Landlord's negotiations with Tenant during the fifteen (15) day negotiation period provided in subsection (c) above), then Landlord shall be obligated to provide Tenant with a new Offer Notice specifying the information provided in subsection (b) above and the Effective Rent to which Landlord proposes to lease the same to such third party(ies). In such event, Tenant may, by written notice to Landlord within five (5) days after Tenant's receipt of such new notice, unequivocally elect to lease and add to the Premises all (but

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          not  part)  of  such  First  Negotiation  Space  upon  the  terms  and conditions set forth in such new Offer Notice. In the event that Tenant declines to lease and add such First Negotiation Space to the Premises as described in Landlord's new Offer Notice or fails to respond to the same within such five (5) day period, then for a period of one hundred eighty (180) days after the expiration of such five (5) day period (the "Second 180 Day Period") Landlord shall be free to offer the space to third parties (or accept an offer or make a counter offer, as applicable) upon any terms acceptable to Landlord and to thereafter negotiate with such third party or parties to reach a lease upon any terms acceptable to Landlord and such third party(ies) tenant, regardless whether the Effective Rent is eighty-five percent (85%) or less of the lowest Effective Rent previously offered to or negotiated with Tenant by Landlord for such First Negotiation Space. For purposes of this subsection, "Effective Rent" shall mean the aggregate of (i) the basic annual rent (including any periodic increases therein) and (ii) additional rent for Total Operating Expenses (including HVAC maintenance) and real property taxes, in each case payable for such applicable First Negotiation Space over the initial stated term of the proposed lease (i.e., excluding any option or renewal terms therefor), less (iii) the dollar value of any rent concession(s)/ abatement(s) to be provided by Landlord in connection with such proposed lease, other than rent concessions/abatements in lieu of tenant improvement allowances.

     (e) Notwithstanding anything to the contrary in this Addendum Section 48.19, the following shall apply:

          (i) Landlord shall be under no obligation to provide Tenant with any notice with respect to any First Negotiation Space nor shall Tenant be entitled to negotiate for a lease for the First Negotiation Space at any time during which Tenant is in default (i.e., beyond any applicable notice and cure period) under this Lease. Moreover, nothing contained herein shall require Landlord to hold any such First Negotiation Space off the market for leasing to third parties pending a cure by Tenant of a default pursuant to this Lease.

          (ii) If Landlord offers a First Negotiation Space to Tenant as provided herein and Landlord and Tenant are unable to reach agreement on a lease with respect to the same within the fifteen
               (15) day period provided in subsection (c) above, and Landlord thereafter enters into a lease of such First Negotiation Space with a third party or parties, the exercise by the tenant(s) thereunder of any extension option(s) contained in any such lease(s) shall not give rise to any rights of Tenant pursuant to this Addendum Section or require Landlord to make any offer of any space to Tenant upon the exercise by such third party tenant(s) of any such extension option(s).

          (iii) The rights of Tenant pursuant to this Addendum Section 48.19 shall be subject to all leasehold rights including, without limitation, all expansion rights, option rights and first refusal, notice, negotiation or other offer rights held by any other tenant or occupant of the Center with respect to any such First Negotiation Space as of the date of this Amendment. In the event that any other person or entity holds any rights of the type specified in this clause (iii) with respect to any First Negotiation Space, Landlord shall be required to give, as to any such First Negotiation Space, the notice and right of negotiation specified herein with respect to such space only after such right expires or is terminated, such person or entity declines (or is deemed to have declined) to exercise such right or such person is not entitled to exercise such right, in each case as determined

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               in good  faith  by  Landlord.  As of the  date  hereof,  the only tenants of the Center holding any rights of the type specified in this clause (iii) with respect to any First Negotiation Space are Apria Healthcare, Inc. and Emulex Corporation (and/or their successors and assigns) and such rights are briefly described as follows:

               (A) Apria has a right of first refusal to lease those buildings in the Center commonly known as Research and Development Building No. 3 through 8, inclusive.

               (B) Emulex Corporation has the right to lease between 10,000 to 20,000 square feet of Rentable Area in the Center by providing notice to Landlord between October 2001 and February 2002.

          (iv) Any First Negotiation Space shall be delivered to Tenant "AS IS" and Landlord shall have no responsibility, either as to performance or payment of costs, to remodeling or renovate the First Negotiation Space for Tenant's use, except as otherwise expressly agreed to by Landlord in its sole discretion.

     (f) In the event that Landlord and Tenant are unable to agree upon a lease for any applicable First Negotiation Space, then, regardless of whether Landlord has entered into a new lease for such First
          Negotiation Space with a third party(ies), is actively negotiating with a third party or parties for a lease of such First Negotiation Space or continues to market such First Negotiation Space for lease, during the Initial 180 Day Period or Second 180 Day Period, as applicable, as provided in Addendum Section 48.19(d) above, such First Negotiation Space shall not be deemed available for lease for purposes of Tenant's Expansion Option pursuant to Addendum Section 48.20 below, unless Landlord elects to treat such particular First Negotiation Space as available for such purposes in its sole and absolute discretion. The foregoing shall not, however, be deemed or construed to limit Tenant's Expansion Option with respect to any other available Expansion Space in the Center as provided in Addendum Section 48.20 below.

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48.20  Expansion Rights.

     (a) Provided that (1) Tenant is not in default beyond any applicable cure period under this Lease either at the date of exercise or the date when the Term of this Lease with respect to any Expansion Space (or New Building Space, if subsection (c) below is applicable) would otherwise commence and (2) the Tenant named in the applicable Basic Lease Provision or an assignee permitted without the consent of Landlord is the tenant under this Lease, then, in addition to the rights afforded to Tenant pursuant to Addendum Section 48.19 above, Tenant shall have a continuing option (each, an "Expansion Option") to expand the Premises by adding upon exercise of each such Expansion Option, if at all, not less than 40,000 square feet of Rentable Area within the Center (the "Expansion Space"). Each such Expansion Option shall be exercised, if at all, by written notice to Landlord given prior to December 31, 2003 and shall specify, within the limits set forth above, the approximate size of the applicable Expansion Space; provided, however, that in no event shall Tenant be entitled to exercise an Expansion Option more than one time during any consecutive six (6) month period. In addition, the provisions of this Addendum
          Section 48.20 shall have no further force or application to this Lease after December 31, 2003, except with respect to any Expansion Space (or New Building Space, if subsection (c) below is applicable) as to which Tenant has properly and timely exercised an Expansion Option prior to December 31, 2003.

     (b) If Tenant is entitled to exercise such option and timely and properly does so, then the following shall pertain:

          (i) Unless the provisions of subsection (c) below shall apply, such Expansion Option shall be subject to the availability during the Availability Period (as hereinafter defined) of an Expansion Space within the existing buildings in the Center of the approximate aggregate size specified in Tenant's notice of exercise. For this purpose, the "Availability Period" for any Expansion Option shall be the period commencing on the date of Tenant's exercise of such Expansion Option and expiring two hundred seventy (270) days thereafter, and space availability in the Center shall take into account any then existing leases of space in the Center or any other pre-existing space rights held by other tenants in the Center.

          (ii) Within fifteen (15) business days after Landlord's receipt of Tenant's notice of exercise of an Expansion Option, Landlord shall notify Tenant in writing whether there is or will be during the applicable Availability Period an available Expansion Space within the existing buildings in the Center of the aggregate approximate size specified by Tenant and, if so, shall identify the available Expansion Space and the Rentable Area thereof. For the purposes of this subsection, "approximate size" shall mean space with a Rentable Area not less than eighty percent (80%) of the Rentable Area specified by Tenant in its notice of exercise and located within not more than two (2) buildings in the Center and provided that the Rentable Area in each such building is not less than 10,000 square feet. If there is no such available Expansion Space of the aggregate approximate size specified by Tenant within the existing buildings of the Center during the applicable Availability Period, such exercised Expansion Option shall lapse, unless the provisions of subsection (c) below shall apply. No such lapsing of an exercised Expansion Option for any

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               applicable   Expansion  Space  shall  affect  Tenant's  right  to
               exercise  future   Expansion   Options  for  Expansion  Space  in
               accordance with the provisions of this Addendum Section 48.20.

          (iii) If there is an available Expansion Space of the aggregate approximate size specified by Tenant within the existing buildings in the Center during the applicable Availability Period, then the following shall pertain:

               (A) The applicable Expansion Space shall be added as part of the Premises and shall be upon all of the terms and conditions of this Lease except as specified in the following clauses.

               (B) The "Commencement Date" of this Lease with respect to such Expansion Space shall be the date the Expansion Space is delivered to Tenant vacant and broom clean with all main building systems and equipment (i.e., plumbing, electrical, heating, ventilation and air conditioning) therein in good working order. From and after the Commencement Date of this Lease with respect to such Expansion Space, Tenant shall hold and occupy such Expansion Space as part of the Premises upon all of the terms and conditions of this Lease, except as modified by this clause (iii) and, except that Tenant shall not be required to pay Basic Annual Rent or Tenant's Proportionate Share of Total Operating Expenses or any real property taxes with respect to such applicable Expansion Space to and until the Expansion Space Rent Commencement Date (as defined in Addendum Section 48.1 above). From and after the Expansion Space Rent Commencement Date, Tenant shall observe and perform all of the obligations of the Tenant under this Lease with respect to such Expansion
                    Space, including the payment of all Basic Annual Rent, Tenant's Proportionate Share of Total Operating Expenses and all real property taxes with respect to such Expansion Space in accordance with the terms hereof.

               (C) The "Term" of this Lease with respect to such Expansion Space shall commence on such Commencement Date with respect thereto and shall expire the day prior to the tenth (10th) anniversary of the applicable Expansion Space Rent
                    Commencement Date, unless such Expansion Space Rent Commencement Date is a date other than the first (1st) day of the calendar month, in which case the Term with respect to such applicable Expansion Space shall end upon the last day of the month in which the tenth (10th) anniversary of the Expansion Space Rent Commencement Date occurs.

               (D) Landlord shall deliver possession of such Expansion Space to Tenant as soon as the same becomes available. Unless otherwise agreed to by Landlord in its sole and absolute discretion, such Expansion Space shall be delivered "AS IS," and Landlord shall have no responsibility, either as to performance or payment of costs, to remodeling or renovate such Expansion Space for Tenant's use. Any such remodel or renovation shall be the sole obligation of Tenant and shall comply with all applicable provisions of this Lease.

               (E) Each building in which such Expansion Space is located shall be a "Building" for purposes of all provisions of this Lease which are applicable to Expansion Space as provided herein.

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               (F)  Article 2,  Sections  48.2,  48.3  (except that the Rentable
                    Area of the applicable Expansion Space shall be measured and
                    certified  in  the  same  manner  as  the   measurement  and
                    certification  of the HT-B  Premises),  48.4 (except  clause
                    (iv) of 48.4(a)), 48.5 (except 48.5(g)),  48.9(a), 48.11 and
                    48.12(b), (c) and (d) shall have no application to such Expansion Space.

               (G) The Allocated Parking Spaces for such Expansion Space shall be equal to the lesser of (1) four (4) spaces per 1,000 square feet of Rentable Area in such Expansion Space or (2) the number of Allocated Parking Spaces historically allocated to tenants of such Expansion Space in the Center.

               (H) Basic Annual Rent for such Expansion Space shall be as follows and shall be paid at the times and in the manner specified in Section 3.1 of this Lease:

                    (1) For the period from the Expansion Space Rent Commencement Date with respect to such Expansion Space through and including the day prior to the third (3rd) anniversary thereof (the "Initial Three (3) Year Period"), Basic Annual Rent for such Expansion Space shall be an amount equal to the then prevailing fair market rental for similar premises in the geographic market area in which the Center is located. For the purposes of determining the same, the provisions of clause (iv) of Addendum Section 48.4(a) above shall apply, except that with respect to determining the prevailing fair market rental for the applicable Expansion Space for such Initial Three (3) Year Period, the following modifications shall be made thereto:

                    (aa) All references in such clause (iv) of Addendum  Section
                         48.4(a) to "the Additional Term Premises" or "Additional Term" shall be deemed to refer instead to the applicable "Expansion Space" and the "Initial Three
                         (3) Year Period," respectively. All references in such clause (iv) to "ninety-eight percent (98%) of the prevailing fair market rental" shall mean instead "one hundred percent (100%) of such fair market rental" and the provisions of subclause (x) of such clause (iv) shall be modified to mean the "Basic Annual Rent rate then in effect with respect to the HT-3 and HT-B Premises as determined pursuant to relevant provisions of Addendum Section 48.5." All references in such clause (iv) to "option" shall instead mean the applicable Expansion Option.

                    (bb) Landlord    shall   notify    Tenant   of    Landlord's
                         determination of the fair market rental for such Expansion Space for the Initial Three (3) Year Period pursuant to subclause (iv)(C) of Addendum Section 48.4(a) within thirty (30) days after Landlord notifies Tenant that an Expansion Space is available during the applicable Availability Period.

                    (cc) Tenant  shall be entitled  to rescind  its  exercise of such Expansion Option within the thirty (30) day period provided in subclause (iv)(C)(1) of Addendum Section 48.4(a); provided, however, that in such event, Tenant

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                         may  not  for a  period  of  one  (1)  year  thereafter
                         exercise  any  further  Expansion   Option;   provided,
                         further, that in no event shall Tenant be entitled to exercise an Expansion Option after December 31, 2003,
                         as  provided  in   subsection   48.20(a)   above.   The
                         provisions  of subclause  (iv)(C)(2)  of such  Addendum
                         Section 48.4(a) shall not apply with respect to an Expansion Option.

                    (dd) For purposes of subclause  (iv)(E) of Addendum  Section
                         48.4(a), "the rate in effect therefor immediately prior to the expiration of the prior Term" shall mean "the then current Monthly Basic Rent rate in effect for the HT-3 and HT-B Premises".

                    (2) Commencing upon the third (3rd) anniversary of such Expansion Space Rent Commencement Date with respect to such Expansion Space (the first "CPI Adjustment Date"), the Basic Annual Rent for such Expansion Space shall be increased as provided in Addendum Section 48.5(g) above and such increase shall be applicable through and including the day prior to the sixth (6th) anniversary of such Expansion Space Rent Commencement Date. For purposes of such adjustment on the first CPI Adjustment Date with respect to the Expansion Space, the following shall apply:

                    (aa) The "Base Month" for such Expansion  Space shall be the month prior to the applicable Expansion Space Rent Commencement Date; and

                    (bb) The "CPI Cap" shall be six percent (6%).

                    (3) Commencing upon the sixth (6th) anniversary of such Expansion Space Rent Commencement Date with respect to such Expansion Space (the second "CPI Adjustment Date"), the Basic Annual Rent for the Expansion Space shall again be increased as provided in Addendum
                         Section 48.5(g) above and such increase shall be applicable through and including the expiration of the Term of this Lease with respect to such Expansion Space. For purposes of such adjustment on the second CPI Adjustment Date with respect to the Expansion Space, the following shall apply:

                    (aa) The "Base Month" for such Expansion  Space shall be the month preceding the third (3rd) anniversary of such Expansion Space Rent Commencement Date with respect to the Expansion Space; and

                    (bb) The  "CPI  Cap"  shall be seven  and  one-half  percent
                         (7.5%).

               (I) Tenant shall pay additional rent with respect to such Expansion Space on the same basis as Tenant pays additional rent with respect to the balance of the Premises, including a Proportionate Share of Total Operating Expenses and all real property taxes allocable to the Expansion Space.

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                    (iv) In the event that any  Expansion  Space is added to the
                         Premises as provided in this Addendum Section 48.19(b), Landlord shall prepare and Landlord and Tenant shall promptly execute and deliver an amendment to this Lease adding such Expansion Space to the Premises upon the terms and conditions set forth herein.

          (c)  If (x)  Tenant has timely and  properly  exercised  an  Expansion
               Option pursuant to subsection (a) above, and (y) Landlord notifies Tenant that there is no such available Expansion Space of the aggregate approximate size specified by Tenant within the existing buildings of the Center during the applicable Availability Period as provided in clause (ii) of subsection (b)) above, then Tenant nevertheless shall have the option (a "New Building Option") to lease space (the "New Building Space") in a new building(s) (each, a "New Building") to be constructed by Landlord in the Expansion Area (as defined in Addendum Section
               48.1 above) of the Center pursuant to the provisions of this subsection (c). If constructed, the New Building(s) shall be two
               (2) stories in height, shall contain not less than ninety percent (90%) and not more than one hundred ten percent (110%) of the aggregate square feet of Rentable Area specified by Tenant in its exercise of an Expansion Option pursuant to subsection (a) above and shall be of the same type and quality of construction as the other Buildings; provided, however, that, unless otherwise agreed by Landlord and Tenant, in no event shall: (1) Landlord be required to build more than two (2) New Buildings on the Expansion Area; (2) any New Building exceed 50,000 square feet of Rentable Area; and/or (3) the aggregate Rentable Area of the two
               (2) New Buildings on the Expansion Area exceed 90,000 square feet of Rentable Area.

               (i) Subject to clause (ii) below, and provided that (A) Tenant is not in default pursuant to this Lease and (B) the Expansion Area has not already been developed with one or more buildings and leased to another tenant or sold separately from the balance of Landlord's interest in the Center to an unaffiliated third party, then Tenant may exercise the New Building Option by written notice to Landlord given at any time prior to December 31, 2003 and within fifteen (15) days after Landlord notifies Tenant that there is no available Expansion Space meeting Tenant's requirements within the existing buildings of the Center pursuant to subsection (b) above following Tenant's proper and timely exercise of an Expansion Option. If Tenant is not entitled to exercise a New Building Option relating to an applicable Expansion Option, or is entitled to exercise a New Building Option but fails to do so in the manner and within the time period specified in this clause (i), such applicable New Building Option shall lapse and thereafter not be exercisable by Tenant. No lapsing of a New Building Option relating to an applicable Expansion Option shall affect Tenant's right to exercise a future New Building Option relating to any other applicable Expansion Option in accordance with the provisions of this Addendum Section 48.20(c).

               (ii) Notwithstanding  anything to the contrary in this subsection
                    (c), a New Building Option, and Landlord's obligation to construct any New Building, shall be contingent upon the then Tenant pursuant to this Lease having a Standard & Poor's credit rating of at least BBB and Landlord being able to obtain financing as necessary to construct such New Building(s) and associated parking on a non-recourse basis to its partners/members/principals and with a cash capital investment by Landlord not to exceed the lesser of (the "Capital Limitation") (x) twenty percent of all hard and soft costs of such New Building(s) (including all costs to plan, design, obtain approvals and construct the same) and
                    (y) Five Hundred Thousand  Dollars  ($500,000) plus the land

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                    value (assuming the same is  unencumbered)  of the Expansion
                    Area and any additional land required to provide parking for such New Building(s). If Landlord is unable to obtain financing which satisfies the Capital Limitation, Tenant may
                    nevertheless   require   Landlord  to  construct   such  New
                    Building(s) by providing a credit enhancement (including, but not limited to cash, a guaranty, or a letter of credit) as necessary to reduce Landlord's cash capital requirement to be equal to or less than the Capital Limitation. No such credit enhancement shall entitle Tenant to any equity participation in such New Building(s) or the Center. If Tenant is entitled to and exercises an applicable New Building Option, Tenant shall also concurrently with the exercise thereof supply to Landlord documentary evidence as to its then current Standard & Poor's credit rating . If and only if Tenant's credit rating is at least BBB, Landlord and Tenant shall proceed as follows:

                    (A) Landlord shall promptly obtain a bid or estimate from a general contractor selected by Landlord of the total cost of construction of such New Building(s) and all parking required to service the same. A copy of such bid or estimate shall be furnished to Tenant along with an estimate by Landlord of all other hard or soft costs anticipated to be incurred in connection with such New Building(s).

                    (B) Landlord shall submit this Lease and such bid and/or estimate(s) to such lenders as are reasonably selected by Landlord, together with a request for a construction/permanent loan sufficient in amount to construct such New Building(s) and associated parking with respect to such New Building(s) and otherwise meeting the limitations of this clause (ii). Landlord shall diligently pursue such requests. Promptly upon receipt of written responses from such lenders, Landlord shall furnish copies of such responses to Tenant. If no prospective lender reasonably acceptable to Landlord will commit to provide the financing necessary to construct such New Building(s) and associated parking, then Landlord shall have no obligation to construct such New Building(s) as to which such New Building Option has been exercised;
                         provided, however, that if and only if Tenant is entitled to and has exercised a New Building Option and Landlord has notified Tenant on or before March 31, 2003, that no lender reasonably acceptable to Landlord will commit to provide the financing necessary to construct such New Building(s) and associated parking, then by written notice to Landlord given no sooner than 270 days after Landlord has so notified Tenant of its inability to obtain acceptable financing and no later than December 31, 2003, Tenant shall be entitled to require Landlord to re-submit this Lease and the foregoing described bid and/or estimate to such lenders as are again reasonably selected by Landlord in accordance with the provisions of this clause (B). If no such acceptable lender will commit, then Landlord shall have no further obligation to seek available financing for the same and no further obligation to construct the New Building(s) and this Addendum Section 48.20(c) shall be of no further force or effect.

                    (C) If one or more prospective lenders will commit to provide the financing necessary to construct such New Building(s) and associated parking but only upon terms which do not satisfy the limitations set forth in this clause (ii) without credit enhancement(s) Landlord shall request from such lenders information as to what credit enhancement(s) would be required to commit to a financing which would satisfy this clause (ii). Upon receipt of such information, Landlord shall furnish the same to Tenant along with the terms on which such lender(s) will commit to finance the construction of

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                         such New Building(s) and associated parking,  both with
                         and without the credit  enhancement(s).  Within fifteen
                         (15) days after receipt of the information provided for in this clause (C), Tenant shall notify Landlord in
                         writing   whether   Tenant  will   provide  the  credit
                         enhancement(s)   necessary   for   Landlord  to  obtain
                         financing  to  construct  such  New   Building(s)   and
                         associated parking and, if more than one such proposal is presented to Tenant, which proposal Tenant elects to pursue. If Tenant declines to provide the required credit enhancement(s) for all proposals presented by Landlord, or fails to accept the proposal (or one of the proposals) presented by Landlord in the manner and within the time specified herein, the provisions of clause (B) above shall apply. If Tenant timely and properly accepts a proposal presented by Landlord, Landlord and Tenant shall, subject to clause (iii) below, proceed to close such financing, and shall proceed with construction of the New Building(s) and associated parking pursuant to clause (iv) below.

                    (D) If one or more prospective lenders will commit to provide the financing necessary to construct such New Building(s) and associated parking upon terms which satisfy this clause (ii) without credit enhancement(s), Landlord shall furnish copies of such commitments to Tenant along with a notice indicating which (if more than one) commitment Landlord elects to accept. In such event, Landlord shall, subject to clause (iii) below, proceed to close such financing and shall proceed with the construction of the New Building(s) and associated parking pursuant to clause (iv) below.

          (iii) Promptly upon obtaining the requisite financing commitment pursuant to clause (ii) above, and prior to the closing thereof and the commencement of construction, Landlord shall notify
               Tenant in writing of Landlord's good faith estimate of the initial Basic Annual Rent for such New Building Space based upon the formula set forth in subclause (H)(1) of clause (v) below, including a breakdown of the components thereof (the "Estimated Rent"). No such good faith estimate provided by Landlord to Tenant pursuant to this clause (iii) shall, however, be deemed or construed to be (x) a representation or warranty by Landlord as to the actual costs of such New Building(s) or (y) a limit or cap on the final, actual Basic Annual Rent for such New Building Space determined in accordance with the provisions of subclause
               (H)(1) of clause (v) below. Within fifteen (15) days after Tenant's receipt of Landlord's Estimated Rent, Tenant shall by written notice to Landlord either approve or disapprove the same. Any such approval shall be deemed to include Tenant's acknowledgment that the same is subject to change based upon final actual land, construction and financing costs. Failure to approve such Estimated Rent within such fifteen (15) day period shall be deemed disapproval thereof. In the event that Tenant shall disapprove (or shall be deemed to have disapproved) such Estimated Rent, Tenant shall be deemed to have withdrawn its exercise of such applicable New Building(s) Option and Landlord shall have no further obligation to construct any New Building(s) pursuant to such previously exercised New Building Option. If Tenant approves such Estimated Rent within the time and in the manner provided in this clause (iii), the provisions of clause
               (iv) below apply. Notwithstanding anything to the contrary in this Addendum Section 48.20(c), Tenant acknowledges and agrees that Landlord shall have no obligation to expend any out-of-pocket sums to obtain a financing commitment from a lender, including, without limitation, the payment of a commitment fee for the same to and until Tenant has approved the Estimated Rent for the applicable New Building Space.


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          (iv) If Tenant is  entitled  to  exercise  a New  Building  Option and timely and properly does so, subject to clauses (ii) and (iii) above, promptly upon obtaining the requisite financing for the New Building(s) and associated parking, Landlord shall commence and diligently prosecute to completion construction of such New Building(s) and associated parking. In connection with the foregoing, Landlord shall develop a design and a construction schedule for such New Building(s) and shall deliver a copy of the same to Tenant for Tenant's review. Tenant shall not have approval rights over such design and construction schedule, but Landlord shall provide Tenant a reasonable period of time to provide commercially reasonable input and comments to the same. Landlord shall not be required to make any changes to such design and/or construction schedule unless the same are acceptable to Landlord in its sole, but reasonable discretion. In formulating
               such  design  and  construction  schedule,   Landlord  shall  use
               commercially reasonable efforts to provide for an early access period during construction of the New Building(s) for Tenant and its tenant improvements contractor to facilitate occupancy as promptly as practicable following completion thereof to a "warm shell" condition. Scheduling of any such early access by Tenant or its contractor shall be subject to the approval of Landlord to avoid interference with completion of such New Building(s) and associated parking. Notwithstanding anything to the contrary in this subsection (c), if at any time after Tenant is entitled to and exercises a New Building Option pursuant to this subsection
               (c), and prior to commencement of construction of such New Building(s) on the Expansion Area pursuant to this clause (iv), any Expansion Space becomes available as described in subsection
               (b) above, then Landlord may so notify Tenant of the same, including an identification of the available Expansion Space and the Rentable Area thereof. In such event, the provisions of such subsection (b) shall again apply with respect to such Expansion Space and Landlord shall have no further obligation to construct such New Buildings pursuant to this subsection (c); provided, however, that Landlord shall reimburse to Tenant its reasonable out-of-pocket costs incurred in connection with the review and design of tenant improvements for such New Building Space up to an aggregate of $10,000.00. Such reimbursement shall be made by Landlord to Tenant within twenty (20) days after Tenant's delivery to Landlord of reasonable documentary evidence as to such costs.

          (v) Upon delivery, such New Building(s) shall be in a "warm shell" condition. "Warm shell" shall mean such New Building(s) are in a shell condition with the following systems/improvements in place: heating, ventilation and air-conditioning units and main distribution loops, an 800 amp, 277/480 volt electrical panel, governmentally required stair exits, fire-sprinklers and restrooms. Tenant shall lease the entire New Building Space contained in such New Building(s) on the same terms and conditions as the other Buildings, except as follows:

               (A) The "Commencement Date" of this Lease with respect to any New Building Space shall be the date Landlord delivers possession of such New Building Space to Tenant following substantial completion of construction thereof to a "warm shell" condition. From and after the Commencement Date of this Lease with respect to such New Building Space, Tenant shall hold and occupy the New Building Space as part of the Premises upon all of the terms and conditions of this Lease, except as modified by this clause (v) and, except that Tenant shall be required to pay Basic Annual Rent or Tenant's Proportionate Share of Total Operating Expenses or any real property taxes with respect to the New Building Space to and until the applicable New Building Space Rent

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                    Commencement  Date (as  defined  in  Addendum  Section  48.1 above). From and after the applicable New Building Space Rent Commencement Date, Tenant shall observe and perform all of the obligations of the Tenant under this Lease with respect to such New Building Space, including the payment of all Basic Annual Rent, Tenant's Proportionate Share of Total Operating Expenses and all real property taxes with respect to such New Building Space in accordance with the terms hereof.

               (B) The "Term" of this Lease with respect to such New Building Space shall commence upon the applicable Commencement Date with respect thereto and expire the day prior to the tenth
                    (10th) anniversary of such applicable New Building Space Rent Commencement Date, unless the applicable New Building Space Rent Commencement Date is a date other than the first
                    (1st) day of the calendar month, in which case the Term with respect to such applicable New Building Space shall end upon the last day of the month in which the tenth (10th) anniversary of such New Building Space Rent Commencement Date occurs.

               (C) Except for Landlord's obligation to deliver such New Building Space in a "warm shell" condition and to provide such New Building Space Allowance provided in clause (D) below, Landlord shall have no responsibility, either as to performance or payment of costs, to remodel or renovate the New Building Space for Tenant's use. Any such remodel or renovation shall be the sole obligation of Tenant and shall comply with all applicable provisions of this Lease.

               (D) In connection with the initial improvement by Tenant of any New Building Space, Landlord shall provide to Tenant a cash tenant allowance (the "New Building Space Allowance") equal to the lesser of (1) the sum of $20.00 (as such amount shall be adjusted by the percentage increase in the Index (as defined in Addendum Section 48.5(g), but without regard to the "twenty-five (25) times" formula specified therein) published for the month prior to the Commencement Date of this Lease with respect to such New Building Space over the Index published for October 1, 1999, but in no event greater than $25.00), times the Rentable Area of the New Building Space, excluding restrooms, vertical transportation areas and improved common areas as measured and certified in the same manner as the measurement and certification of the HT-B Premises as provided in Addendum Section 48.3 above, or (2) the Aggregate Allowed Costs of Permanent Improvements (as such terms are defined in Addendum Section 48.12(b) above) to such New Building Space included in Tenant's initial improvement work therein performed in accordance with the applicable provisions of this Lease.

                    Landlord shall disburse such New Building Space Allowance to Tenant within twenty (20) days after the last to occur of:
                    (aa) delivery by Tenant of evidence reasonably satisfactory to Landlord that all costs of Tenant's initial approved improvement work therein has been paid in full and no claim of any mechanic or materialmen may become a lien on such New Building Space, (bb) delivery by Tenant of evidence satisfactory to Landlord as to the Aggregate Allowed Costs of Permanent Improvements to such New Building Space included in Tenant's initial approved improvement work with respect thereto, (cc) delivery by Tenant of a copy of a Notice of Completion with respect to such work showing thereon the recording stamp of the Orange County Recorder,
                    (dd) delivery by Tenant to Landlord of a Certificate or Temporary Certificate of Occupancy issued by the City of Costa Mesa with respect to the New Building Space, and (ee) evidence reasonably satisfactory to Landlord that such work is complete and that the punchlist has been completed.

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               (E)  Each New Building  shall be a "Building" for purposes of all provisions of this Lease applicable to such New Building Space.

               (F) Article 2, Sections 48.2, 48.3 (except that the Rentable Area of such New Building and New Building Space shall be measured and certified in the same manner as the measurement and certification of the HT-B Premises), 48.4, 48.5 (except
                    Section 48.5(g)),  48.9(a),  48.11 and 48.12(b), (c) and (d)
                    shall have no application to such New Building Space.

               (G) The Allocated Parking Spaces for such New Building Space shall be equal to four (4) spaces per 1,000 square feet of Rentable Area of the New Space. For purposes of the foregoing, it is acknowledged that any New Building(s) shall be served by surface parking, and shall be designed to park four (4) cars per 1,000 square feet of Rentable Area. All such parking spaces designed and constructed in connection with such New Building(s) shall be deemed Allocated Parking Spaces for such New Building.

               (H) Basic Annual Rent for such New Building Space shall be as follows and shall be paid at the times and in the manner specified in Section 3.1 of this Lease.

                    (1) For the period from the New Building Rent Commencement Date with respect to any such New Building Space through and including the day prior to the third (3rd) anniversary thereof, Basic Annual Rent shall be a flat, fixed amount and shall be the sum of the following four
                         (4) components:

                    (aa) An annual  return of twelve  percent  (12%) on the land value of the Expansion Area (or applicable portion thereof) and any additional land of Landlord required to provide parking for such New Building(s), based upon the square footage of the Expansion Area (or applicable portion thereof) and such additional land, if any, and a land value of $16.00 per square foot; plus

                    (bb) An annual return of twelve  percent (12%) of Landlord's cash equity in such New Building and associated parking facilities; plus

                    (cc) An annual amount equal to Landlord's  cost of financing construction costs for such New Building and associated parking at Landlord's actual loan constant for the borrowed funds, such constant to be based upon an amortization schedule of not more than twenty (20) years; plus

                    (dd) The actual amount of the new Building  Space  Allowance provided by Landlord to Tenant pursuant to clause (D) above, fully amortized over the Term of this Lease with

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

                         respect to the applicable New Building Space and with an annual imputed interest rate on such amount at the rate of ten percent (10%) per annum.

                    As soon as practicable prior to (or following) the applicable New Building Space Rent Commencement Date, Landlord shall provide to Tenant a written notice setting forth in reasonable detail the final, actual components of the initial Basic Annual Rent for the applicable New Building Space; provided, however, that in no event shall such final, actual components include cost overruns incurred by reason of the negligence of Landlord, its architect or contractor. Such notice shall include the square footage of the applicable New Building Space and any additional land of Landlord required to provide parking for the applicable New Building, the amount of Landlord's cash equity in the applicable New Building and associated parking facilities, the amount of Landlord's annual financing costs with respect to construction of the applicable New Building and the parking associated therewith, the total amount of the applicable New Building Space Allowance provided to Tenant and the calculation of the Basic Annual Rent for the applicable New Building Space pursuant to this subclause (I) for the first three (3) years of the Term. Such Basic Annual Rent shall be paid on an absolutely net basis.

                    (2) Commencing upon the third (3rd) anniversary of the New Building Rent Commencement Date with respect to such applicable New Building Space (the first "CPI Adjustment Date"), the Basic Annual Rent for the New Building Space shall be increased as provided in Addendum Section 48.5(g) above and such increase shall be applicable through and including the day prior to the sixth (6th) anniversary of such New Building Rent Commencement Date with respect to such New Building Space. For purposes of such adjustment on the first CPI Adjustment Date with respect to such New Building Space, the following shall apply:

                    (aa) The "Base Month" for such New  Building  Space shall be the month prior to such New Building Space Rent Commencement Date; and

                    (bb) The "CPI Cap" shall be six percent (6%).

                    (3) Commencing upon the sixth (6th) anniversary of the New Building Rent Commencement Date with respect to such New Building Space (the second "CPI Adjustment Date"), the Basic Annual Rent for such New Building Space shall again be increased as provided in Addendum Section 48.5(g) above and such increase shall be applicable through and including the expiration of the Term of this Lease with respect to such New Building Space. For purposes of such adjustment on the second CPI Adjustment Date with respect to such New Building Space, the following shall apply:

                    (aa) The "Base Month" for such New  Building  Space shall be the month preceding the third (3rd) anniversary of the New Building Rent Commencement Date with respect to such New Building Space; and

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

                    (bb) The  "CPI  Cap"  shall be seven  and  one-half  percent
                         (7.5%).

               (I) Tenant shall pay additional rent with respect to such New Building Space on the same basis and at the same times as Tenant pays additional rent with respect to the balance of the Premises, including a Proportionate Share of Total Operating Expenses and all real property taxes allocable to such New Building Space.

          (vi) In the event that such New Building Space is added to the Premises as provided in this Addendum Section 48.20(c), Landlord shall prepare and Landlord and Tenant shall promptly execute and deliver an amendment to this Lease adding such New Building Space to the Premises upon the terms and conditions set forth herein.

          (vii)Each New Building Option is personal to Tenant and any assignee of Tenant permitted without the prior written consent of Landlord pursuant to the terms of this Lease and shall be exercisable only by Tenant or such assignee of Tenant permitted without the prior written consent of Landlord.

48.21  Submission to Arbitration

     (a) Except as provided in subsection (b) below, any controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort or statute, shall be determined by final and binding arbitration conducted before a single arbitrator at a location determined by the arbitrator in Orange County, California and administered by JAMS/ENDISPUTE, INC. ("JAMS"), or if JAMS shall not then exist, such other organization as to which Landlord and Tenant agree. If Landlord and Tenant are unable to so agree within fifteen (15) days after the dispute arises, the organization shall be selected by the presiding judge of the Orange County Superior Court or his or her designee upon application by any party to the dispute. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

     (b)  The provisions of this Addendum Section 48.21 shall not apply to:

          (i) Any unlawful detainer action instituted by Landlord as the result of a default or alleged default by Tenant pursuant to this Lease.

          (ii) Any specific controversy, dispute, question or issue as to which this Lease specifically provides another method of determining such controversy, dispute, question or issue and provides that a determination pursuant to such method is final and binding, unless both Landlord and Tenant agree in writing to waive such procedure and to proceed instead pursuant to this Addendum
               Section 48.21.

          (iii)Any request or application to any state or federal court having jurisdiction thereof for an order or decree granting any provisional or ancillary remedy (such as a temporary restraining order or injunction) in aid of or with respect to any right or obligation of either party to this Lease, and any preliminary determination of the underlying controversy, dispute, question or issue as is required to determine whether or not to grant the relief requested or applied for. A final and binding determination of such underlying controversy, dispute, question or issue shall be made by an arbitration conducted pursuant to this Section after an appropriate transfer or reference to JAMS upon motion or application of either party hereto. Any ancillary or provisional relief which is granted pursuant to this clause
               (iii) shall continue in effect pending an arbitration determination and entry of judgment thereon pursuant to this Section.

          (iv) Exercise of any remedies to enforce any judgment entered based upon a determination made by arbitration pursuant to this Addendum Section 48.21.

     (c) Any arbitration pursuant to this Section shall be conducted in accordance with the streamlined Arbitration Rules and Procedures of JAMS (the "Rules"), regardless of the amount in dispute, except that, whether or not such Rules so provide:

          (i) There shall be a pre-hearing conference prior to the arbitration hearing to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues to be arbitrated.

          (ii) Discovery shall be limited to that permitted by the Rules, and "good cause" where a condition to discovery shall be strictly construed.

          (iii)All motions shall be in letter form and hearings thereon shall be by conference telephone calls unless the arbitrator orders otherwise.

          (iv) Hearings shall require only twenty (20) days prior written notice.

          (v) All notices in connection with any arbitration may be served in any manner permitted by Article 35 of this Lease.

          (vi) Fees and costs paid or payable to JAMS shall be included in "reasonable expenses" for purposes of Article 23 of this Lease. The arbitrator shall specifically have the power to award to the prevailing party such party's reasonable expenses incurred in such proceeding, except as otherwise provided in subsection (d) below. Reasonable expenses shall include attorneys' fees and fees and costs paid or payable to JAMS.

          (vii)The selection of the arbitrator shall be in accordance with the then existing Rules of JAMS, provided that Landlord and Tenant may agree to extend the period of time by which an arbitrator must be selected by them. In the event that the parties are unable to agree upon an arbitrator within thirty (30) days after submission of a matter to arbitration, the arbitrator shall be appointed by the administrator of the Orange County office of JAMS or its successor, if any, as provided in the Rules.

          (viii) The arbitration award shall include findings of fact and conclusions of law and shall not be limited as to amount.

     (d) As soon as practicable after selection of the arbitrator, the arbitrator or his or her designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator and shall deliver a statement to each party setting forth that party's pro rata share of such fees and costs. Each party shall deposit its pro rata share of such fees and costs with the arbitrator within ten
          (10) days after receipt of such statement. If either party fails to make a required deposit hereunder, the other party may make such deposit on behalf of the defaulting party and the amount of such deposit, plus interest thereon at the rate determined pursuant to
          Article 34 of this Lease shall be awarded against the defaulting party by the arbitrator in making any final arbitration award without regard to whether the defaulting party is the prevailing party in the arbitration pursuant to this Section. In addition, if Tenant fails to make a required deposit hereunder, Landlord may make such deposit on behalf of Tenant and the amount of such deposit, plus interest thereon at the rate determined pursuant to such Article 34 from date of deposit to date of repayment, shall be additional rent pursuant to this Lease payable by Tenant within ten (10) days after Tenant's receipt of Landlord's invoice therefor.

     (e) The arbitrator shall have no authority or power to award any party any exemplary or punitive damages.

     (f) Any guaranty of the tenant's obligations pursuant to this Lease, whether provided at the execution of this Lease or thereafter, shall be subject to the provisions of this Addendum to Section 48.21, whether or not expressly so stated therein.

                       DEPICTION OF PREMISES AND BUILDINGS


























































                                   EXHIBIT "A"

                  PAYMENT AND ADJUSTMENT OF OPERATING EXPENSES


"Total Operating  Expenses"  means,  with respect to each lease year, the sum of
(1) Landlord's Building Operating Expenses for such lease year and (2) the Building Share of all Common Facilities Expenses for such lease year. The definitions, method of proration and method of adjustment of these expenses are as set forth in this Exhibit "B".

1. As used in this Exhibit "B", the following terms have the following meanings:

     (a) "Building Operating Expenses" means the aggregate expenses incurred by Landlord in the management, operation, maintenance and repair of the Building, all determined in accordance with sound management principles and generally accepted accounting practice on an accrual basis and the cost, as reasonably amortized by Landlord, with interest at the rate per annum determined pursuant to Article 34 on the unamortized amount, of any capital improvements made after the Commencement Date which reduce other items of Building Operating Expenses, in an amount not to exceed such reduction for the relevant year. Building Operating Expenses shall include, but not be limited to:

          (i) Wages, salaries, related fringe benefits, all employer taxes and insurance of all on-site employees engaged by Landlord in the operation and maintenance of the Building;

          (ii) All supplies, materials and utilities used by Landlord in operation and maintenance of the Building;

          (iii)Cost of replacement of equipment and all maintenance and service agreements on equipment located in or used to maintain the Building;

          (iv) Cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith;

          (v)  Cost of repairs and general maintenance of the Building;

          (vi) Cost of all accounting, legal and other professional fees incurred in connection with the operation of the Building; and

          (vii)An amount equal to ten percent (10%) of all such costs and expenses to cover Landlord's overhead and administrative expenses with respect to the Building.

     (b) "Common Facilities" means all areas (and all improvements thereon) within the exterior boundaries of the Center which (i) are not now or hereafter held for exclusive use by Tenant, or any other tenant of the Center and (ii) are made available for the common use of Landlord, Tenant and other occupants and their respective employees and invitees in or around the Center. Common Facilities shall include, without limiting the generality of the foregoing, all parking areas, entrances, exits, landscaped and planted areas, retaining walls, irrigation systems and controllers, drains, sewers, lighting fixtures, wiring, electrical panels and automatic control systems, driveways, delivery passages, loading docks, sidewalks, stairways, ramps, open and enclosed courts and malls, central identification signs and structures designed for the use of all owners, occupants, employees

                               EXHIBIT "B" PAGE 1
          and invitees and shall include any "greenbelt" or set back areas maintained by Landlord on any parcel leased for the exclusive use of a tenant. Common Facilities shall not include lobbies or other common areas within any building which is leased to one or more tenants but shall include any legal parcel which constitutes a portion of the Center and on which no buildings have been or may be constructed for occupancy.

     (c) "Common Facilities Expenses" means the aggregate expenses incurred by Landlord in the management, operation, maintenance and repair of the Common Facilities, all determined in accordance with sound management principles and generally accepted accounting practice on an accrual basis and the cost, as reasonably amortized by Landlord, with interest at the rate per annum determined pursuant to Article 34 on the unamortized amount, of any capital improvements to the Common Facilities made after the Commencement Date which reduce other items of Common Facilities Expenses, but in an amount not to exceed such reduction for the relevant lease year. Common Facilities Expenses shall include, but not be limited to:

          (i) Expenses of the types specified in subparagraph (a) above but applicable to the Common Facilities;

          (ii) Real property taxes as defined in Article 7 and all other taxes with respect to the Common Facilities;

          (iii)Repaving, resurfacing, painting and striping, sweeping, trash removal and security with respect to the Common Facilities;

          (iv) Advertising and similar expenses for the general promotion of the Center (but not including any advertising expenses incurred to procure tenants for vacant space); and

          (v) An amount equal to ten percent (10%) of all such costs and expenses to cover Landlord's overhead and administrative expenses with respect to the Common Facilities.

2.   For the purposes of this Exhibit "B", the following shall pertain:

     (a) Neither Building Operating Expenses nor Common Facilities Expenses shall include the initial cost of construction of the Buildings or Common Facilities, respectively (or any improvements thereto).

     (b) Neither Building Operating Expenses nor Common Facilities Expenses shall include expenses for which Landlord is indemnified (either by an insurer, condemnor, tenant or otherwise); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses, and expenses of renovating space for tenants); rental under any ground or underlying lease or leases; wages, salaries or other compensation paid to any executive employees above the grade of property manager; or the cost of any work or service performed for or facilities furnished to a tenant at the tenant's cost.

     (c) If any real property tax or other item of expense shall relate partly to any building occupied by one or more tenants in the Center and partly to the Common Facilities, such item of expense shall be allocated as between such building, on the one hand, and the Common

                               EXHIBIT "B" PAGE 2

          Facilities, on the other hand, on such basis as Landlord determines to be reasonable under the circumstances.

     (d) Tenant's Allocated Parking Spaces as set forth in the applicable Basic Lease Provision are those parking spaces allocated to Tenant and located within the Common Facilities. Subject to Article 44 of this Lease and Addendum Section 48.14, Allocated Parking Spaces for Tenant and for other tenants of the Building shall be as determined or redetermined from time to time by Landlord.

     (e) Building Operating Expenses for any year shall be extrapolated to reflect ninety-five percent (95%) occupancy of the Rentable Area of the Building, a full year of operation and a full year of occupancy by Tenant.

3.   Method of Proration

     (a) The "Building Share of Common Facilities Expenses" means that portion of the total Common Facilities Expenses for any lease year determined by multiplying such total by a percentage determined by dividing the Building's Allocated Parking Spaces by the total number of parking spaces in the Center of tenants who contribute to Common Facilities Expenses. It is understood and acknowledged that currently there are a total of 2,403 spaces in the Center with respect to tenants who contribute to Common Facilities Expenses and that such number represents less than all of the parking spaces in the Center. Landlord represents and warrants to Tenant that all tenants with Allocated Parking Spaces in the Center who do not contribute to Common Facilities Expenses either (i) maintain and operate their own parking spaces, including direct payment of real estate taxes and other expenses of maintaining and operating such parking spaces or (ii) pay rent to Landlord on a so-called "gross" basis which includes an allocated portion of the expenses of operating and maintaining such Allocated Parking Spaces for such tenants, which such allocated portion of the expenses is applied by Landlord to expenses of operating and maintaining the parking spaces in the Center. During the term of this Lease, all leases of spaces in the Center shall provide either that (1) the tenants pursuant to such leases shall pay a Proportionate Share of Common Facilities Expenses for the Center determined in a manner as provided in this subsection (a) or (2) such tenants shall pay, directly or indirectly, the expenses of maintaining and operating their Allocated Parking Spaces in one of the manners provided in clauses (i) and (ii) of this subsection (a).

     (b) "Tenant's Proportionate Share" is the Rentable Area of the Premises divided by the total Rentable Area of the Building for the same lease year.

4.   Method of Adjustment.

For each lease year, including the lease year in which the Commencement Date occurs, Tenant shall pay Tenant's Proportionate Share of the Total Operating Expenses as follows:

     (a) During the first lease year, Tenant shall pay, in equal monthly installments in advance, on account of Tenant's Proportionate Share of Total Operating Expenses, that amount set forth in the applicable Basic Lease Provision.

                               EXHIBIT "B" PAGE 3

     (b) Prior to the commencement of each lease year subsequent to the first lease year, Landlord shall provide to Tenant a written estimate of Total Operating Expenses for such lease year and Tenant's Proportionate Share thereof. Tenant shall pay during such lease year, in equal monthly installments in advance along with its monthly installments of basic rent pursuant to Article 3, the amount set forth on such written estimate.

     (c) Within one hundred twenty (120) days after the end of each lease year, including the first lease year, Landlord shall provide to Tenant a statement in reasonable detail showing actual Total Operating Expenses for such lease year and Tenan's Proportionate Share thereof. If the amount shown on such statement exceeds the estimated amount previously paid by Tenant with respect to such lease year, then Tenant shall pay such excess to Landlord within thirty (30) days after receipt of such statement. If the amount shown on such statement is less than the estimated amount previously paid by Tenant with respect to such lease year, such overpayment shall be credited by Landlord against the next amounts due from Tenant pursuant to this Lease. Any overpayment by Tenant with respect to the last lease year of the term shall be offset against any other amounts due from Tenant pursuant to this Lease and the balance shall be refunded to Tenant without interest along with Landlord's statement pursuant to this subparagraph (c).

     (d) Any Total Operating Expenses for any partial lease year during the term shall be apportioned so that Tenant shall pay its Proportionate Share of only that portion of the Total Operating Expenses for such year as falls within the term. This provision shall survive the expiration or earlier termination of the term.

     (e) If any special assessment is included as part of real property taxes and such assessment may be paid in installments, Tenant shall be obligated to pay only Tenant's Proportionate Share of the installments falling within the term whether or not Landlord pays such assessment in installments.

                               EXHIBIT "B" PAGE 4

                              HARBOR GATEWAY CENTER

                              RULES AND REGULATIONS


The Premises are located within and constitute a part of an integrated, multi-use planned development being developed by Landlord as a high-quality business center. Consistent with such development, Landlord has adopted the following Rules and Regulations to preserve the high quality of the development and retains certain rights of approval, in its sole discretion, to preserve the aesthetic appearance, quality and value of the Center as a whole.

1. Each tenant shall take all actions necessary to preserve the external appearance of his premises in a neat, clean and orderly condition and to prevent his operations from interfering with the use by other Center occupants of their respective premises. By way of illustration but not limitation of the foregoing:

     (a) Sidewalks, passages, paths, courts, and stairways exterior to any Premises shall not be obstructed or used other than for ingress and egress. All tenant vehicles and property shall be located within a building or within an approved exterior structure. No unauthorized tenant and no employees, agents or invitees of any tenant shall go upon the roof of any building without approval.

     (b) No trash shall be allowed to accumulate outside of a building, except in approved receptacles or screened enclosures.

     (c) No awnings or other projections shall be attached to the outside walls of any building without approval and no curtains, blinds, shades or screens shall be attached to or hung in any window or door of any premises without approval. All electrical ceiling fixtures hung along any perimeter of any premises bordered by windows must be fluorescent and of an approved quality, type, design and bulb color.

     (d) No sign, advertisement or notice shall be exhibited, painted or affixed on any part of, or so as to be seen from the outside of, any premises without approval.

     (e) Premises features which reflect or admit light and air shall not be covered or obstructed in any way.

     (f) No tenant shall mark, paint, drill into, or in any way deface any exterior part of any building.

     (g) No bicycles, motorbikes, mopeds, motor scooters, or motorcycles shall be stored outside of any building except in approved racks or other facilities.

     (h) No tenant shall permit any unusual or objectionable odor to permeate from any building or permit any noises which disturb or interfere with occupants of neighboring buildings or those having business with them whether from machinery, musical instruments, radios, photographs or other sources. No tenant shall throw anything out of doors, windows or skylights. No tenant shall perform any work activity out of doors. No tenant shall cook or otherwise prepare food out of doors.

                               EXHIBIT "C" PAGE 1

     (i) All machinery which generates noise and/or vibrations shall be placed in approved settings to avoid damage to premises and creation of noise and vibrations in areas outside of premises.

     (j) All electric carts and other vehicles used on the Premises or in the Common Areas which are not designed for ordinary use on public streets and highways must be approved by Landlord. Landlord may condition its approval as it deems appropriate, and may in any case require that such vehicles be white and that they be supplied by Taylor-Dunn Manufacturing Company. Such vehicles are subject to all rules pertaining to auto safety contained herein or in any deed restrictions or easement agreements applicable to the Premises or pursuant to governmental regulation. All approvals required shall be by Landlord, must be in advance in writing and shall include appearance, location, quality, style and such other factors as Landlord deems relevant. No requirement of Landlord shall be held to be unreasonable or unenforceable because materials, methods of application or other requirements selected by Landlord may be more expensive or more onerous than alternative materials or methods of application which may be available to achieve the same objectives. Upon any violation of the foregoing provisions, Landlord may, if Tenant shall fail to do so within three (3) days after written notice from Landlord, remove any offending item without any liability, and may charge the expense incurred in removal (including the repair of any damage to any Premises caused thereby) to the tenant violating this rule.

2. No flammable, combustible, explosive, caustic or poisonous fluids, chemicals or other substances shall be discarded in Center trash receptacles or enclosures or dumped into Center sewer or drain systems. All operations which emit gases, dust, smoke, particulates and other noxious substances shall be hooded, ventilated or otherwise conducted to prevent the escape of such substances from the building. Washing, draining, spraying and other operations involving use of any liquid shall be conducted to prevent runoff outside of any building and oozing or seepage into other portions of the Center.

3. Each tenant shall obtain at its own expense and keep in its premises in a reasonably accessible place at least one ABC-type fire extinguisher in working condition.

4. Landlord reserves the right to prohibit or impose conditions upon the installation in any premises of heavy objects which might overload the premises floors.

5. Except as provided in this paragraph, canvassing, soliciting, peddling or selling products or services to tenants, their employees or visitors are expressly prohibited and each tenant shall cooperate with Landlord to prevent such practices. Tenants shall purchase spring water, ice, soft drinks, catering services, foodstuffs, janitorial services or maintenance services and other like products or services only from company(ies) or person(s) that comply with rules and regulations imposed by Landlord, including insurance requirements, reasonable fees, solicitation prohibitions, time, location and frequency limitations and equipment restrictions. Within ten (10) days after written request by Landlord, each tenant shall notify Landlord in writing of the names of those vendors providing goods and services to such tenant at its premises. Landlord shall not have a right of approval of such vendors but may exclude a particular company or person entirely and may exclude any person who appears to be intoxicated, under the influence of drugs or liquor or who violates these Rules.

                               EXHIBIT "C" PAGE 2

6. Landlord may prohibit advertising by any tenant which, in Landlord's opinion, impairs the reputation of the Center, and upon written notice from Landlord any tenant shall discontinue such advertising.

7.   Employees of Landlord  shall not perform any work outside of their  regular
     duties  except under special  instructions  from  Landlord.   Landlord will
     under no circumstances open any building for any tenant or its employees.

8. Water and wash closets, plumbing fixtures, mirrors and partitions shall not be used for any purpose other than those for which constructed. No sweepings, rubbish, rags or other substances shall be thrown therein. All expenses of repair or replacement resulting from misuse shall be borne by the tenant who causes the same.

9. No boring, cutting, stringing of wires, laying of linoleum or other similar floor coverings, or hanging of any objects or items from the ceiling or roof shall be permitted, except with the prior written consent of Landlord, and then only as Landlord may direct. The location of exterior telephone boxes, call boxes and other equipment affixed to any premises shall be subject to Landlord's approval. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced into any premises.

10. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord and all installations shall be as directed by Landlord.

11. In the event that any tenant shall change any lock or install any new lock on any exterior or interior door to or within his premises, such tenant shall immediately deliver a key to each such lock to Landlord. Landlord shall use such keys only for emergency entries and for such other purposes as are permitted by these Rules and Regulations and such tenant's lease.

12. A copy of these Rules and Regulations shall be attached to and form a part of each tenant lease in the Center. Landlord is not responsible to any person for non-observance or violation of these Rules by any tenant or other person. Each tenant is responsible for any loss or damage occasioned by any violation of these Rules by such tenant or by any employee, agent, visitor or invitee of such tenant.

13. No waiver of any Rule by Landlord shall be effective unless in a writing signed by Landlord. Landlord may amend these Rules from time to time when desirable in Landlord's judgment to preserve good order in the Center, for the convenience of tenants or visitors of the Center or to comply with any law or regulation now or hereafter in effect. Any amendment to these Rules shall be effective and binding upon each tenant upon delivery to such tenant of a copy thereof.

                               EXHIBIT "C" PAGE 3

                                   WORK LETTER

In connection with the Lease to which this work letter is attached, Landlord and Tenant agree as follows:

1. The purpose of this work letter is to set forth the agreements of Landlord and Tenant covering construction of certain interior improvements to the Premises.

2. Landlord and Tenant acknowledge that Landlord has previously completed interior improvements to the Premises. Landlord shall have no responsibility, either as to performance or payment of costs, for any additional improvements to the Premises, except as otherwise expressly set forth in this Lease. Except as otherwise expressly set forth in this Lease, Tenant takes the Premises "AS IS" and any additional improvements to the Premises shall be the responsibility of Tenant and shall be subject to approval and performance in accordance with the provisions of the Lease and this work letter. In addition, Tenant shall:

     (a) Acquire Tenant's sign from Landlord's designated sign contractor at Tenant's cost as described more fully in Exhibit "E" to this Lease.

     (b) Arrange for all utilities services with the companies supplying the same, including making all service deposits, arranging for all utilities to be turned on and arranging for installation of all telephones and telephone equipment in the Premises necessary to the conduct of Tenant's business.

     (c) Provide such interior window coverings as may be required by Tenant, which window coverings shall be window blinds meeting Landlord's building standard specifications; and

     (d) Obtain, deliver and install all necessary and desired furniture, business equipment and machinery, artwork and other similar items.

3. If any alterations, additions or improvements are installed by Tenant, whether with respect to initial construction or later during the term of the Lease, such work shall be completed by Tenant in compliance with the following:

     (a)  All such work shall be completed at Tenant's sole cost and expense.

     (b) No such work shall proceed without Landlord's prior written approval of (i) a certificate of insurance evidencing the insurance required to be carried by Tenant under Section 15.1 of the Lease, endorsed to show Landlord as an additional insured, (ii) detailed plans and specifications for such work completed by a certified architect approved by Landlord, and (iii) the licensed (in the State of California), bonded contractor to perform such work.

     (c) If requested by Landlord, no such work shall proceed until Tenant shall have procured for Landlord, at Tenant's sole cost, a lien and completion bond in an amount equal to one and one-half times the estimated cost of the work to insure Landlord against liability for liens and to insure completion of the work; provided, however, that so long as FileNET Corporation or an assignee permitted without the consent of Landlord is the tenant under this Lease, Landlord shall not require a lien and completion bond pursuant to this paragraph.

                               EXHIBIT "D" PAGE 1

     (d) All such work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before the work is commenced, and any work not acceptable to any governmental agency or department with jurisdiction, or not reasonably satisfactory to Landlord, shall be promptly replaced at Tenant's expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor.

     (e) Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty work done by Tenant or by reason of delays caused by such work, or by reason of inadequate cleanup.

     (f) Tenant, at Tenant's cost, shall prepare or cause to be prepared and shall deliver to Landlord within thirty (30) days after completion of such work a detailed set of "as-built" plans and specifications reflecting the alterations, additions or improvements to the Premises installed by Tenant. For purposes of this paragraph, an approved set of working drawings marked to show "as-built" conditions shall satisfy the requirement to deliver "as-built" plans and specifications pursuant to this paragraph.

     4. Except as otherwise expressly set forth in this Lease, there shall be no delay or extension of the Commencement Date and Expiration Date of the Lease on account of any delay in performance or completion by Tenant of (i) any additional works of improvement in or to the
          Premises or (ii) any of the specific matters which are the responsibility of Tenant pursuant to paragraph 2 of this work letter.

     5. All costs payable by Tenant pursuant to paragraph 3(e) above shall be additional rent payable by Tenant pursuant to this Lease. All such additional rent shall be paid within five (5) business days after Tenant's receipt of Landlord's invoice for such additional rent.

     6. Except as expressly set forth in this Lease to the contrary, Landlord's prior written approval is required for all improvements to the Premises and all changes, additions and deletions thereto, whether designed by Landlord or Tenant.

                               EXHIBIT "D" PAGE 2

                         TENANT SIGN PROGRAM -- CRITERIA
                       RESEARCH AND DEVELOPMENT BUILDINGS

(i)  Purpose

The purpose of this Criteria is to insure a continuity in Graphic Elements throughout Harbor Gateway Business Center.

It is the intent of this Criteria to provide individual tenants maximum signing exposure, without visual clutter and in a manner that will enhance the overall image of the Center. It is not the intent of this Criteria to limit individual identity or corporate expression.

(ii) General Conditions

     1. Each tenant is responsible for providing his own sign at his own expense. Tenant to submit to the owner, for approval, two drawings to scale showing graphic layout and copy.

     2. Each tenant is also responsible for obtaining all required building permits and approvals from the City of Costa Mesa for any sign proposed. The Center sign Program has been preapproved by the City and the sign contractor will assist in this matter. (Tenant any receive assistance for any matter relating to signing from the designated sign contractor).

     3. These criteria will be strictly enforced and any sign not conforming will be brought into conformance or removed at the expense of the tenant.

     4. All signs and their installations must comply with all applicable local building codes.

     5. No additional advertisement or temporary banners, flags, painted window glass, or similar devices are permitted in the Center unless provided herein.

     6.   No animated, flashing or audible signs will be allowed.

     7. In the event that a tenant should terminate his occupancy he may remove the metal insert portion of his sign, (that portion which contains his personal graphics), however the wood portion of the sign is to remain in place and is considered a part of the building.

(iii) Designated Sign Contractor

In order to implement all signing (primary and secondary) throughout the Center, to minimize the cost to the tenant of completing the signing, and to ensure safe and quality workmanship and materials, Graphical Design has been selected as the graphic design consultant and sign contractor for the Center. Such firm is located at:

                               EXHIBIT "E" PAGE 1

                  Graphical Design
                  17851 Sky Park Circle
                  Suite A
                  Irvine, CA 92714

Its telephone number is: (949) 250-7120. All signs must be prepared and installed by that company unless otherwise authorized by Landlord. The sign company will be responsible to provide a written cost estimate for approval by each Tenant. The Landlord will have no responsibility to obtain any cost estimate for a Tenant and shall not be responsible for any estimate obtained by any Tenant.

(iv) Approvals

Every tenant sign must be submitted to Landlord for approval. The drawings to be submitted must clearly indicate sign size, letter size, color, construction material, location and sign message. Written approval must be obtained before fabrication and installation of any sign.

(v)  Tenant Sign Specification, Page 3.*

(vi) Typical Sign Location, Page 4.*

(vii) Secondary (Window) Signage, Page 5.*

*All dimensions set forth are maximum sizes permitted.

                               EXHIBIT "E" PAGE 2

                                TABLE OF CONTENTS

Article                                                                     Page

Article 1.  PREMISES  (See Addendum Section 48.1)..............................1
Article 2.  TERM  (See Addendum Sections 48.1, 48.3 and 48.4)..................1
Article 3.  RENT  (See Addendum Section 48.5)..................................1
Article 4.  COMMON FACILITIES EXPENSES  (See Addendum Section 48.6)............2
Article 5.  SECURITY DEPOSIT  (See Addendum Section 48.7)......................2
Article 6.  UTILITIES..........................................................2
Article 7.  PAYMENT OF TAXES...................................................3
Article 8.  MAINTENANCE AND REPAIR  (See Addendum Section 48.8)................5
Article 9.  ALTERATIONS AND FIXTURES  (See Addendum Section 48.8)..............6
Article 10. USE OF PREMISES; HAZARDOUS MATERIALS  (See Addendum Section 48.9)..8
Article 11. ACCEPTANCE OF PREMISES............................................11
Article 12. LIENS.............................................................11
Article 13. ENTRY AND INSPECTION..............................................11
Article 14. ASSIGNMENT AND SUBLETTING.........................................12
Article 15. INSURANCE PROVISIONS..............................................15
Article 16. TRANSFER OF LANDLORD'S INTEREST...................................19
Article 17. DAMAGE OR DESTRUCTION.............................................19
Article 18. EMINENT DOMAIN....................................................20
Article 19. DEFAULTS..........................................................21
Article 20. REMEDIES..........................................................22
Article 21. DEFAULT BY LANDLORD...............................................23
Article 22. SURRENDER OF PREMISES; REMOVAL OF PROPERTY........................24
Article 23. COSTS OF SUIT.....................................................24
Article 24. WAIVER............................................................25
Article 25. HOLDING OVER  (See Addendum Section 48.10)........................25
Article 26. SUBORDINATION  (See Addendum Section 48.11).......................26
Article 27. RULES AND REGULATIONS.............................................26
Article 28. CERTAIN DEFINED TERMS  (See Addendum Section 48.1)................26
Article 29. SUCCESSORS AND ASSIGNS............................................27
Article 30. TIME OF ESSENCE...................................................27
Article 31. ENTIRE AGREEMENT..................................................27
Article 32. WORK LETTER  (See Addendum Section 48.12).........................27
Article 33. RIGHT OF LANDLORD TO PERFORM......................................27
Article 34. LATE CHARGE AND INTEREST ON TENANT'S OBLIGATIONS..................28
Article 35. PAYMENTS AND NOTICES..............................................28
Article 36. ESTOPPEL CERTIFICATES.............................................28
Article 37. CENTER NAME AND ADDRESS...........................................29
Article 38. BROKERS  (See Addendum Section 48.13).............................29
Article 39. NON-DISCLOSURE OF LEASE TERMS.....................................29
Article 40. TENANT'S AUTHORITY................................................29
Article 41. NO OFFER; APPROVAL BY LENDER......................................30
Article 42. INABILITY TO PERFORM..............................................30
Article 43. COMMON FACILITIES  (See Addendum Section 48.14)...................30
Article 44. PARKING FACILITIES  (See Addendum Section 48.15)..................32

Article 45. TRAFFIC AND ENERGY MANAGEMENT.....................................33
Article 46. SIGNS  (See Addendum Section 48.16)...............................34
Article 47. MISCELLANEOUS.....................................................34
Article 48. ADDENDUM..........................................................36
        48.1     Certain Other Defined Terms..................................30
        48.2     Termination of Old Leases....................................34
        48.3     Commencement Dates; HT-B Premises Rent Commencement Date;
                 and Initial Term.............................................34
        48.4     Additional Term(s)/Option to Terminate Early Termination
                 Premises/HT-14 Premises Termination Date.....................35
        48.5     Basic Annual Rent............................................41
        48.6     Common Facilities Expenses...................................45
        48.7     Security Deposit/Letter of Credit............................47
        48.8     Maintenance and Repair/Alterations...........................47
        48.9     Hazardous Materials..........................................49
        48.10    Holding Over.................................................49
        48.11    Non-Disturbance and Attornment Agreement.....................50
        48.12    Improvement of Certain Premises/Allowances...................50
        48.13    Brokers......................................................54
        48.14    Declaration..................................................55
        48.15    Parking......................................................55
        48.16    Signage......................................................55
        48.17    Tenant Not Occupying Entire Building.........................56
        48.18    Security Measures............................................57
        48.19    Right of First Negotiation...................................57
        48.20    Expansion Rights.............................................59
        48.21    Submission to Artibration....................................68


                                TABLE OF EXHIBITS

EXHIBIT "A"....... DEPICTION OF PREMISES AND BUILDINGS
EXHIBIT "B"....... PAYMENT AND ADJUSTMENT OF OPERATING EXPENSES
EXHIBIT "C"....... RULES AND REGULATIONS
EXHIBIT "D"....... WORK LETTER
EXHIBIT "E"....... TENANT SIGN PROGRAM -- CRITERIA RESEARCH AND DEVELOPMENT
                   BUILDINGS
EXHIBIT "F"....... MEMORANDUM RE HVAC REPORT FOR HT-B PREMISES
EXHIBIT "G"....... SOUTH COAST METRO, IRVINE BUSINESS CENTER, IRVINE SPECTRUM
                   AND SOUTH ORANGE COUNTY MARKET AREAS
EXHIBIT "H"....... FORM OF APPROVED SUBORDINATION, NON-DISTURBANCE AND
                   ATTORNMENT AGREEMENT

                                       iv